As filed with the Securities and Exchange Commission on December 23, 2025

1940 Act File No. 811-23938

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 2	[X]

Partners Group

Next Generation Infrastructure, LLC

(Exact Name of Registrant as Specified in Charter)

c/o Partners Group (USA) Inc.

1114 Avenue of the Americas, 37th Floor

New York, NY 10036

(Address of Principal Executive Offices)

(877) 748-7209

(Registrant’s Telephone Number)

Robert Collins
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
(Name and Address of Agent for Service)

Copy to:

Clifford R. Cone, Esq. Vadim Avdeychik, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 212-878-8000	Joshua B. Deringer, Esq. Joshua M. Lindauer, Esq. Faegre Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996 215-988-2700

Check each box that appropriately characterizes the Registrant:

[X]	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
[ ]	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
[ ]	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
[ ]	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
[ ]	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
[ ]	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).
[ ]	If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
[ ]	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

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CONFIDENTIAL & TRADE SECRET

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Partners Group Next Generation Infrastructure, LLC

December 2025

PARTNERS GROUP

Built Differently to **Build Differently**

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Partners Group Next Generation Infrastructure, LLC

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

December 2025

Partners Group Next Generation Infrastructure, LLC (the “Fund”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Fund operates under an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) dated November 30, 2023. Partners Group (USA) Inc. serves as the investment adviser (the “Adviser”) of the Fund. The Adviser is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended.

The Fund’s investment objective is to seek attractive risk-adjusted returns on a portfolio of global infrastructure investments. Under normal market conditions, the Fund will invest at least 80% of its net assets, plus borrowings for investment purposes, in securities issued by infrastructure businesses, infrastructure-related pooled investment vehicles and/or infrastructure-related private equity investments. The Fund cannot guarantee that its investment objective will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful. Investing in the Fund involves a high degree of risk. See “General risks,” “Investment related risks,” “Business and structure related risks,” “Management related risks,” “Special risks pertaining to infrastructure investments,” “Special risks pertaining to investments in Portfolio Funds,” “Risks specific to secondary investments,” “Conflicts of Interest” and “Limits of risk disclosure.”

The Fund is offering units of limited liability company interests (“Units”) pursuant to this confidential private placement memorandum (“Memorandum”) in a private placement of its securities exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This Memorandum applies to the offering of four separate classes of Units in the Fund, designated as Class A, Class S, Class M and Class I. Additional classes of Units may be offered by the Fund. The Adviser has received an exemptive order from the SEC with respect to the Fund’s multi-class structure upon which the Fund relies. The Units will generally be offered at the net asset value per Unit as of the first day of each calendar month. No person who is admitted as a member of the Fund (a “Member”) will have the right to require the Fund to redeem its Units. This Memorandum is not an offer to sell Units and is not soliciting an offer to buy Units in any state or jurisdiction where such offer or sale is not permitted. Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “Eligible investors.”

If you purchase Units of the Fund, you will become bound by the terms and conditions of the LLC Agreement.

Units are speculative and illiquid securities involving substantial risk of loss.

●	Units are not listed on any securities exchange and it is not anticipated that a secondary market for Units will develop.
●	Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement. Although the Fund may offer to repurchase Units from time to time, Units will not be redeemable at a Member’s option nor will they be exchangeable for units of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Units.
●	The Fund invests in private equity investments. Investing in private equity investments includes additional risks related to illiquidity, indirect fees, valuation, limited operating histories, and limited information regarding underlying investments. See “Business and structure related risks,” “Management related risks,” “Investment related risks,” “Special risks pertaining to investments in Portfolio Funds,” “Risks specific to secondary investments.”
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●	Investing in Units involves a high degree of risk. Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program. See “General risks,” “Business and structure related risks,” “Management related risks,” “Investment related risks,” “Special risks pertaining to investments in Portfolio Funds,” “Risks specific to secondary investments,” “Conflicts of Interest,” and “Limits of risk disclosure.”

This Memorandum concisely provides information that you should know about the Fund before investing and you should retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated December 23, 2025, has been filed with the SEC. You can request a copy of this Memorandum, the SAI and the Fund’s annual and semi-annual reports, when available, without charge by writing to the Fund, c/o Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, or by calling 1-877-748-7209. The SAI is incorporated by reference into this Memorandum in its entirety. The SAI, and other information about the Fund, is available on the SEC’s website (http://www.sec.gov).

The Fund’s Units have not been and will not be registered with the SEC under the Securities Act, and are being offered and sold solely in private placement transactions in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisors as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund. You should rely only on the information contained in this Memorandum and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date shown below. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

The Fund’s Units do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

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Table of Contents

1.	Summary of Terms and Conditions	5
2.	Funds Fees and Expenses	16
3.	Investment Objective and Strategies	18
4.	Use of Leverage	22
5.	General Risks	23
6.	Business and Structure Related Risks	28
7.	Management Related Risks	31
8.	Investment Related Risks	33
9.	Special Risks Pertaining to Infrastructure Investments	42
10.	Special Risks Pertaining to Investments in Portfolio Funds	49
11.	Risks Specific to Secondary Investments	53
12.	Limits of Risk Disclosure	54
13.	Management of the Fund	54
14.	Investment Management Fee	58
15.	Placement Agent	60
16.	Placement Fee	61
17.	Distribution Plan	61
18.	Administration	62
19.	Custodian	63
20.	Fund Expenses	63
21.	Voting	65
22.	Conflicts of Interest	66
23.	Distributions	68
24.	Dividend Reinvestment Plan	69
25.	Outstanding Units	71
26.	Repurchases of Units	71
27.	Transfer of Units	76
28.	Anti-Money Laundering	77
29.	Credit Facility	77
30.	Calculation of Net Asset Value; Valuation	78
31.	Certain U.S. Federal Income Tax Considerations	80
32.	ERISA Considerations	90
33.	Eligible Investors	91
34.	Description of Units	92
35.	Purchase of Units	92
36.	Control persons and principal Members	93
37.	Additional Information	93
38.	Summary of the LLC Agreement	94
39.	Reports to Members	96
40.	Fiscal Year	96
41.	Independent Registered Public Accounting Firm; Legal Counsel	96
42.	Inquiries	96

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1. Summary of Terms and Conditions

This is only a summary and does not contain all of the information that you should consider before investing in the Fund. Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum, the Fund’s statement of additional information (the “SAI”), dated December 23, 2025, and the Fund’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”).

The Fund

Partners Group Next Generation Infrastructure, LLC (the “Fund”) is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a non-diversified, closed-end management investment company. The Fund was organized as a Delaware limited liability company on May 24, 2023 and registered as an investment company on February 14, 2024. It currently operates under the LLC Agreement dated November 30, 2023.

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers four separate classes of Units designated as Class A Units, Class S Units, Class M Units and Class I Units. While the Fund currently offers four classes of Units, it may offer additional classes of Units in the future. Each class of Units will have differing characteristics, particularly in terms of the sales charges that Members in that class may bear, and the distribution and service fees that each class may be charged. The Adviser has received an exemptive order from the SEC with respect to the Fund’s multi-class structure upon which the Fund relies.

Investment objective and strategies

The Fund’s investment objective is to seek attractive risk-adjusted returns on a portfolio of global infrastructure investments.

Under normal market conditions, the Fund will invest at least 80% of its net assets, plus borrowings for investment purposes, in securities issued by infrastructure businesses, infrastructure-related pooled investment vehicles and/or infrastructure private equity investments (“Infrastructure Assets”).

For purposes of determining whether an investment is an Infrastructure Asset, the Fund considers a business to be engaged in the infrastructure industry if at least 50% of its assets, income, sales or profits are, or are expected (by the fifth anniversary of the Fund’s investment) to be, derived from the operation of, or are otherwise related to, physical structures and networks that provide essential services to society, such as those related to transportation, energy, communications, and other sectors that perform critical public service functions (“Infrastructure Businesses”). In addition, the Fund considers an investment to be infrastructure-related if at least 50% of its assets, income, sales or profits are derived from investments in, or are expected to be related to, Infrastructure Businesses. The Adviser will continually monitor each asset that is considered an Infrastructure Asset because at least 50% of its value, assets, income, sales or profits are expected to be derived from the operation of, or from investments in or related to, Infrastructure Businesses (the “50% Threshold”), and will no longer count such investment as an Infrastructure Asset if it fails to meet the 50% Threshold by the fifth anniversary of the Fund’s investment.

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The Fund’s investments in Infrastructure Assets (the “Fund Investments”) are expected to include (i) direct investments in equity, debt and/or related structures (ii) primary and secondary investments in pooled investment vehicles (“Portfolio Funds”) managed by third-party managers (“Portfolio Fund Managers”); and (iii) liquid investments, including, but not limited to, listed private equity investments, business development companies, broadly syndicated loans (“BSLs”), collateralized loan obligations (“CLOs”) and other listed investments.

This investment policy is a non-fundamental policy of the Fund and may be changed by the Fund’s Board of Managers (the “Board” and each manager, a “Manager”). The Fund will notify Members at least 60 days prior to any change in this investment policy. In addition, the Fund may not invest more than 25% of its total assets in securities of issuers in any one industry, except that the Fund will invest more than 25% of its total assets in Infrastructure Businesses and other Infrastructure Assets. In addition, the Fund may also focus its investments in other infrastructure-related sectors or industries. The Adviser retains broad discretion to allocate the Fund’s investments across various sectors and industries.

Asset allocation and investment selection will be guided by the Adviser’s global relative value analysis, which takes into account changes in the market environment.

The Adviser manages the Fund’s portfolio with a view towards managing liquidity and maintaining a high investment level. Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future distributions from investments. The Adviser also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by Members and any distributions made to Members. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including historical private equity data, actual portfolio observations and qualitative forecasts by the Adviser’s and its affiliates’ investment professionals. See “Investment process overview—Portfolio planning.”

The Adviser intends to use a range of techniques to reduce the risk associated with the Fund’s investment strategy. These techniques may include, without limitation:

●    Diversifying investments and commitments across direct infrastructure investments and Portfolio Funds;

●    Actively managing cash and liquid assets; and

●    Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Units by investors, the Adviser may sell certain of the Fund’s assets on the Fund’s behalf.

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The Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act. Over time, during normal market conditions, it is generally not expected that the Fund will hold more than 10% of its net assets in cash or cash equivalents for extended periods of time. To the extent permitted by the Investment Company Act, the Fund may borrow for investment purposes.

There can be no assurance that the investment objective of the Fund will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful See “Investment policies.”

Risk factors	An investment in the Fund involves substantial risks and special considerations. A discussion of the risks associated with an investment in the Fund can be found under “General risks,” “Investment related risks,” “Business and structure related risks,” “Management related risks,” “Special risks pertaining to infrastructure investments,” “Special risks pertaining to investments in Portfolio Funds,” “Risks specific to secondary investments,” “Conflicts of interest” and “Limits of risk disclosure.”

Management	The Board has overall responsibility for the management and supervision of the business operations of the Fund. See “Management of the Fund—The Board of Managers.” To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board or the Adviser.

The Adviser	Pursuant to an investment management agreement (the “Investment Management Agreement”), Partners Group (USA) Inc., an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Fund’s investment adviser (the “Adviser”).

Fund administration	The Fund has retained State Street Bank and Trust Company (the “Administrator”) to provide it with certain administrative services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fees and expenses” below.

Fees and expenses

On an ongoing basis, the Fund bears its own operating expenses (including, without limitation, its offering expenses). A more detailed discussion of the Fund’s expenses can be found under “Fund expenses.”

Investment Management Fee. The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Adviser to the Fund. The Fund pays the Adviser a monthly Investment Management Fee equal to 1.25% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. The Investment Management Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. For purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value is calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. See “Investment Management Fee.”

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Incentive Fee. At the end of each calendar quarter (and at certain other times, for example, the occurrence of any special circumstances, such as a liquidation or merger of the Fund), the Adviser will be entitled to receive an amount (the “Incentive Fee”) equal to 15% on an annualized basis of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For the purposes of the Incentive Fee, the term “net profits” shall mean the amount by which the net asset value of the Fund on the last day of the relevant period exceeds the net asset value of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses).

The Fund will maintain a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Because the Loss Recovery Account is calculated at the Fund level, Members of the Fund will benefit from the Loss Recovery Account in proportion to their holdings of Units; although such benefit may vary depending on when a Member purchases or redeems Units and the balance in the Loss Recovery Account at such time.

The Adviser does not return to the Fund amounts paid to it on net profits that the Fund has not yet received in cash if such amounts are not ultimately received by the Fund in cash. If the Fund does not ultimately receive amounts in cash, a loss would be recognized, which would increase the amount of the Loss Recovery Account and reduce future Incentive Fee payments.

Distribution and/or Service Fee. Pursuant to the conditions of the exemptive order issued by the SEC, the Fund has adopted a Distribution and/or Service Plan with respect to Class A Units and Class S Units (the “Distribution Plan”) in compliance with Rule 12b-1 under the Investment Company Act. Under the Distribution Plan, the Fund may pay as compensation up to 0.85% on an annualized basis of the Fund’s net asset value attributable to Class A Units and 0.25% on an annualized basis of the Fund’s net asset value attributable to Class S Units (the “Distribution Fee”) to the Fund’s Placement Agent or other qualified recipients under the Distribution and/or Service Plan. The Distribution Fee is paid out of the Fund’s assets and decreases the net profits or increases the net losses of the Class A Units or Class S Units, as applicable. For purposes of determining the Distribution Fee, net asset value will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution Fee payable. Class I Units and Class M Units are not subject to the Distribution Fee. See “Distribution Plan.”

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Administration Fee. The Administrator provides the Fund certain administration and accounting services. In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asset value of the Fund, subject to a minimum monthly fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services. See “Administration.”

Fees of Portfolio Fund Managers. The Fund will indirectly bear asset-based fees, performance or incentive fees or allocations and other expenses incurred as an investor in Portfolio Funds. Such fees are in addition to the fees charged by the Adviser to the Fund and are allocated to the Fund. The Portfolio Funds in which the Fund expects to invest generally charge a management fee ranging from 0.5% to 1.5% per annum of the Fund’s assets invested in such Portfolio Fund. In addition, certain Portfolio Fund Managers may charge an incentive allocation or fee which may range from 10% to 20% of the Portfolio Fund’s net profits. It is possible that such ranges may be exceeded for certain Portfolio Funds. A Member bears a proportionate share of such expenses of the Fund.

Distributions	Because, beginning with the tax year ended October 31, 2025, the Fund intends to elect to qualify annually as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund intends to distribute at least 90% of its annual net taxable income to its Members. Nevertheless, there can be no assurance that the Fund will pay distributions to Members at any particular rate. Each year, a statement on Internal Revenue Service (“IRS”) Form 1099-DIV identifying the amount and character of the Fund’s distributions will be mailed to Members. See “Taxes” below.

Leverage	The Fund is permitted to borrow money or issue debt securities in an amount up to 33⅓% of its total assets in accordance with the Investment Company Act. The Fund and its Subsidiaries (as defined herein) may utilize bank and/or broker-provided financing to varying degrees. The degree of leverage that the Fund may utilize may not be limited to any predetermined level but will be subject to applicable legal or bank or broker-imposed leverage limitations, to the extent applicable. See “Use of Leverage”.

Eligible investors	Each prospective investor in the Fund will be required to certify that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). The criteria for qualifying as a “qualified client” and an “accredited investor” are set forth in the subscription documents that must be completed by each prospective investor. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Members who request to purchase additional Units (other than in connection with the DRIP (as defined herein)) will be required to qualify as “Eligible Investors” and to complete an additional investor application prior to the additional purchase. The “accredited investor” criteria will apply to all investors and will not be waived.

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In addition, Units are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor. Existing investors who request to purchase additional Units will be required to qualify as Eligible Investors and to complete an additional investor certification prior to any additional purchase.

Prospective investors that are non-U.S. persons for U.S. federal income tax purposes must request a copy of supplemental offering materials without charge by writing to Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, or by calling the Fund at 1-877-748-7209. See “Certain U.S. federal income tax considerations—Taxation of non-U.S. Members.”

To the extent the Fund identifies any Member holding Units that was not an Eligible Investor at the time of acquiring such Units, or subsequently ceases to be an Eligible Investor, the Fund reserves the right to (i) cause a mandatory redemption of all or some of the Units of such Member, or any person acquiring Units from or through such Member, (ii) retain any unrealized gains or profits associated with Units held by such Member and/or (iii) take any other action the Board determines to be appropriate in light of the circumstances.

Purchasing Units	The minimum initial investment in the Fund by any investor is $50,000 with respect to Class A Units and Class S Units and $1,000,000 with respect to Class I Units and Class M Units, and the minimum additional investment in the Fund by any investor is $10,000 with respect to Class A Units and Class S Units and $100,000 with respect to Class I Units and Class M Units, except for additional purchases pursuant to the dividend reinvestment plan. However, the Fund, in its sole discretion, may accept investments below these minimums in the following circumstances: (i) Units may be purchased by employees, officers and Managers of the Fund, the Adviser or their affiliates, and their immediate family members, without being subject to the minimum investment requirements, and (ii) investors subscribing through a given broker/dealer or registered investment adviser may have interests aggregated to meet these minimums, so long as denominations are not less than $50,000 and incremental contributions to those interests are not less than $10,000.

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Units will generally be offered for purchase as of the first day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion.

Subscriptions for Class A Units and Class S Units are sold subject to a placement fee of up to 3.50% and 1.50%, respectively, of the subscription amount (the “Placement Fee”). No Placement Fee may be charged without the consent of the Placement Agent. See “Placement Fee.”

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. Pending any closing, funds received from prospective investors will be placed in an account with State Street Bank and Trust Company, the Fund’s transfer agent (the “Transfer Agent”). On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned with respect to such account will be paid to the Fund and allocated pro rata among Members.

A prospective investor must submit a completed subscription document on or prior to the acceptance date set by the Fund and notified to prospective investors. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Units at any time. The Fund also reserves the right to suspend or terminate offerings of Units at any time. Additional information regarding the subscription process is set forth under “Purchasing Units.”

Dividend reinvestment plan	The Fund has adopted an “opt out” dividend reinvestment plan (the “DRIP”). Investors that wish to participate in the DRIP will not be required to take any action. A participating investor’s distribution amount will purchase Units at the net asset value of the Fund. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s subscription agreement or by notifying the Administrator in writing (i) via overnight mail or USPS mail, Attn: Partners Group Member Services, c/o State Street Corporation, 1776 Heritage Drive, North Quincy, MA 02171, Mailstop: JAB0340, or (ii) via email to PartnersGroupTA_INQ@statestreet.com with DLPGPEOperations@PartnersGroup.com in copy. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution or the Member will receive such distribution in Units through the DRIP.

Repurchases of Units

The Fund is not a liquid investment. No Member will have the right to require the Fund to redeem its Units. The Fund from time to time may offer to repurchase Units pursuant to written tenders by the Members.

The Adviser anticipates recommending to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s net assets quarterly on or about each January 1, April 1, July 1 and October 1.

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Any repurchases of Units will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased. In determining whether the Fund should offer to repurchase Units from Members of the Fund pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors.

Under certain circumstances, the Board may offer to repurchase Units at a discount to their prevailing net asset value. In addition, the Board may, under certain circumstances, elect to postpone, suspend or terminate an offer to repurchase Units. See “Repurchases of Units.”

A Member who tenders some but not all of its Units for repurchase will be required to maintain a minimum account balance of $25,000 with respect to Class A Units, $25,000 with respect to Class S Units and $100,000 with respect to Class I Units and Class M Units. Such minimum ownership requirement may be waived by the Board, in its sole discretion. In addition, investors subscribing through a given broker/dealer or registered investment adviser may have interests aggregated to meet these minimum account balances. Subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the Fund reserves the right to reduce the number of Units to be repurchased from a Member so that the required capital balance is maintained.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units. Units tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis. An early repurchase fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an early repurchase fee, it will do so consistently with the requirements of Rule 22d-1 under the Investment Company Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the early repurchase fee will apply uniformly to all Members regardless of Unit class. See “Repurchases of Units.”

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The Fund has agreed to provide Members with a minimum repurchase threshold (the “Minimum Repurchase Threshold”) which shall be tested on a quarterly basis and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:

(1)    the Fund offers one quarterly repurchase of its Units in which all Units that were tendered by Members are repurchased by the Fund; or

(2)    an amount of Units equal to at least 10% of the Fund’s average number of outstanding Units not subject to an early repurchase fee over the period has been repurchased by the Fund.

The Minimum Repurchase Threshold does not guarantee that the Fund will offer to repurchase Units in any given quarter. When the Fund does make an offer to repurchase Units, a Member may not be able to liquidate all of their Units either in response to that repurchase offer, or over the course of several repurchase offers. If a repurchase offer is oversubscribed, the Fund will repurchase only a pro rata portion of the amount tendered by each Member.

If neither condition of the Minimum Repurchase Threshold has been satisfied over the most recent four fiscal quarters, or a repurchase offer period ends with more than 50% of the Fund’s outstanding Units having been tendered in response to that repurchase offer, the Board will call a special meeting of Members at which Members will be asked to vote on whether to liquidate the Fund. The Fund will be liquidated and dissolved if Members holding at least two thirds (2/3) of the total number of votes eligible to be cast by all Members vote in favor of such liquidation. If Members do not vote to liquidate the Fund, testing of the Minimum Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter end following such vote. If Members do vote to liquidate the Fund, the Adviser will seek to liquidate the Fund’s assets over a five-year period, after which the Adviser will waive all Investment Management Fees otherwise payable by the Fund.

Transfer restrictions	A Member may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Units only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board or the authorized officers of the Fund (which may be withheld in their sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of the transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “Eligible investors.” Such notice of a proposed transfer of Units must also be accompanied by properly completed subscription documents in respect of the proposed transferee. In addition, in connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

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Each transferring Member and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. See “Transfers of Units.”

The Fund does not currently intend to list Units on any exchange. As a result, Members should look to the Fund’s repurchase offer as their sole means of liquidating their investment, which may be limited as described above. Additional information regarding Unit repurchases is set forth under “Repurchase of Units.” Accordingly, you should consider that you may not have access to the funds you invest in the Fund for an indefinite period of time.

Taxes

The Fund has elected to be treated as a corporation for federal income tax purposes, and, beginning with the tax year ended October 31, 2025, it further intends to elect to be treated, and expects each year to qualify, as a RIC for U.S. federal income tax purposes. As such, the Fund generally will not be subject to U.S. federal corporate income tax, provided that it distributes all of its net taxable income and gains each year.

For a discussion of certain tax risks and considerations relating to an investment in the Fund see “Tax reports” below and “Certain U.S. federal income tax considerations.”

Prospective investors should consult their own tax advisors with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

Tax reports	The Fund will distribute to its Members, after the end of each calendar year, IRS Forms 1099-DIV detailing the amounts includible in such investor’s taxable income for such year as ordinary income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Members even if they are reinvested in additional Units pursuant to the DRIP.

Reports to Members	Members will receive an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Members also will be sent reports regarding the Fund’s operations each quarter. See “Reports to Members.”

ERISA considerations	Because the Fund will be registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of the Plans (as defined herein) investing in the Fund for purposes of the fiduciary responsibility rules under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA and the Code with respect to the assets of any Plan that becomes a Member of the Fund, solely as a result of the Plan’s investment in the Fund. See “ERISA considerations.”

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Fiscal and tax year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on October 31.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the LLC Agreement.

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2. Funds Fees and Expenses

The following table illustrates the expenses and fees that the Fund expects to incur and that Members can expect to bear directly or indirectly.

MEMBER TRANSACTION EXPENSES	CLASS A	CLASS S	CLASS I	CLASS M
Maximum Placement Fee (as a percentage of subscription amount)(1)	3.50%	1.50%	None	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%	2.00%

ANNUAL FUND EXPENSES (as a percentage of the Fund’s net assets)	CLASS A	CLASS S*	CLASS I	CLASS M*
Investment Management Fee(3)	1.59%	1.59%	1.59%	1.59%
Distribution and/or Servicing Fee(4)	0.85%	0.25%	None	None
Fees and Interest Payments on Borrowed Funds(5)	0.00%	0.00%	0.00%	0.00%
Other Expenses(6)	3.22%	7.46%	3.22%	3.22%
Acquired Fund Fees and Expenses(7)	1.20%	1.20%	1.20%	1.20%
Incentive Fee(8)	2.62%	2.62%	2.62%	2.62%
Total Annual Expenses(9, 10 and 11)	9.48%	13.12%	8.63%	8.63%
Less: Amount Paid or Reimbursed Under Expense Limitation and Reimbursement Agreement(10)	0.76%	5.82%	0.76%	0.76%
Net Annual Expenses(9)	8.72%	7.30%	7.87%	7.87%

*	The Fund started offering Class M Units in December 2025; the Investment Management Fee, “Incentive Fee,” “Other Expenses,” and “Acquired Fund Fees and Expenses” figures presented for Class M Units are estimated based on such fees for Class I Units, for the current fiscal period.

(1)	Subscriptions for Class A Units and Class S Units are sold subject to a Placement Fee of up to 3.50% and 1.50%, respectively, of the subscription amount. The Placement Fee payable by each investor depends upon the amount invested by such investor in Class A Units or Class S Units. No Placement Fee may be charged without the consent of the Placement Agent. See “Placement Fee.”

(2)	A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a Member’s Units at any time prior to the day immediately preceding the one-year anniversary of a Member’s purchase of the Units (on a “first in - first out” basis). An early repurchase fee payable by a Member may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member. In addition, under certain circumstances the Board may offer to repurchase Units at a discount to their prevailing net asset value. See “Repurchases of Units.”

(3)	The Fund pays an Investment Management Fee equal to 1.25% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. For purposes of determining the Investment Management Fee payable to the Adviser for any month, the net asset value will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. See “Investment Management Fee” for additional information.

(4)	The Fund may pay a Distribution and/or Service Fee of up to 0.85% with respect to Class A Units and 0.25% with respect to Class S Units on an annualized basis of the aggregate net assets of the Fund attributable to Class A Units or Class S Units, as applicable, to the Fund’s Placement Agent or other qualified recipients. Payment of the Distribution and/or Service Fee is governed by the Fund’s Distribution and/or Service Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units and Class S Units in compliance with Rule 12b-1 under the Investment Company Act. Class I Units and Class M Units are not subject to the Distribution and/or Service Fee. See “Distribution Plan.”

(5)	“Fees and Interest Payments on Borrowed Funds” are based on estimated amounts for the current fiscal year.

(6)	“Other Expenses” are based on estimated amounts for the current fiscal year. “Other Expenses” include, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, transfer agent and Custodian.

(7)	“Acquired Fund Fees and Expenses” are based on estimated amounts for the current fiscal year. Members also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in Portfolio Funds. Generally, asset-based fees payable in connection with Fund Investments will range from 0.5% to 1.50% (annualized) of the commitment amount of the Fund’s investment, and performance or incentive fees or allocations may range from 10% to 20% of a Portfolio Fund’s net profits annually, although it is possible that such amounts may be exceeded for certain Portfolio Fund Managers. Historically, a substantial majority of the direct investments made by the Adviser and its affiliates on behalf of their clients have been made without any “acquired fees” (i.e., free of the management fees and performance/incentive fees or allocations that are typically charged by Portfolio Fund Managers). The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance-based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds. Figure reflects the annualized “Acquired Fund Fees and Expenses” from January 1, 2024, through December 31, 2024.

(8)	At the end of each calendar quarter of the Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an Incentive Fee equal to 15% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For the purposes of the Incentive Fee, the term “net profits” shall mean the amount by which the net asset value of the Fund on the last day of the relevant period exceeds the net asset value of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses). “Incentive Fee” is based on the estimated performance of the Fund. See “Incentive Fee” for more additional information.

(9)	Total Annual Expenses and Net Annual Expenses will differ from the ratios of expenses to average net assets shown in the financial statements included in the Fund’s annual report, which will not reflect (i) the portion of Acquired Fund Fees and Expenses that represent costs incurred at the Portfolio Fund level, as required to be disclosed in the above table; and (ii) the current expenses of the Fund.

(10)	The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction related expenses arising out of investments made by the Fund, extraordinary expenses, the Incentive Fee and any acquired fund fees and expenses) do not exceed 3.15% on an annualized basis with respect to the Class A Units, 2.55% on an annualized basis with respect to Class S Units and 2.30% on an annualized basis with respect to the Class I Units and Class M Units (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver or (b) the expense limit in effect at the time of recoupment. The Expense Limitation and Reimbursement Agreement is expected to continue for at least one year from the effective date of this Memorandum, and the Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year periods thereafter. The Expense Limitation and Reimbursement Agreement may be terminated by the Adviser or the Fund upon thirty days’ written notice to the other party.

(11)	The Adviser has entered into a fee waiver agreement with the Fund, effective July 1, 2025 through June 30, 2026, whereby any Investment Management Fee under the Investment Management Agreement payable by the Fund to the Adviser shall be waived or reduced by 0.25% per annum ("Fee Waiver Agreement").

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The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “Investment Management Fee,” “Administration,” “Custodian” “Fund expenses” “Repurchases of Units” and “Purchasing Units.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under “Annual Expenses” remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Units.

EXAMPLE: You would pay the following expenses based on the imposition of the maximum 3.50% Placement Fee for Class A Units and the maximum 1.50% Placement Fee for Class S Units, and a $1,000 investment in the Fund, assuming a 5% annual return:

	1 YEAR	3 YEARS	5 YEARS	10 YEARS
CLASS A	$118	$274	$418	$735
CLASS S	$86	$223	$354	$657
CLASS I	$78	$134	$194	$354
Class M	$78	$134	$194	$354

The example is based on the annual fees and expenses set out on the table above, taking into account the Waiver in the first year and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund, as well as the effect of the Incentive Fee.

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3. Investment Objective and Strategies

Investment objective. The Fund’s investment objective is to seek attractive risk-adjusted returns on a portfolio of global infrastructure investments.

The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units. The Fund’s fundamental policies, which are listed in the SAI, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund.

Investment strategies and overview of investment process. Under normal market conditions, the Fund will invest at least 80% of its net assets, plus borrowings for investment purposes, in Infrastructure Assets. This investment policy is a non-fundamental policy of the Fund and may be changed by the Board. The Fund will notify Members at least 60 days prior to any change in this investment policy. In addition, the Fund may not invest more than 25% of its total assets in securities of issuers in any one industry, except that the Fund will invest more than 25% of its total assets in the infrastructure industry.

For purposes of determining whether an investment is an Infrastructure Asset, the Fund considers a business to be engaged in the infrastructure industry if at least 50% of its value, assets, income, sales or profits are, or are expected (by the fifth anniversary of the Fund’s investment) to be, derived from the operation of, or are otherwise related to, Infrastructure Businesses. In addition, the Fund considers an investment to be infrastructure-related if at least 50% of its value, assets, income, sales or profits are derived from investments in, or are expected (by the fifth anniversary of the Fund’s investment) to be related to, Infrastructure Businesses. The Adviser will continually monitor each asset that is considered an Infrastructure Asset because at least 50% of its value, assets, income, sales or profits are expected to be derived from the operation of, or the 50% Threshold and will no longer count such investment as an Infrastructure Asset if it fails to meet the 50 Threshold by the fifth anniversary of the Fund’s investment.

The Fund’s investments in Infrastructure Assets (the “Fund Investments”) are expected to include (i) direct investments in equity, debt and/or related structures (ii) primary and secondary investments in pooled investment vehicles (“Portfolio Funds”) managed by third-party managers (“Portfolio Fund Managers”); and (iii) liquid investments, including, but not limited to, listed private equity investments, business development companies, broadly syndicated loans (“BSLs”), collateralized loan obligations (“CLOs”) and other listed investments

The Adviser has a stringent focus on assets which meet its target infrastructure investment criteria. Through its detailed assessment, the Adviser evaluates an investment’s infrastructure characteristics across the essentiality of the business model, and long-term cash flow visibility and stability. There is a focus on capital expenditure (capex)-intensive businesses with contracted, regulated or recurring cash flows, leading market share, high barriers to entry, and low disruption risk.

It is intended that the Fund will invest in value-add and core-plus infrastructure investments on a global basis. It will focus on direct investments which will be complemented by primary and secondary investments in Portfolio Funds. The principal elements of the Adviser’s investment strategy include investing in those operating companies that the Adviser believes offer superior relative value. These may include debt, equity and/or related investments in select operating companies.

The Adviser may adjust any of the above target investment guidelines or concentration guidelines, based inter alia on the amount of the Fund’s assets, the availability of investments and the Adviser’s assessment of the relevant investment opportunities. Accordingly, the actual allocation of Fund Investments may deviate from the targets above.

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The Fund’s principal investments will include:

●	Direct investments. Direct investments generally involve taking an interest in securities issued by an operating company, whether equity or debt. Direct equity investments generally involve new owners taking a material stake in the target company, frequently a controlling interest, and exercising significant influence on the growth and development of the company through work with the company’s management and board of directors. Direct debt investments typically represent financing for buyout or growth investments, and may have various features and covenants designed to protect the lender’s interests.

In contrast to Portfolio Fund investments (which require a commitment to a largely unknown portfolio), direct investments involve specific situations and particular companies. Accordingly, this style of investing offers the greatest degree of transparency and control in portfolio construction and most directly reflects the investor’s sourcing, underwriting, negotiation and structuring skills. In addition, investing directly is generally the most cost-effective way to make Portfolio Fund investments, by avoiding the fees and expenses generally associated with investing indirectly through underlying Portfolio Funds.

●	Secondary investments. Secondary investments (secondaries) are interests in existing Portfolio Funds that are acquired in privately negotiated transactions, typically after the end of the Portfolio Fund’s fundraising period. Secondary investments play an important role in a diversified portfolio. Because secondaries allow investors to avoid some of the fees charged by underlying fund managers, secondaries may exhibit little or none of the “J-curve” characteristics associated with primary investments (as described below). In addition, secondaries typically provide earlier distributions than primaries and may provide valuable arbitrage opportunities for sophisticated investors. The ability to source and value potential investments is crucial for success in secondary investing, and the nature of the process typically requires significant resources. As a result, generally only very large and experienced investors are active secondary market participants.

●	Primary investments. Primary investments (primaries) are interests or investments in newly established Portfolio Funds. Most Portfolio Fund Managers raise new funds only every two to four years, and many top-performing funds may be closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading firms are highly important for primary investors.

Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in several individual operating companies (typically ten to thirty) during a defined investment period. The investments of the fund are usually unknown at the time of commitment and primary investors typically have little or no ability to influence the investments made during the fund’s life. Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager’s capabilities is essential for investment success.

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Primary investments typically exhibit a value development pattern, commonly known as the “J-curve”, in which the net asset value typically declines moderately during the early years of the fund’s life as investment related fees and expenses are incurred before investment gains have been realized. As the fund matures and Fund Investments are sold, the pattern typically reverses with increasing net asset value and distributions.

The Fund may hold Fund Investments directly or indirectly through its wholly-owned subsidiaries (each, a “Subsidiary”). Each Subsidiary may invest in debt, equity and/or related investments or any other security or other instrument that Fund may hold directly. References herein to the Fund include references to a Subsidiary in respect of the Fund’s investments. The allocation of the Fund’s portfolio in a Subsidiary will vary over time and might not always include all types of investments described herein. If a Subsidiary has an investment adviser, then the Adviser will serve as the investment adviser to any such Subsidiary and will comply with Section 15 of the Investment Company Act with respect to advisory contract approval. The Fund complies with Section 8 and Section 18 of the Investment Company Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any Subsidiary. Any Subsidiary also complies with Section 17 of the Investment Company Act relating to affiliated transactions and custody. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

Investment process overview

Portfolio planning. The investment process begins with portfolio planning, which is designed to provide a framework for the Fund’s long-term diversification across various dimensions of the global private infrastructure market, such as: (i) direct, secondary, primary, and listed private infrastructure investments; (ii) buyout, venture capital, mezzanine, distressed investments and other special situations; and (iii) investments focused in North America, Europe, Asia and/or emerging markets. The portfolio plan also provides for diversification over vintage years and with respect to individual investments. It is expected that through such diversification, the Fund may be able to achieve more consistent returns and lower volatility than would generally be expected if its portfolio were more concentrated.

Relative value analysis. The second step of the investment process is to analyze changing market conditions and their effect on the relative attractiveness of different segments within the overall infrastructure market. This relative value analysis is based on general economic developments, such as business cycles, credit spreads, equity multiples, IPO opportunities, deregulation, and changes in tax or securities law. In addition, variables specific to particular industry sectors and the overall infrastructure market are typically evaluated. Based on the outcome of this review, the Adviser will attempt to identify the market segments that it believes offer the most attractive investment opportunities at the relevant time.

Investment selection. In the final step of the investment process, the Adviser seeks to invest the Fund’s capital allocated to each segment in the highest quality investments available. Opportunities are typically sourced through a network of existing relationships with Portfolio Fund Managers and investors across the globe and subsequently evaluated individually by the Adviser’s and its affiliates’ investment professionals using a structured selection process. As investment opportunities are analyzed, investment professionals seek to evaluate them in relation to historical benchmarks, current information from the Adviser’s and its affiliates’ existing infrastructure portfolios, and against each other. This comparative analysis can provide insight into the specific investments that offer the greatest value at different points in time in the various segments of the infrastructure market.

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Portfolio and liquidity management. The Adviser manages the Fund’s portfolio with a view towards managing liquidity and maintaining a high investment level.

Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future distributions from investments. The Adviser also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by Members and any distributions made to Members. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including historical private equity data, actual portfolio observations and qualitative forecasts by the Adviser’s and its affiliates’ investment professionals. See “Investment process overview—Portfolio planning.”

The Adviser intends to use a range of techniques to reduce the risk associated with the Fund’s investment strategy. Such techniques may include, without limitation:

●	Diversifying investments and commitments across direct infrastructure investments and Portfolio Funds;
●	Actively managing cash and liquid assets; and
●	Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

The Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act. Over time, during normal market conditions, it is generally not expected that the Fund will hold more than 10% of its net assets in liquid assets, cash or cash equivalents for extended periods of time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Units by Members, the Adviser may sell certain of the Fund’s assets on the Fund’s behalf. There can be no assurance that the objectives of the Fund with respect to liquidity management will be achieved or that the Fund’s portfolio design and risk management strategies will be successful. Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under “General risks,” “Investment related risks,” and “Limits of risk disclosure.”

Hedging techniques. From time to time in its sole discretion, the Adviser may employ various hedging techniques in an attempt to reduce certain potential risks to which the Fund’s portfolio may be exposed. These hedging techniques may involve the use of derivative instruments, including swaps and other arrangements such as exchange-listed and over-the-counter put and call options, rate caps, floors and collars, and futures and forward contracts. The Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as “swaptions.”

To the extent that the Fund’s potential exposure in a transaction involving options, rate caps, floors or collars, or futures or forward contracts is covered by the segregation of cash or liquid assets or otherwise, the Fund believes that such instruments do not constitute senior securities under the Investment Company Act and, accordingly, will not treat them as being subject to the borrowing restrictions of the Fund.

There are certain risks associated with the use of such hedging techniques. See “Investment related risks—Derivative instruments,” “Investment related risks—Currency risk,” and “Investment related risks—Hedging.”

Temporary and defensive strategies. The Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce volatility caused by adverse market, economic, or other conditions. Any such temporary or defensive positions could prevent the Fund from achieving its investment objective. In addition, subject to applicable law, the Fund may, in the Adviser’s sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending investment in order to fund anticipated repurchases, expenses of the Fund or other operational needs, or otherwise in the sole discretion of the Adviser.

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Unless otherwise specified, the investment policies and limitations of the Fund are not considered to be fundamental by the Fund and can be changed without a vote of the Members. Certain investment restrictions specifically identified as such in the SAI are considered fundamental and may not be changed without approval by holders of a “majority of the outstanding voting securities” of the Fund, as defined in the Investment Company Act. As defined in the Investment Company Act, when used with respect to particular units of the Fund, a “majority of the outstanding voting securities” means: (i) 66-2/3% or more of the units present at a meeting, if the holders of more than 50% of the units are present or represented by proxy; or (ii) more than 50% of the units, whichever is less.

The foregoing description of the Fund’s investment strategy represents the Adviser’s present intentions in view of current market conditions and other factors. The Adviser may vary the foregoing investment objectives and strategy to the extent it determines that doing so will be in the best interest of the Fund. There is no assurance that the Fund’s investment objective will be achieved, and results may vary substantially over time. Any investment strategy pursued for the Fund is in the absolute and sole discretion of the Adviser. The Fund is under no obligation to advise existing or potential investors of a change in investment styles or strategies.

4. Use of Leverage

The Fund may borrow money to pay operating expenses, including, without limitation, investment management fees, or to purchase securities, to fund repurchase of Units or for other portfolio management purposes. Such borrowing may be accomplished through credit facilities or derivative instruments or by other means. The use of borrowings for investment purposes involves a high degree of risk. Under the Investment Company Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The Investment Company Act also provides that the Fund may not declare distributions or purchase its Units (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable. The foregoing requirements do not apply to Portfolio Funds in which the Fund invests unless such Portfolio Funds are registered under the Investment Company Act. The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Members and the terms of any borrowings may contain provisions that limit certain activities of the Fund.

See “Credit Facility” below for additional information related to the Fund’s credit arrangements.

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5. General Risks

The following are certain risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund.

The Units are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and are capable of assuming the risks of an investment in the Fund.

Closed-end fund; liquidity limited to periodic repurchases of Units. The Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. The Fund is not a liquid investment and you should not invest in this Fund if you need a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their units on a daily basis at a price based on net asset value. In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities. In contrast, the majority of the Fund’s investments will be illiquid.

The Fund does not intend to list its Units for trading on any national securities exchange. There is no secondary trading market for Units, and none is expected to develop. Units are, therefore, not readily marketable. Because the Fund is a closed-end investment company, its Units are not redeemable at the option of Members and they are not exchangeable for Units of any other fund. Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Units at their net asset value (after all applicable fees), or, in certain circumstances, at a discount, and the Adviser intends to recommend that, in normal market circumstances, the Board conduct repurchase offers of no more than 5% of the Fund’s net assets quarterly on or about each January 1, April 1, July 1 and October 1, Units are considerably less liquid than units of funds that trade on a stock exchange, or units of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all of the Units that an investor tenders due to the illiquidity of the Fund Investments or if the Members request the Fund to repurchase more Units than the Fund is then offering to repurchase. There can be no assurance that the Fund will conduct repurchase offers in any particular period and Members may be unable to tender Units for repurchase for an indefinite period of time.

There will be a substantial period of time between the date as of which Members must submit a request to have their Units repurchased and the date they can expect to receive payment for their Units from the Fund. Members whose Units are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Units are valued for purposes of such repurchase. Members will have to decide whether to request that the Fund repurchase their Units without the benefit of having current information regarding the value of Units on a date proximate to the date on which Units are valued by the Fund for purposes of effecting such repurchases. See “Repurchases of Units.”

In considering whether to repurchase Units during periods of financial market stress, the Board may offer to repurchase Units at a discount to their prevailing net asset value that appropriately reflects market conditions, subject to applicable law. Further, repurchases of Units, if any, may be suspended, postponed or terminated by the Board under certain circumstances. See “Repurchases of Units—Periodic repurchases.” An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Units and the underlying investments of the Fund. Additionally, because Units are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Members unless called for under the provisions of the Investment Company Act.

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Payment in-kind for repurchased Units. The Fund generally expects to distribute to the holder of Units that are repurchased a promissory note entitling such holder to the payment of cash in satisfaction of such repurchase. See “Repurchases of Units—Periodic repurchases.” However, there can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Units. The Fund has the right to distribute securities as payment for repurchased Units in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, the Fund may receive securities from a Fund Investment that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind to the Fund’s Members. In the event that the Fund makes such a distribution of securities, Members will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities. Investors should consult their tax advisors regarding whether their redemption qualifies for sale or exchange treatment under the Code and, if so, whether the receipt of a promissory note would entitle them to report any gain on the installment method.

Non-diversified status. The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the Investment Company Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more Fund Investments are allocated a relatively large percentage of the Fund’s assets, losses suffered by such Fund Investments could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of investments. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company; however, the Fund will be subject to diversification requirements applicable to RICs under the Code. See “Certain U.S. federal income tax considerations.”

Infrastructure industry concentration risk. The Fund may not invest more than 25% of its total assets in securities of issuers in any one industry, except that the Fund will invest more than 25% of its total assets in the infrastructure industry. In addition, the Fund also may focus its investments in other infrastructure-related sectors or industries, such as (but not limited to) energy, industrials, utilities, pipelines, health care and telecommunications. The Adviser retains broad discretion to allocate the Fund’s investments across various sectors and industries.

Legal, tax and regulatory risks. Legal, tax and regulatory changes could occur during the term of the Fund which may materially adversely affect the Fund. For example, the regulatory and tax environment for leveraged investors and for private equity funds generally is evolving, and changes in the direct or indirect regulation or taxation of leveraged investors or private equity funds may materially adversely affect the ability of the Fund to pursue its investment strategies or achieve its investment objective. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 and significantly revises and expands the rulemaking, supervisory and enforcement authority of U.S. federal bank, securities and commodities regulators. The implementation of the Dodd-Frank Act requires the adoption of various regulations and the preparation of reports by various agencies over a period of time. It is unclear how these regulators will exercise these revised and expanded powers and whether they will undertake rulemaking, supervisory or enforcement actions that would adversely affect the Fund or investments made by the Fund. There can be no assurance that future regulatory actions authorized by the Dodd-Frank Act will not significantly reduce the profitability of the Fund. The implementation of the Dodd-Frank Act could adversely affect the Fund by increasing transaction and/or regulatory compliance costs.

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In addition, it is possible that government regulation of various types of derivative instruments and/or regulation of certain market participants’ use of the same, may limit or prevent the Fund from using such instruments as a part of its investment strategy, and could ultimately prevent the Fund from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Fund to use certain instruments as a part of its investment strategy.

On October 28, 2020, the SEC adopted Rule 18f-4 under the Investment Company Act providing for the regulation of the use of derivatives and certain related instruments by registered investment companies. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users. In addition, Rule 18f-4 requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. The Fund intends to qualify as a limited derivatives user. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the Investment Company Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with Rule 18f-4. As of the date hereof, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. trade, tax, healthcare, immigration, foreign and government regulatory policy. To the extent the U.S. Congress or presidential administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, tax rates, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund and its investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty. Each prospective investor should also be aware that developments in the tax laws of the United States or other jurisdictions where the Fund or its Portfolio Funds invest could have a material effect on the tax consequences to the shareholders.

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In December 2020, the SEC adopted a new Rule 2a-5, which provides a framework for fund valuation practices. New Rule 2a-5 establishes requirements for determining fair value in good faith for purposes of the Investment Company Act. Rule 2a-5 permits boards, subject to board oversight and certain other conditions, to designate certain parties to perform fair value determinations. Rule 2a-5 also defines when market quotations are “readily available” for purposes of the Investment Company Act and the threshold for determining whether a fund must determine the fair value of a security. The SEC also adopted new Rule 31a-4 under the Investment Company Act, which provides the recordkeeping requirements associated with fair value determinations. Finally, the SEC is rescinding previously issued guidance on related issues, including the role of the board in determining fair value and the accounting and auditing of fund investments. The Board has approved valuation procedures for the Fund and has delegated the day-to-day valuation and pricing responsibility for the Fund to the Fund’s investment adviser, Partners Group (USA) Inc. (in such capacity, the “Valuation Designee”), subject to the oversight of the Board.

Certain tax risks associated with an investment in the Fund are discussed in “Certain U.S. federal income tax considerations.”

Substantial repurchases. Substantial requests for the Fund to repurchase Units could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Units. See “General risks—Closed-end fund; liquidity limited to periodic repurchases of Units.”

Temporary Investments. Delays in investing the net proceeds of the offering of Units may impair the Fund’s performance. The Fund cannot assure you it will be able to identify any investments that meet its investment objective or that any investment that the Fund makes will produce a positive return. The Fund may be unable to invest the net proceeds of the Fund’s offering on acceptable terms within the time period that the Fund anticipates or at all, which could harm the Fund’s financial condition and operating results.

Before making investments, the Fund may invest the net proceeds of the Fund’s offering primarily in cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements, and other high-quality debt instruments maturing in one year or less from the time of investment (“Temporary Investments”). This will produce returns that are significantly lower than the returns that the Fund expects to achieve when the Fund’s portfolio is fully invested in securities meeting the Fund’s investment objective. As a result, any distributions that the Fund pays while the Fund’s portfolio is not fully invested in securities meeting its investment objective may be lower than the distributions that the Fund may be able to pay when the Fund portfolio is fully invested in securities meeting the Fund’s investment objective.

Dilution from subsequent offerings of Units. The Fund may accept additional subscriptions for Units as determined by the Board, in its sole discretion. Additional purchases will dilute the indirect interests of existing Members in the Fund Investments prior to such purchases, which could have an adverse impact on the existing Members’ interests in the Fund if subsequent Fund Investments underperform the prior investments. Further, in certain cases Portfolio Fund Managers may structure performance-based compensation similarly to the Fund, with such compensation being paid only if gains exceed prior losses (i.e., if the value surpasses a previous “high-water mark”). New purchases of Units will dilute the benefit of such compensation structures to existing Members.

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Valuations of Fund Investments; valuations subject to adjustment. The valuations reported by the Portfolio Fund Managers, based upon which the Fund determines its month-end net asset value and the net asset value per Unit may be subject to later adjustment or revision. For example, fiscal year-end net asset value calculations of the Portfolio Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Members who had their Units repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Members under certain circumstances as described in “Repurchases of Units – Periodic repurchases.” As a result, to the extent that such subsequently adjusted valuations from the Portfolio Fund Managers or revisions to the net asset value of a Portfolio Fund or direct private equity investment adversely affect the Fund’s net asset value, the outstanding Units may be adversely affected by prior repurchases to the benefit of Members who had their Units repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Members who previously had their Units repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Units. New Members may be affected in a similar way.

The valuations of Units may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance. These factors include:

●	changes in regulatory policies or tax guidelines;
●	changes in earnings or variations in operating results;
●	changes in the value of the Fund Investments;
●	changes in accounting guidelines governing valuation of the Fund Investments;
●	any shortfall in revenue or net income or any increase in losses from levels expected by investors;
●	departure of the Adviser or certain of its respective key personnel;
●	general economic trends and other external factors; and
●	loss of a major funding source.

Cybersecurity risk. As part of its business, the Adviser processes, stores and transmits large amounts of electronic information, including information relating to the transactions of the Fund and personally identifiable information of the Members. Similarly, service providers of the Adviser or the Fund, especially the Fund’s Administrator, may process, store and transmit such information. The Adviser has procedures and systems in place that they believe are reasonably designed to protect such information and prevent data loss and security breaches. However, such measures cannot provide absolute security. The techniques used to obtain unauthorized access to data, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time. Hardware or software acquired from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Network connected services provided by third parties to the Adviser may be susceptible to compromise, leading to a breach of the Adviser’s networks. The Adviser’s systems or facilities may be susceptible to employee error or malfeasance, government surveillance, or other security threats. Online services provided by the Adviser to the Members may also be susceptible to compromise. Breach of the Adviser’s information systems may cause information relating to the transactions of the Fund and personally identifiable information of the Members to be lost or improperly accessed, used or disclosed.

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The service providers of the Adviser and the Fund are subject to the same electronic information security threats as the Adviser. If a service provider fails to adopt or adhere to adequate data security policies, or in the event of a breach of its networks, information relating to the transactions of the Fund and personally identifiable information of the Members may be lost or improperly accessed, used or disclosed.

The loss or improper access, use or disclosure of the Adviser’s or the Fund’s proprietary information may cause the Adviser or the Fund to suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing events could have a material adverse effect on the Fund and the Members’ investments therein.

Reporting requirements. Members who beneficially own Units that constitute more than 5% or 10% of the Fund’s Units are subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such Members or to notify Members that such reports are required to be made. Members who may be subject to such requirements should consult with their legal advisors.

6. Business and Structure Related Risks

Reliance on the Adviser. The Adviser has full discretionary authority to identify, structure, allocate, execute, administer, monitor and liquidate Fund Investments and, in doing so, has no responsibility to consult with any Member. Accordingly, an investor in the Fund must rely upon the abilities of the Adviser, and no person should invest in the Fund unless such person is willing to entrust all aspects of the investment decisions of the Fund to the Adviser.

Reliance on the key personnel. The Fund will depend on the investment expertise, skill and network of business contacts of the Adviser. The Adviser will evaluate, negotiate, structure, execute, monitor and service Fund Investments. The Fund’s future success will depend to a significant extent on the continued service and coordination of the Adviser and its investment management team. The departure of certain key personnel of the Adviser or its affiliates could have a material adverse effect on the Fund’s ability to achieve its investment objectives.

The Fund’s ability to achieve its investment objectives depends on the Adviser’s ability to identify, analyze, invest in, finance and monitor Portfolio Funds and Fund Investments that meet the Fund’s investment criteria. The Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objectives, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

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It is anticipated that the Adviser will depend on the relationships of it and of Partners Group affiliates with private equity sponsors, investment banks and commercial banks, and the Fund will rely to a significant extent upon these relationships to provide the Fund with potential investment opportunities. If the Adviser or its affiliates fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, the Fund may not be able to grow its investment portfolio. In addition, individuals with whom the Adviser and its affiliates have relationships are not obligated to provide the Fund, the Adviser or any of their affiliates with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.

Competition for investment opportunities. The Fund will compete for investments with other investment funds (including registered investment companies, private equity funds, mezzanine funds and CLO funds), as well as traditional financial services companies such as commercial banks, finance companies, business development companies, small business investment companies and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested, including making investments in private U.S. companies. As a result of these new entrants, competition for investment opportunities in private U.S. companies may strengthen. Many of the Fund’s competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Fund. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than the Fund. These characteristics could allow competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than the Fund is able to do. As a result, the Fund may lose investment opportunities if it does not match its competitors’ pricing, terms and structure.

If the Fund is forced to match its competitors’ pricing, terms and structure, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital toss. Furthermore, many of the Fund’s competitors are not subject to the source-of-income, asset diversification and distribution requirements the Fund must satisfy to maintain its qualification as a RIC.

Valuation of Fund Investments uncertain. Under the Investment Company Act, the Fund is required to carry Fund Investments at market value or, if there is no readily available market value, at fair value as determined by the Adviser, in accordance with the Fund’s valuation procedures, which have been approved by the Board. There is not a public market or active secondary market for many of the securities of the privately held companies in which the Fund intends to invest. Rather, many of the Fund Investments may be traded on a privately negotiated over-the-counter secondary market for institutional investors. As a result, the Fund will value these securities at fair value as determined in good faith by the Adviser in accordance with the valuation procedures that have been approved by the Board.

The determination of fair value, and thus the amount of unrealized losses the Fund may incur in any year, is to a degree subjective, and the Adviser has a conflict of interest in making the determination. The Fund values these securities monthly at fair value determined in good faith by the Adviser in accordance with the valuation procedures that have been approved by the Board. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Fund’s determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, the Fund’s fair value determinations may cause the Fund’s net asset value on a given date to understate or overstate materially the value that the Fund may ultimately realize upon the sale of one or more Fund Investments. To mitigate the risk, the Fund may also retain, subject to Board oversight, one or more valuation assurance service providers to provide the Fund reasonable assurance on the fair value determinations by the Valuation Designee. See “Calculation of net asset value.”

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The Adviser, as the Valuation Designee, fair values the Fund’s investments in private equity funds based on valuations provided by the respective Portfolio Fund Managers, which valuations may also be based on fair valuation procedures. Further, the fair values of private equity funds are subject to adjustment or revisions if the Fund’s net asset value (“NAV”) is adjusted after a Member has received their Units upon purchase or received repurchase proceeds in a repurchase offer. The adjustment will not, in most cases, result in an adjustment to the number of Units received by the Member in a purchase, or a Member's repurchase proceeds in a repurchase offer. See “Calculation of net asset value.”

Amount or frequency of distributions not guaranteed. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board. Nevertheless, the Fund cannot assure Members that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Memorandum. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

In the event that the Fund encounters delays in locating suitable investment opportunities, the Fund may return all or a substantial portion of the proceeds from the offering of Units in anticipation of future cash flow, which may constitute a return of your capital and will lower your tax basis in your Units. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the proceeds from the offering of Units, including any fees payable to the Adviser.

Uncertain source and quantity of funding. Proceeds from the sale of Units will be used for the Fund’s investment opportunities, operating expenses and for payment of various fees and expenses such as the Investment Management Fee and other fees. Any working capital reserves the Fund maintains may not be sufficient for investment purposes, and it may require debt or equity financing to operate. Accordingly, in the event that the Fund develops a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to the Fund. Consequently, if the Fund cannot obtain debt or equity financing on acceptable terms, the ability to acquire investments and expand operations will be adversely affected. As a result, the Fund would be less able to achieve portfolio diversification and the investment objectives, which may negatively impact the Fund’s results of operations and reduce the Fund’s ability to make distributions to Members.

Fluctuations in performance. The Fund could experience fluctuations in its performance due to a number of factors, including, but not limited to, the Fund’s ability or inability to make investments in companies that meet the Fund’s investment criteria, the interest rate payable on the debt securities the Fund acquires, the level of the Fund’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

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7. Management Related Risks

Incentive Fee. Any Incentive Fee payable by the Fund that relates to an increase in value of Fund Investments may be computed and paid on gain or income that is unrealized. If a Fund Investment decreases in value, it is possible that the unrealized gain previously included in the calculation of the Incentive Fee will never become realized. The Adviser is not obligated to reimburse the Fund for any part of the Incentive Fee it received that was based on unrealized gain never realized as a result of a sale or other disposition of a Fund Investment at a lower valuation in the future, and such circumstances would result in the Fund paying an Incentive Fee on income or gain the Fund never received.

For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in some circumstances in which the Fund does not receive a current corresponding payment in cash (such as deferred interest that is accrued as original issue discount) and to make distributions with respect to such income to maintain its qualification as a RIC. Under such circumstances, the Fund may have difficulty meeting the annual distribution requirement necessary to maintain its qualification as a RIC. As a result, the Fund may have to sell some of its investments at times and/or at prices that the Adviser would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify as a RIC and thus become subject to corporate-level income tax.

In addition, the Incentive Fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement.

Sustainability analysis considerations. Partners Group (as defined herein) integrates certain sustainability considerations at the enterprise level in order to create long-lasting, sustainable returns and a positive impact for stakeholders, however, although sustainability is considered for every investment, such considerations are not dispositive investment criterion. Examples of such considerations include, but are not limited to, the potential of any environmental, social, or governance event or condition that could cause an actual or a potential material negative impact on the value of an investment during ownership, Partners Group’s capability of providing resources and guidance to an investment on sustainability topics, and the ability to mitigate risks for future owners of an investment. As such, the Fund may be subject to the risk that its performance may differ from other funds which are not subject to enterprise level sustainability integration. For example, integration of a specific sustainability consideration into Partners Group’s enterprise level due diligence and selection criteria could indirectly affect the Fund’s exposure to certain sectors or types of investments, and as a result, negatively impact the Fund’s performance under certain market conditions and time horizons. In addition, increased regulation with respect to sustainability investing or requirement to consider such factors could have a material effect on the Adviser, its affiliates and/or the Fund. For example, certain proposed sustainability regulations, if adopted, could significantly affect the Adviser, its affiliates and/or the Fund, including by increasing compliance burdens and associated regulatory costs. There can be no assurance that the integration of sustainability considerations by Partners Group will be successful at the enterprise level.

Divergence of resources. Neither the Adviser nor its affiliates, including individuals employed by the Adviser or its affiliates, are prohibited from raising money for and managing another investment entity that makes the same types of investments as those the Fund will target. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of the Adviser, whose primary businesses include the origination of investments, engage in investment advisory business with accounts that compete with the Fund. Affiliates of the Adviser have no obligation to make their originated investment opportunities available to the Adviser or to the Fund.

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Transactions with affiliates. Affiliates of the Adviser engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund or Fund Investments. In the future, there may be instances in which the interests of such affiliates conflict with the interests of the Fund or Fund Investments. Affiliates of the Adviser may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund Investments) which (i) may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund, (ii) may compete with the Fund for investment opportunities, and (iii) may co-invest with the Fund in certain transactions. The Fund has been granted exemptive relief by the SEC that permits the Fund to participate in certain negotiated co-investments alongside other funds managed by the Adviser or certain of its affiliates, subject to certain conditions. A copy of the Fund’s application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at http://www.sec.gov. In addition, affiliates of the Adviser and their respective clients may themselves invest in securities that would be appropriate for the Fund’s investments and may compete with the Fund Investments for investment opportunities. The Fund may invest in entities that are affiliates of or are managed by the Adviser, including in respect of which it or its affiliates may receive investment management, advisory or other fees, in addition to those payable by the Fund. The Adviser or its affiliates may earn fees from Fund Investments or the Fund for the provision of advice on mergers, acquisitions, add-on acquisitions, re-financings, public offerings, sales and similar transactions.

Partners Group. Although the Fund seeks to capitalize on the experience and resources of the Adviser and its affiliates’ platform, the Fund is managed by Partners Group (USA) Inc. and not by Partners Group AG. The Fund’s performance may be lower or higher than the performance of other entities managed by the Adviser, Partners Group AG or their affiliates and their past performance is no guarantee of the Fund’s future results.

Inside Information. From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

Litigation risks. The Fund will be subject to a variety of litigation risks, particularly if one or more of the Fund Investments faces financial or other difficulties. Legal disputes, involving any or all of the Fund, the Adviser or their affiliates, may arise from the Fund’s activities and Fund Investments and could have a material adverse effect on the Fund.

Prior results not indicative of future performance. The current performance or past performance of the Adviser’s or its affiliates’ other investment funds are not predictive of the Fund’s future performance. The Adviser expects to cause the Fund to acquire different investments than prior or other investment funds managed by the Adviser or its affiliates due to any existing or future restrictions on investing in private markets, current market conditions, differing terms and objectives, etc. As a result, the Fund may generate different returns than prior or other investment funds managed by the Adviser or its affiliates.

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8. Investment Related Risks

This section discusses the types of investments that may be made, directly or indirectly, by the Fund and some of the risks associated with such investments. It is possible that the Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks.

Failure to qualify as a RIC or satisfy distribution requirement. To qualify for and maintain RIC qualification under the Code, the Fund must meet the following annual distribution, source-of-income and asset diversification requirements. See “Certain U.S. federal income tax considerations.”

●	The annual distribution requirement for a RIC will be satisfied if the Fund distributes to Members on an annual basis at least 90% of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because the Fund may borrow, it is subject to an asset coverage ratio requirement under the Investment Company Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the distribution requirement. If the Fund is unable to obtain cash from other sources, it could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
●	The source-of-income requirement will be satisfied if the Fund obtains at least 90% of its income for each year from dividends, interest, gains from the sale of stock or securities or similar passive sources. Because the Fund will invest in private equity funds which the Fund does not control, the Fund may have difficulty meeting the source-of-income requirement or may need to structure its investments in a manner that is less tax efficient in order to comply with the source-of-income requirement.
●	The asset diversification requirement will be satisfied if the Fund meets certain asset diversification requirements at the end of each quarter of the Fund’s tax year. To satisfy this requirement, (i) at least 50% of the value of the Fund’s assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of the value of the Fund’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under the Code and its applicable regulations, by the Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of its qualification as a RIC. Because most of the Fund’s investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If the Fund fails to qualify for or maintain RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions.

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Difficulty meeting RIC distribution requirement.

For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. For example, if the Fund holds interests in partnerships, “passive foreign investment companies,” “controlled foreign corporations,” or certain debt obligations, the Fund may be required to include certain amounts in income without a corresponding receipt of cash representing such income is received by the Fund in the same taxable year. The rules relating to investment in passive foreign investment companies and controlled corporations are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition, which may require the Fund to recognize income where the Fund does not receive a corresponding payment in cash.

As a result of these investments, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain its qualification as a RIC under the Code. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities in order to raise the cash necessary to meet the annual distribution requirement to maintain the Fund’s qualification as a RIC under the Code. If the Fund has to sell investments for this purpose, it will generally seek to sell more liquid investments for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax. For additional discussion regarding the tax implications of a RIC, see “Certain U.S. federal income tax considerations.”

Restrictions on raising capital and borrowing. As a result of the annual distribution requirement to qualify as a RIC under the Code, the Fund may need to periodically access the capital markets to raise cash to fund new investments of the Fund. The Fund may issue “senior securities,” as defined in the Investment Company Act (including borrowing money from banks or other financial institutions) only in amounts such that the Fund’s asset coverage, as defined in the Investment Company Act, equals at least 200% after such incurrence or issuance. Compliance with these requirements may unfavorably limit the Fund’s investment opportunities and reduce its ability in comparison to other companies to profit from favorable spreads between the rates at which it can borrow and the rates at which it can lend.

The Fund may borrow for investment purposes. If the value of the Fund’s assets declines, the Fund may be unable to satisfy the asset coverage test, which would prohibit the Fund from paying distributions and could prevent the Fund from qualifying as a RIC. If the Fund cannot satisfy the asset coverage test, the Fund may be required to sell a portion of its investments and, depending on the nature of the Fund’s debt financing, repay a portion of the Fund’s indebtedness at a time when such sales may be disadvantageous. In addition, any amounts that the Fund uses to service its indebtedness would not be available for distribution by the Fund to Members.

Identification of investment opportunities and expenses. The success of the Fund depends on the availability and identification of suitable investment opportunities. The availability of investment opportunities will be subject to market conditions and other factors outside the control of the Fund. There can be no assurance that the Fund will be able to identify sufficient attractive investment opportunities to meet its investment objective.

Limited operating history of Fund Investments. Fund Investments may have limited operating histories and the information the Fund will obtain about such investments may be limited. As such, the ability of the Adviser to evaluate past performance or to validate the investment strategies of such Fund Investment will be limited. Moreover, even to the extent a Fund Investment has a longer operating history, the past investment performance of any of the Fund Investments should not be construed as an indication of the future results of such investments or the Fund, particularly as the investment professionals responsible for the performance of such investments may change over time. This risk is related to, and enhanced by, the risks created by the fact that the Adviser relies upon information provided to it by the issuer of the securities it receives or the Portfolio Fund Managers (as applicable) that is not, and cannot be, independently verified. Further, the results of other funds or accounts managed by the Adviser, which have or have had an investment objective similar to or different from that of the Fund may not be indicative of the results that the Fund achieves.

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Limited operating history. The Fund was organized as a Delaware limited liability company on May 24, 2023, and therefore has limited operating history upon which prospective investors may evaluate its performance. There can be no assurance that the Fund will achieve its investment objective.

Unspecified investments; dependence on the Adviser. The Adviser has complete discretion to select the Fund Investments as opportunities arise. The Fund and, accordingly, Members, must rely upon the ability of the Adviser to identify and implement Fund Investments consistent with the Fund’s investment objective. Members will not receive or otherwise be privy to due diligence or risk information prepared by or for the Adviser in respect of the Fund Investments. The Adviser has the authority and responsibility for asset allocation, the selection of Fund Investments and all other investment decisions for the Fund. The success of the Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Fund. Members will have no right or power to participate in the management or control of the Fund or the Fund Investments, or the terms of any such investments. There can be no assurance that the Adviser will be able to select or implement successful strategies or achieve their respective investment objectives.

Secondary investments purchased at a negotiated discount. Secondary investments purchased at a discount will be marked up to the most recent NAV reported by the applicable third-party fund manager when the Fund next determines its NAV, resulting in an unrealized gain. Such unrealized gains will increase the Fund’s NAV and performance by the difference between the most recent NAV reported by the third-party fund manager and the negotiated purchase price. Risks associated with the third-party fund manager’s reported valuations are included in “Special risks pertaining to investments in Portfolio Funds” in this Prospectus. To the extent any gains on the secondary investment, including the gains resulting from negotiated purchases at a discount, are realized, the tax impact to Members is disclosed in “Certain U.S. federal income tax considerations” of this Prospectus.

Concentration of Investments. The Fund may not invest more than 25% of its total assets in securities of issuers in any one industry, except that the Fund will invest more than 25% of its total assets in the infrastructure industry. In addition, the Fund also may focus its investments in other infrastructure-related sectors or industries, such as (but not limited to) energy, industrials, utilities, pipelines, health care and telecommunications. The Adviser retains broad discretion to allocate the Fund’s investments across various sectors and industries. There are no limitations imposed by the Adviser as to the amount of Fund assets that may be invested (i) in any one geography, (ii) in any one Portfolio Fund, (iii) in Portfolio Funds managed by a particular Portfolio Fund Manager or its affiliates, (iv) in any issuer, except that the Fund may not invest 25% or more of the value of its total assets in the securities of issuers that the Adviser determines are engaged in a single industry or group of industries other than as described above. In addition, a Portfolio Fund’s investment portfolio may consist of a limited number of companies and may be concentrated in a particular industry area or group. Accordingly, the Fund’s investment portfolio may at times be significantly concentrated as to managers, geographies, industries and individual companies. Such concentration could offer a greater potential for capital appreciation as well as increased risk of loss. Such concentration may also be expected to increase the volatility of the Fund’s investment portfolio. The Fund is, however, subject to the asset diversification requirements applicable to RICs. See “Certain U.S. federal income tax considerations.”

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Infrastructure Assets. The Fund may invest directly or indirectly in Infrastructure Assets. Infrastructure Assets may be related to physical structures and networks that provide necessary services to society, such as transportation and communications networks, water and energy utilities, and public service facilities. Securities, instruments and obligations of infrastructure-related companies and projects are more susceptible to adverse economic or regulatory occurrences affecting their industries. Infrastructure companies may be subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown, surplus capacity, increased competition from other providers of services, uncertainties concerning the availability of fuel at reasonable prices, the effects of energy conservation policies and other factors. Infrastructure companies and projects also may be affected by or subject to (i) regulation by various government authorities, including rate regulation; (ii) service interruption due to environmental, operational or other mishaps; (iii) the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards; and (iv) general changes in market sentiment towards infrastructure and utilities assets.

Political and regulatory considerations and popular sentiments could also affect the ability of the Fund or the various companies, ventures and businesses the Fund is directly or indirectly invested in (“Portfolio Companies”), to buy or sell investments on favorable terms. Infrastructure assets can have a narrow customer base. Should any of the customers or counterparties fail to pay their contractual obligations, significant revenues could cease and become irreplaceable. This would affect the profitability of the infrastructure assets. Infrastructure projects are generally heavily dependent on the operator of the assets. There are a limited number of operators with the expertise necessary to successfully maintain and operate infrastructure projects. The insolvency of the lead contractor, a major subcontractor or a key equipment supplier could result in material delays, disruptions and costs that could significantly impair the financial viability of an infrastructure investment project and in turn the Fund’s investment therein. See “Special Risks Pertaining to infrastructure investments.”

Collateralized loan obligation (“CLO”) risk. CLOs are securities backed by an underlying portfolio of loan obligations. CLOs issue classes or “tranches” that vary in risk and yield and may experience substantial losses due to actual defaults, decrease of market value due to collateral defaults and removal of subordinate tranches, market anticipation of defaults and investor aversion to CLO securities as a class. Investments in CLO securities may be riskier and less transparent than direct investments in the underlying loans and debt obligations. The risks of investing in CLOs depend largely on the tranche invested in and the type of the underlying loans in the tranche of the CLO in which the Fund directly or indirectly invests. The tranches in a CLO vary substantially in their risk profile, and debt tranches are more senior than equity tranches. The senior tranches are relatively safer because they have first priority on the collateral in the event of default. As a result, the senior tranches of a CLO generally have a higher credit rating and offer lower coupon rates than the junior tranches, which offer higher coupon rates to compensate for their higher default risk.

The Fund may directly or indirectly invest in any level of a CLO’s subordination chain, including subordinated (lower-rated) tranches and residual interests (the lowest tranche). CLOs are typically highly levered and therefore, the junior debt and equity tranches that the Fund may invest in are subject to a higher risk of total loss and deferral or nonpayment of interest than the more senior tranches to which they are subordinated. In addition, the Fund or a Portfolio Fund will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or entities that sponsored the CLOs. CLOs also carry risks including, but not limited to, interest rate risk and credit risk. Investments in CLOs may be subject to certain tax provisions that could result in the Fund incurring tax or recognizing income prior to receiving cash distributions related to such income. CLOs that fail to comply with certain U.S. tax disclosure requirements may be subject to withholding requirements that could adversely affect cash flows.

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Broadly syndicated loan (“BSL”) risk. The Fund may invest directly or indirectly in BSLs. BSLs are typically originated and structured by banks on behalf of large corporate borrowers. The proceeds of BSLs are often used for leveraged buyout transactions, mergers and acquisitions, recapitalizations, refinancings, and financing capital expenditures. BSLs are typically distributed by the arranging bank to a diverse group of investors primarily consisting of: CLOs; senior secured loan and high yield bond mutual funds; closed-end funds, hedge funds, banks, and insurance companies; and finance companies. A borrower must comply with various covenants contained in a loan agreement or note purchase agreement between the borrower and the holders of the broadly syndicated loan. Investments in BSLs may expose the Fund to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation. Fluctuations in the market price of securities may affect the value of the BSL’s investments and may increase the risks inherent in such investments. The ability to sell the investments in the market may depend on demand, which may be impracticable or impossible in certain market environments. Despite diversification, high concentration may arise in certain markets. Problems may be encountered in the valuation or sale of certain investments, and in some cases, investments may have to be sold below their value. Some investments may involve assets which are exposed to high market, credit and liquidity risks (including the risk of insolvency or bankruptcy of the borrower). Investments may be leveraged at the level of the investment (e.g., by margin borrowing or otherwise). If the capital gains on the investments acquired with leverage are greater than the interest on the loans, the investment’s assets will increase faster than if no leverage had been used. In the event of price falls, this leverage is outweighed by a more rapid decline in the investment’s assets.

Expedited transactions. Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time such decisions are made may be limited, and the Adviser may not have access to detailed information regarding a Fund Investment. Therefore, no assurance can be made that the Adviser will have knowledge of all circumstances that may adversely affect such Fund Investment.

Nature of portfolio companies. The Fund Investments will include direct and indirect investments in Portfolio Companies. This may include Portfolio Companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Fund Investments may also include Portfolio Companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such Portfolio Companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such Portfolio Companies.

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Defaulted debt securities and other securities of distressed companies. The Fund Investments may include low grade or unrated debt securities (“high yield” or “junk” bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial, highly significant risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other private debt securities. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Control positions. The Fund (in the case of direct investments) and the Portfolio Funds may take control positions in Portfolio Companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations and other types of liability in which the limited liability characteristic of a corporation may be ignored, which would increase the Fund’s possibility of incurring losses.

Leverage. The Portfolio Fund Managers and (subject to applicable law) the Fund may employ leverage through borrowings or derivative instruments, and are likely to directly or indirectly acquire interests in companies with highly leveraged capital structures. If income and appreciation on investments made with borrowed funds are less than the cost of the leverage, the value of the relevant portfolio or investment will decrease. Accordingly, any event that adversely affects the value of a Fund Investment will be magnified to the extent leverage is employed. The cumulative effect of the use of leverage by the Fund or the Portfolio Funds in a market that moves adversely to the relevant investments could result in substantial losses, exceeding those that would have been incurred if leverage had not been employed.

Current interest rate environment risk. The risks associated with changing interest rates are heightened under current market conditions, given that interest rates in the United States and many other countries have fluctuated in recent periods and may continue to change in the foreseeable future. To the extent the Fund or a Fund Investment borrows money to finance its investments, the Fund’s or a Fund Investment’s performance will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. In periods of rising interest rates, the Fund’s cost of funds could increase. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Fund’s or a Fund Investment’s financial condition and results of operations. In addition, a decline in the prices of the debt the Fund or a Fund Investment owns could adversely affect the Fund’s net asset value. Changes in market interest rates could also affect the ability of operating companies in which the Fund or a Portfolio Fund invests to service debt, which could materially impact the Fund or a Portfolio Fund in which the Fund may invest, thus impacting the Fund.

Derivative instruments. Some or all of the Portfolio Fund Managers and (subject to applicable law) the Fund may use options, swaps, futures contracts, forward agreements and other derivatives contracts. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, the possibility of default by a counterparty, and illiquidity. Use of derivative instruments for hedging or speculative purposes by the Fund or the Portfolio Fund Managers could present significant risks, including the risk of losses in excess of the amounts invested. See “Investment related risks—Hedging.”

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Economic, political and legal risks. The Fund Investments include direct and indirect investments in a number of countries, including less developed countries, exposing investors to a range of potential economic, political and legal risks, which could have an adverse effect on the Fund. These may include but are not limited to declines in economic growth, inflation, deflation, currency revaluation, nationalization, expropriation, confiscatory taxation, governmental restrictions, adverse regulation, social or political instability, negative diplomatic developments, military conflicts, the spread of infectious diseases (including epidemics and pandemics) or other public health issues and terrorist attacks. For instance, military conflict between Russia and Ukraine could result in geopolitical instability and adversely affect the global economy or specific markets. Strategic competition between the U.S. and China and resulting tensions have also contributed to uncertainty in the geopolitical and regulatory landscapes. Similarly, other events, including natural disasters, climate-related events, pandemics or health crises may arise from time to time and be accompanied by governmental actions that may increase international tension. Any such events and responses, including regulatory developments, may cause significant volatility and declines in the global markets, disproportionate impacts to certain industries or sectors, disruptions to commerce (including to economic activity, travel and supply chains), loss of life and property damage, and may adversely affect the global economy or capital markets, as well as Fund Investments.

Prospective investors should note that the private equity markets in countries where Fund Investments are made may be significantly less developed than those in the United States. Certain investments may be subject to extensive regulation by national governments and/or political subdivisions thereof, which could prevent the Fund or the Portfolio Funds from making investments they otherwise would make, or cause them to incur substantial additional costs or delays that they otherwise would not suffer. Such countries may have different regulatory standards with respect to insider trading rules, restrictions on market manipulation, shareholder proxy requirements and/or disclosure of information. In addition, the laws of various countries governing business organizations, bankruptcy and insolvency may make legal action difficult and provide little, if any, legal protection for investors, including the Fund and the Portfolio Funds. In addition, accounting and auditing standards in many markets are different, and sometimes significantly different from those applicable in the United States or Europe. There may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with U.S. GAAP. Any such laws or regulations may change unpredictably based on political, economic, social and/or market developments.

SOFR risk. The Fund’s investments, interest payment obligations and financing terms may be based on floating rates, such as SOFR. SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

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Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from the London Interbank Offered Rate (“LIBOR”). LIBOR is intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It is a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR is intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Currency risk. The Fund’s portfolio will include direct and indirect investments in a number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Fund Investments are denominated against the U.S. Dollar may result in a decrease the Fund’s net asset value. The Adviser may or may not elect to hedge the value of investments made by the Fund against currency fluctuations, and even if the Adviser deems hedging appropriate, it may not be possible or practicable to hedge currency risk exposure. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Eurozone risk. The Fund may invest directly or indirectly from time to time in European companies and assets and companies and assets that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (“EU”) or the Eurozone create risks that could materially and adversely affect the Fund Investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies and assets, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies and assets in affected countries, could also have material adverse effects on the Fund.

Market events risk. The value of the Fund’s investments may increase or decrease in response to expected, real or perceived economic, political or financial events in the U.S. or global markets. The frequency and magnitude of such changes in value cannot be predicted. Certain securities and other investments held by the Fund may experience increased volatility, illiquidity, or other potentially adverse effects in response to changing market conditions, inflation, changes in interest rates, lack of liquidity in the bond or equity markets, volatility in the equity markets, market disruptions caused by local or regional events such as war, acts of terrorism, the spread of infectious illness (including epidemics and pandemics) or other public health issues, recessions or other events or adverse investor sentiment or other political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market. These risks may be magnified if certain events or developments adversely interrupt the global supply chain; in these and other circumstances, such risks might affect companies worldwide due to increasingly interconnected global economies and financial markets.

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The impairment or failure of one or more banks with whom the Fund transacts may inhibit the Fund’s or a Portfolio Fund’s ability to access depository accounts. In such cases, the Fund or a Portfolio Fund may be forced to delay or forgo investments, resulting in lower Fund performance. In the event of such a failure of a banking institution where the Fund or a Portfolio Fund or other Fund Investment holds depository accounts, access to such accounts could be restricted and U.S. Federal Deposit Insurance Corporation (“FDIC”) protection may not be available for balances in excess of amounts insured by the FDIC. In such instances, the Fund or a Portfolio Fund or other Fund Investment may not recover such excess, uninsured amounts.

The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which the Fund and/or the Fund Investments have a commercial relationship could adversely affect, among other things, the Fund and/or the Fund Investment’s ability to pursue key strategic initiatives, including by affecting the Fund’s or a Fund Investment’s ability to borrow from financial institutions on favorable terms.

Additionally, if the sponsor of a Portfolio Fund, has a commercial relationship with a bank that has failed or is otherwise distressed, the Portfolio Fund or its investments may experience issues receiving financial support from the sponsor to support its operations or consummate transactions, to the detriment of their business, financial condition and/or results of operations.

The COVID-19 pandemic has negatively affected the worldwide economy, as well as the economies of individual countries, the financial health of individual companies and the market in general in significant and unforeseen ways. On May 5, 2023, the World Health Organization declared the end of the global emergency status for COVID-19. The United States subsequently ended the federal COVID-19 public health emergency declaration effective May 11, 2023. Although vaccines for COVID-19 are widely available, it is unknown how long certain circumstances related to the pandemic will persist, whether they will reoccur in the future, and what additional implications may follow from the pandemic. The impact of these events and other epidemics or pandemics in the future could adversely affect the Fund’s or a Portfolio Fund’s performance. Recently, the United States has enacted or proposed to enact significant new tariffs, and various federal agencies have been directed to further evaluate key aspects of U.S. trade policy, which could potentially lead to significant changes to current policies, treaties, and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global trade, in particular, trade between the impacted nations and the U.S.; global financial markets’ stability; and global economic conditions. These events could, in turn, adversely affect the Fund’s or a Portfolio Fund’s performance.

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Hedging. The Fund may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the Investment Company Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged Use of hedging activities may not prevent significant losses and could increase losses. Further, hedging transactions may reduce cash available to pay distributions to Members. See “Investment related risks—Derivative instruments.”

Risks relating to accounting, auditing and financial reporting, etc. The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the Fund Investments (both direct and indirect) may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States. Although the Fund will be using U.S. GAAP, the assets, liabilities, profits and losses appearing in published financial statements of the Fund Investments may not reflect their financial position or operating results as they would be reflected under U.S. GAAP. Accordingly, the net asset value of the Fund published from time to time may not accurately reflect a realistic value for any or all of the investments.

Certain Fund Investments may be in Portfolio Companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Fund and the Portfolio Funds may be incomplete, inaccurate and/or significantly delayed. The Fund and the Portfolio Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such Portfolio Companies, which may ultimately have an adverse impact on the net asset value of the Fund.

9. Special Risks Pertaining to Infrastructure Investments

Risks associated with investments in infrastructure. Infrastructure Assets and other investments with similar characteristics will be subject to the risks incidental to the ownership, construction and operation of infrastructure assets, including risks associated with the general economic climate, geographic or market concentration, the ability of the Adviser and its affiliates to manage the investment, technical problems, financial failures of operating or construction, sub-contractors, government regulations, and fluctuations in interest rates. Since investments in infrastructure and similar assets, like many other types of long-term investments, have historically experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of an investment.

In addition, general economic conditions in relevant jurisdictions, as well as conditions of domestic and international financial markets, may adversely affect operations of the investment. In particular, because of the long lead-time between the inception of a project and its completion, a well-conceived project may, as a result of changes in investor sentiment, the financial markets, economic, regulatory or other conditions prior to its completion, become an economically unattractive investment. With respect to investments in the form of real property (if any), the Fund will incur the burdens of ownership of real property, which include the paying of expenses and ad valorem and other real property taxes, maintaining such property and any improvements thereon, and ultimately disposing of such property.

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Construction risk. There is a degree of risk associated with the construction of infrastructure assets, including the risk that a project will not be completed within budget, within the agreed timeframe and/or to the agreed specifications. A Portfolio Company may seek to mitigate the exposure by transferring some or all of such risks from the relevant Portfolio Company to the relevant construction contractors under the terms of the construction contract, including a requirement for payment of liquidated damages by the construction contractor. However, should any of the above risks materialize in relation to any Portfolio Company, they could have a material adverse effect on the value of the relevant investment which could, in turn, have a corresponding effect on the Fund’s financial position and/or its results.

Under certain circumstances, (for example, where a Portfolio Company itself causes the delay), the expected construction completion date may be extended under the contract, and the construction contractor will only be obliged to pay liquidated damages to the Portfolio Company for late completion if construction is not completed by that later date. Where a Portfolio Company, or a Portfolio Company and the construction contractor jointly, have contributed to a delay or a budget overrun, the liquidated damages provisions of the construction contract may not be enforceable.

A Portfolio Company may remain at risk if, following construction completion, as a result of site defects or contamination of the site that were not discovered or were caused by the construction contractor. There may be a limit to the liquidated damages available to the Portfolio Company from the construction contractor, particularly in the event of the construction contractor’s financial failure. Consequently, the Portfolio Company may not be able to recoup all damages/losses incurred as a result of a time delay or budget over-run.

Subcontractors. Infrastructure Assets may involve the subcontracting of design and construction activities in respect of projects. The subcontractors responsible for the construction of a project asset will normally retain liability in respect of design and construction defects following the construction of the asset, subject to liability caps and statutory limitations. The contractual arrangements made by a Portfolio Company or a third-party management company may not be as effective in passing on risks to its subcontractors as intended and this may result in unexpected costs or a reduction in expected revenues for the Portfolio Company and the Fund. Certain provisions in sub-contracts intended to pass risk could be ineffective. In addition to this financial liability, the construction subcontractors may also have an obligation to return to the site in order to carry out any remedial works required for a pre-agreed period. The Fund or a Portfolio Company may not normally have recourse to any third party for any defects which arise after the expiry of limitation periods. If a subcontractor to a third-party management company fails to perform the services which it has agreed to provide, a Portfolio Company may fail to meet the service standards it has agreed with certain counterparties and there may be a reduction in the actual income received that was anticipated by the Portfolio Company and/or claims by the counterparties against the Portfolio Company for damages. These reductions and/or claims are typically passed on to the relevant subcontractor, subject to any contractual liability caps. If there is a subcontractor service failure and the relevant subcontractor or its guarantors or insurers fail to meet their obligations in respect of the liabilities that have been passed on to them, then, to the extent the liability cannot be set off, the Portfolio Company will not be compensated for any reductions in payments and/or claims made by counterparties which they may suffer as a result of the subcontractor’s service failure. Ultimately such service failure could lead to termination of a project agreement.

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In some instances, a single subcontractor may be responsible for providing services to various Infrastructure Assets. In such instances, the default or insolvency of such single subcontractor could adversely affect a number of the Infrastructure Assets. If there is a subcontractor service failure which is sufficiently serious to cause a Portfolio Company or third-party management company to terminate a subcontract, or an insolvency in respect of a subcontractor, or a counterparty requires a Portfolio Company to terminate a sub-contract in such event, there may be a loss of revenue during the time taken to find a replacement subcontractor and the replacement subcontractor may levy a surcharge to assume the subcontract or charge more to provide the services. There will also be costs associated with the re-tender process. These may not be recoverable from the defaulting subcontractor.

Development risk. Successful development of new or expansion projects may require the involvement of a broad and diverse group of stakeholders who will either directly influence or potentially be capable of influencing the nature and outcome of the project. Such characteristics may include, without limitation, political or local opposition, receipt of regulatory approvals or permits, site or land procurement, environment-related issues, construction risks and delays, labor disputes, counterparty non-performance, project feasibility assessment and dealings with and reliance on third-party consultants. When making an investment, value may be ascribed to potential development projects that do not achieve successful implementation, potentially resulting in lower than expected returns to the Fund.

Environmental risks. The operations of a Portfolio Company are subject to numerous statutes, rules and regulations relating to environmental protection. There is the possibility of existing or future environmental contamination, including soil and groundwater contamination, as a result of the spillage of hazardous materials or other pollutants.

Under various environmental statutes, rules and regulations of the appropriate jurisdiction, a current or previous owner or operator of real property may be liable for non-compliance with applicable environmental and health and safety requirements and for the costs of investigation, monitoring, removal or remediation of hazardous materials. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous materials. The presence of these hazardous materials on a property could also result in personal injury, property damage or similar claims by private parties.

Persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of those materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by that person.

Any liability of a Portfolio Company resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on the value of such investments.

Asset maintenance costs risks. A Portfolio Company may be exposed to underlying lifecycle and asset maintenance costs associated with its investments. The cost of repairing or replacing damaged assets could be considerable. Repeated or prolonged interruption may result in a permanent loss of customers, substantial litigation or penalties or regulatory or contractual non-compliance. Moreover, any loss from such events may not be recoverable under relevant insurance policies.

During the period of ownership, certain assets (such as turbines and machinery) may need to be replaced or undergo a major refurbishment. The timing of such replacements or refurbishments is forecast based upon expert advice. However, shorter-than-anticipated asset lifespans, or costs or inflation that are higher than were forecast, may result in lifecycle costs exceeding anticipated amounts. Any cost implication, not otherwise passed down to sub-contractors, will generally be borne by the infrastructure company.

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Rate regulation. Infrastructure assets may be subject to rate regulation by government agencies because of their unique position as the sole or predominant provider of services that are essential to the community. As a result, Portfolio Companies might be subject to unfavorable price regulation by government agencies, which could adversely affect the overall profitability of any particular infrastructure project subject to such rate regulation. Portfolio companies may be subject to rate regulation that determines or limits the prices it may charge, particularly if the Portfolio Company is the sole or predominant service provider in its service area or provides services that are essential to the community. In addition, Portfolio Companies may be subject to unfavorable price determinations that may be final with no right of appeal or that, despite a right of appeal, could result in its profits being negatively affected or investments not meeting initial return expectations.

Unforeseen events risk. The use of the infrastructure assets may be interrupted or otherwise affected by a variety of events outside a Portfolio Company’s or the Fund’s control, including serious traffic accidents, natural disasters (such as fire, floods, earthquakes and typhoons), man-made disasters (including terrorism), defective design and construction, slope failure, bridge and tunnel collapse, road subsidence, fuel prices, environmental legislation or regulation, general economic conditions, labor disputes and other unforeseen circumstances and incidents. Certain of these events have affected toll roads, bridges, tunnels and other infrastructure assets in the past, and if the use of the infrastructure assets operated by investments is interrupted in whole or in part for any period as a result of any such events, the revenues of such Investments could be reduced and the costs of maintenance or restoration as well as the overall public confidence in such infrastructure assets could be reduced. There can be no assurance that such investments’ insurance would cover liabilities resulting from claims relating to the design, construction, maintenance or operation of the toll roads, bridges, tunnels or other infrastructure assets, lost toll revenues or increased expenses resulting from such damage. In some cases, project agreements could be terminated if the events described above were so catastrophic that they could not be remedied within a reasonable period or at all.

Demand and usage risk. The revenue generated by infrastructure and infrastructure-related assets may be impacted by the demand of users or the number of users for the products or services provided by such assets (for example, traffic volume on a toll road). Any reduction in demand and/or the number of users may negatively impact the profitability of a Portfolio Company or Fund. Demand for infrastructure assets may be subject to seasonal variations leading to increased or reduced revenues and profitability at various times during the year, which could affect the short term returns to the Fund.

Although the Adviser and its affiliates may target assets with low demand, usage and throughput risk, residual demand, usage and throughput risk can affect the performance of investments. To the extent that the assumptions regarding the demand, usage and throughput of assets prove incorrect, returns to the Fund could be adversely affected.

Real estate infrastructure risks. Some of the Fund’s investments may be subject to the risks inherent in the ownership and operation of assets or business which derive a substantial amount of their value from real estate and real estate-related interests. These types of underlying interests are typically illiquid. Deterioration of real estate fundamentals may negatively impact the performance of such investments. Such changes in fundamentals could involve fluctuations as a result of general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, changes in environmental and zoning laws, casualty or condemnation losses, environmental liability, regulatory limitations on rents, changes in neighborhood values, changes in the appeal of properties to tenants, the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable, natural disasters, increase in interest rates and other factors that are beyond the control of the Adviser and its affiliates.

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Additionally, the Adviser and its affiliates may acquire assets in jurisdictions where indigenous rights (e.g., with respect to tribes or other dispossessed people/ communities) to land exist. While the Adviser and its affiliates will generally conduct due diligence in such jurisdictions to determine the extent to which it may be affected by such rights, it may not be possible to mitigate against or remove a risk associated with indigenous claims. Additionally, any declaration of title in respect of government protected land on which infrastructure assets are located may negatively affect the operation of those businesses.

Termination of project agreements. Project agreements for infrastructure projects may be terminated in certain circumstances. The compensation to which portfolio companies and a Portfolio Company will be entitled on termination will depend on the reason for termination and the terms of the respective agreement. In some cases (e.g. termination for force majeure) the compensation payable may only cover the senior debt in the relevant Portfolio Company and may not include sufficient amounts to repay the investment in the Portfolio Company. In other cases (e.g. termination for Portfolio Company default), the amount of compensation payable may cover neither the full amount of senior debt nor the nominal value of the investment in the Portfolio Company (or the amount paid in the market for that investment). Typically, senior lenders will have security over compensation proceeds. In other circumstances, such as default by the relevant client, the compensation would be expected to cover senior debt and the original return on the investment but not necessarily the amounts paid for the acquisition of the investment by the Adviser and its affiliates. All of the foregoing scenarios may result in the loss of the Portfolio Company.

Bypass risk. Bypass risk arises where a change could occur in the way an infrastructure service or product is delivered, rendering it less attractive and allowing a competitor or user of such service or product to bypass it. If the investments are subject to bypass, they may lose revenues and cash flows may be adversely impacted. Further, if a change were to occur that made any infrastructure assets obsolete, such infrastructure assets would be likely to have very few, if any, alternative revenue generating uses.

Strategic assets risk. Investments in public infrastructure may be in assets that constitute significant strategic value to public and/or governmental bodies. The very nature of these assets could generate additional risks not common in other industry sectors. Given the national or regional profile and/or their irreplaceable nature, such strategic assets may constitute a higher risk target for terrorist acts or political actions. Given the essential nature of the services provided by public infrastructure assets, there is also a higher probability that the services provided by such assets will be in constant demand. Should an owner of such assets fail to make such services available, users of such services may incur significant damage and may, due to the characteristics of the strategic assets, be unable to replace the supply or mitigate any such damage, thereby heightening any potential loss from third party claims against a Portfolio Company for such failures.

Political and societal challenges. Infrastructure assets, businesses and projects often involve a significant impact on local communities and the surrounding environment. It is not uncommon for large-scale infrastructure projects to be particularly susceptible to political and societal challenges, which may, in turn, affect a project’s ability to receive, renew or maintain required permits or approvals and may result in increased compliance costs, the need for additional capital expenditures or a suspension of project operations. For example, proposals to site a particular infrastructure project, such as a bridge, airport or energy plant, or engage in activities relating to a project, such as drilling activities in a particular location, may be challenged by a number of parties, including non-governmental organizations and special interest groups based on alleged security concerns, disturbances to natural habitats for wildlife and adverse aesthetic impacts. Concerns can also arise regarding some of the techniques used in the extraction of natural resources relating to an infrastructure project, which may require governmental permits or approvals and which have recently been the subject of heightened environmental concerns and public opposition in some jurisdictions. Popular opposition can produce political pressure to cancel, suspend, limit or impose additional restrictions on operations. Such restriction or disruption may negatively impact the operation of portfolio companies and/or increase their capital expenditure. This may negatively impact returns of the Fund.

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Expected return assumptions. The Fund may invest in assets based on certain assumptions about the return and risk profiles associated with the investment. The actual risk and return of investments may differ from those assumed by the Adviser and its affiliates and adversely affect the performance of the Fund. An infrastructure asset may not perform in accordance with expectations. The anticipated cost of improvements required to bring an acquired asset up to market established standards may exceed budgeted amounts. Infrastructure projects rely on large and detailed financial models that produce estimates or projections of investment cash flows. There is a risk that errors made in the assumptions or methodology used in a financial model may not equate to actual outcomes. In such circumstances, the returns generated by the Investment may be less than expected and there can be no assurance that the actual Investment cash flows will achieve the stated targeted return.

Documentation risks. Infrastructure Assets are usually governed by a complex series of legal documents and contracts. As a result, the risk of a dispute over the interpretation and enforceability of legal documents or contracts may be higher than for other equity investments. In addition, a Portfolio Company may be subject to claims by third parties (either public or private), including environmental claims, legal action arising out of acquisitions or dispositions, workers’ compensation claims and third-party losses related to disruption of the provision of infrastructure services by an infrastructure provider. Further, it is not uncommon for infrastructure assets to be exposed to legal action from special interest groups seeking to impede particular infrastructure projects to which they are opposed. If any of the Fund’s investments become involved in material or protracted litigation, the litigation expenses and the liability threatened or imposed could have a material adverse effect on the Fund.

Certain restrictions on ownership. Many jurisdictions restrict foreign investment in infrastructure assets. For example, in certain countries, Infrastructure Assets are predominantly made through certain approved and designated entities, which significantly limits investment opportunities. Similarly, current U.S. laws give the President of the United States authority to block acquisitions by foreign persons of U.S. entities if that acquisition threatens to impair national security. Such restrictions could limit the Fund’s ability to invest in some entities or impose burdensome notification requirements, operational restrictions or delays in pursuing and consummating transactions. These regulations may result in (i) new or extended governmental reviews (including the investment’s effect on applicable national and/or economic security) and/or governmental or regulatory approvals; (ii) new or extended notification periods prior to consummation of an investment; and (iii) additional restrictions and prohibitions on the ownership, management and operation of infrastructure assets or companies by foreign persons. As a result, the Adviser and its affiliates may incur significant delays and costs or be altogether prohibited from making a particular investment, all of which could adversely affect the Fund’s ability to meet its investment objectives. In addition, such restrictions may prevent syndication or sale of infrastructure assets to buyers. Further, political attention surrounding any potential transaction could increase governmental scrutiny. New laws in one country could encourage other countries to impose reciprocal regulations on foreign investment in certain assets in the name of national security, which could have a corresponding effect of limiting the Adviser and its affiliates’ ability to make investments in such countries.

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Technical risks. Investments may be subject to operating and technical risks, including risk of mechanical breakdown, failure to perform according to design specifications, labor and other work interruptions, and other unanticipated events that adversely affect operations. While a Portfolio Company will seek to properly insure its investments, there can be no assurance that any or all such risk can be mitigated, or that relevant counterparties, if present, will perform their obligations. An operating failure may lead to loss of a license, concession or contract on which an investment may depend, and may cause reputational harm to the investment, the Fund or Portfolio Company.

The long-term profitability of an infrastructure project, once constructed, is partly dependent upon efficient operation and maintenance of the assets. Inefficient operations and maintenance and, in certain infrastructure sectors, latent defects in acquired infrastructure assets may adversely affect the financial returns of the Fund.

Labor relations. Certain investment entities may have unionized work forces or employees who are covered by a collective bargaining agreement, which could subject any such investment entity’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, an investment entity’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any investment entity’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of an investment entity’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally may adversely affect the Fund’s ability to implement its investment objectives.

When services are transferred from the public to private sector there is the potential for labor action at the time of transfer and possible ongoing labor disputes. The transfer of services from the public to the private sector may require that existing negotiated labor agreements be observed. However, even where such agreements are adhered to, it is always possible that labor action may arise as a result of perceived changes in the relationship between the existing workforce and private ownership. Many infrastructure assets employ a unionized labor force. Risks associated with employment of personnel, including unionized labor, include labor strikes, reputational damage, labor disputes, work stoppages and other unanticipated events which may adversely affect operations.

Health and safety. Health and safety is a key risk area in the operation and maintenance of many infrastructure assets. Costs associated with the failure to protect the health and safety of workers in, and users of, infrastructure assets could adversely impact a Portfolio Company.

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10. Special Risks Pertaining to Investments in Portfolio Funds

This section discusses certain risks related to the fact that the Fund invests in Portfolio Funds.

Investments in the Portfolio Funds generally; dependence on the Portfolio Fund Managers. Because the Fund invests in Portfolio Funds, a Member’s investment in the Fund will be affected by the investment policies and decisions of the Portfolio Fund Manager of each Portfolio Fund in direct proportion to the amount of Fund assets that are invested in each Portfolio Fund. The Fund’s net asset value may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest. Certain risks related to the investment strategies and techniques utilized by the Portfolio Fund Managers are described under “Investment related risks” above. The success of the Fund depends upon the ability of the Portfolio Fund Managers to develop and implement strategies that achieve their investment objectives. Members will not have an opportunity to evaluate the specific investments made by the Portfolio Funds or the Portfolio Fund Managers, or the terms of any such investments. Although the Adviser will monitor the performance of each Portfolio Fund, unless otherwise provided in the transaction document in connection with the Fund’s investment, the relevant Portfolio Fund Manager will be responsible for operating the Portfolio Fund on a day-to-day basis and will generally have sole discretion in structuring, negotiation and purchasing, financing, monitoring and eventually divesting investments made by such Portfolio Fund. In addition, the Portfolio Fund Managers could materially alter their investment strategies from time to time without notice to the Fund. In this respect, the Fund will rely on the expertise and skill of the Portfolio Fund Managers and will generally have no ability to participate in the management and control of those funds. There can be no assurance that the Portfolio Fund Managers will be able to select or implement successful strategies or achieve their respective investment objectives.

Portfolio Funds not registered. The Fund is registered as an investment company under the Investment Company Act. The Investment Company Act is designed to afford various protections to investors in pooled investment vehicles. For example, the Investment Company Act imposes limits on the amount of leverage that a registered investment company can assume, restricts layering of costs and fees, restricts transactions with affiliated persons and requires that the investment company’s operations be supervised by a board of managers, a majority of whose members are independent of management. However, most of the Portfolio Funds in which the Fund invests are not subject to the provisions of the Investment Company Act. Many Portfolio Fund Managers may not be registered as investment advisers under the Advisers Act. As an indirect investor in the Portfolio Funds managed by Portfolio Fund Managers that are not registered as investment advisers, the Fund will not have the benefit of certain of the protections of the Advisers Act.

The Portfolio Funds generally are exempted from regulation under the Investment Company Act because they permit investment only by investors who meet very high thresholds of investment experience and sophistication, as measured by net worth. The Fund’s investment qualification thresholds are generally lower. As a result, the Fund provides an avenue for investing in Portfolio Funds that would not otherwise be available to certain investors. This means that investors who would not otherwise qualify to invest in largely unregulated vehicles will have the opportunity to make such an investment through the Fund.

In addition, the Portfolio Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies, in accordance with certain SEC rules. A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company. The Portfolio Funds in which the Fund will invest may maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies, or may not use a custodian to hold their assets. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any brokerage firm used to hold Portfolio Fund assets could have a greater adverse effect on the Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that a Portfolio Fund Manager could convert assets committed to it by the Fund to its own use or that a custodian could convert assets committed to it by a Portfolio Fund Manager to its own use. There can be no assurance that the Portfolio Fund Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Portfolio Fund Managers will be protected.

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Prospective investors should understand that the Fund is an appropriate investment only for investors who can tolerate a high degree of risk, including lesser regulatory protections in connection with the Fund’s investments in Portfolio Funds than might normally be available through investments in registered investment company vehicles.

Portfolio Funds are generally non-diversified. While there are no regulatory requirements that the investments of the Portfolio Funds be diversified, some Portfolio Funds may undertake to comply with certain investment concentration limits. Portfolio Funds may at certain times hold large positions in a relatively limited number of investments. Portfolio Funds may target or concentrate their investments in particular markets, sectors or industries. Those Portfolio Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry and sensitivity to overall market swings. As a result, the net asset values of such Portfolio Funds may be subject to greater volatility than those of investment companies that are subject to diversification requirements and this may negatively impact the net asset value of the Fund.

Portfolio Funds’ securities are generally illiquid. The securities of the Portfolio Funds in which the Fund invests or plans to invest will generally be illiquid. Subscriptions to purchase the securities of Portfolio Funds are typically subject to restrictions or delays. Similarly, the Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Fund is unable to sell Portfolio Fund interests, the Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset values of the Fund.

Portfolio Fund operations not transparent. The Adviser does not control the investments or operations of the Portfolio Funds. A Portfolio Fund Manager may employ investment strategies that differ from its past practices and are not fully disclosed to the Adviser and that involve risks that are not anticipated by the Adviser. Some Portfolio Fund Managers may have a limited operating history and some may have limited experience in executing one or more investment strategies to be employed for a Portfolio Fund. Furthermore, there is no guarantee that the information given to the Administrator and reports given to the Adviser with respect to the Fund Investments will not be fraudulent, inaccurate or incomplete.

Valuation of the Fund’s interests in Portfolio Funds. The valuation of the Fund’s investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Fund Managers of such Portfolio Funds which valuations are generally not audited. A majority of the securities in which the Portfolio Funds invest will not have a readily ascertainable market price and will be valued by the Portfolio Fund Managers. In this regard, a Portfolio Fund Manager may face a conflict of interest in valuing the securities, as their value may affect the Portfolio Fund Manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Portfolio Fund, the accuracy of the valuations provided by the Portfolio Funds, that the Portfolio Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Funds’ policies and procedures and systems will not change without notice to the Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts. The Board has approved the Adviser as the Valuation Designee, subject to the oversight of the Board. The Adviser may face conflicts of interest in overseeing the valuation of the Fund Investments, as the value of the Fund Investments will affect the Adviser’s compensation. Moreover, although the Adviser will periodically review Portfolio Fund Managers’ valuation methods and inputs, including at initial purchase, the Adviser will not generally have sufficient information in order to be able to confirm or review the accuracy of valuations provided by Portfolio Fund Managers.

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A Portfolio Fund Manager’s information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error. In any case, the Fund may not uncover errors for a significant period of time. Even if the Adviser elects to cause the Fund to sell its interests in such a Portfolio Fund, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Portfolio Fund Manager’s valuations of such interests could remain subject to such fraud or error, and the Adviser may, in its sole discretion, determine to discount the value of the interests or value them at zero.

Members should be aware that situations involving uncertainties as to the valuations by Portfolio Fund Managers could have a material adverse effect on the Fund if the Portfolio Fund Manager’s, the Adviser’s or the Fund’s judgments regarding valuations should prove incorrect. Prospective investors who are unwilling to assume such risks should not make an investment in the Fund.

Multiple levels of fees and expenses. The Fund and its Portfolio Funds including, for the avoidance of doubt, any Partners Group vehicles in which the Fund may invest which charges their own level of fees and expenses will each incur and/or impose management and/or administrative fees, costs, expenses. Member will be required to bear their proportionate share of such fees, costs and expenses. Such fees and expenses are expected to materially reduce the actual returns to the Members and will result in greater expense than if the Member were to invest directly in those Portfolio Funds and/or Partners Group vehicles in their portfolios. Fees and expenses of the Fund and the Portfolio Funds in which the Fund invests (including, subject to applicable law, any Partners Group vehicles in which the Fund invests) will generally be paid regardless of whether the Fund or the Portfolio Funds produce positive investment returns. Investors that invest in the Fund through financial advisers or intermediaries may also be subject to account fees or charges levied by such parties. Prospective investors should consult with their respective financial advisers or intermediaries for information regarding any fees or charges that may be associated with the services provided by such parties.

Inability to vote. To the extent that the Fund owns less than 5% of the voting securities of each Portfolio Fund, it may be able to avoid that any such Portfolio Fund is deemed an “affiliated person” of the Fund for purposes of the Investment Company Act (which designation could, among other things, potentially impose limits on transactions with the Portfolio Funds, both by the Fund and other clients of the Adviser). To limit its voting interest in certain Portfolio Funds, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in a Portfolio Fund. These voting waiver arrangements may increase the ability of the Fund and other clients of the Adviser to invest in certain Portfolio Funds. However, to the extent the Fund contractually forgoes the right to vote the securities of a Portfolio Fund, the Fund will not be able to vote on matters that require the approval of such Portfolio Fund’s investors, including matters which may be adverse to the Fund’s interests.

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There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in certain situations where the Fund owns less than 5% of the voting securities of a Portfolio Fund. If the Fund is considered to be affiliated with a Portfolio Fund, transactions between the Fund and such Portfolio Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that the Fund has entered into a voting waiver arrangement.

Consortium or offsetting investments. The Portfolio Fund Managers may invest in consortia, which could result in increased concentration risk where multiple Portfolio Funds in the Fund’s portfolio each invest in a particular underlying company. In other situations, Portfolio Funds may hold economically offsetting positions. To the extent that the Portfolio Fund Managers do, in fact, hold such offsetting positions, the Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Portfolio Fund Managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Portfolio Fund Manager may receive incentive compensation in respect of its portfolio for a period even though the Fund’s net asset values may have decreased during such period. Furthermore, it is possible that from time to time, various Portfolio Fund Managers selected by the Adviser may be competing with each other for investments in one or more markets.

Limitations on ability to invest in Portfolio Funds. Certain Portfolio Fund Managers’ investment approaches can accommodate only a certain amount of capital. Portfolio Fund Managers typically endeavor not to undertake to manage more capital than such Portfolio Fund Manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Portfolio Fund Manager has the right to refuse to manage some or all of the Fund’s assets that the Adviser may wish to allocate to such Portfolio Fund Manager. Further, continued sales of Units would dilute the indirect participation of existing Members with such Portfolio Fund Manager.

In addition, it is expected that the Fund will be able to make investments in particular Portfolio Funds only at certain times, and commitments to Portfolio Funds may not be accepted (in part or in their entirety). As a result, the Fund may hold cash or invest any portion of its assets that is not invested in Portfolio Funds in cash equivalents, short-term securities or money market securities pending investment in Portfolio Funds. To the extent that the Fund’s assets are not invested in Portfolio Funds, the Fund may be unable to meet its investment objective.

Indemnification of Portfolio Funds and Portfolio Fund Managers. The Fund may agree to indemnify certain of the Portfolio Funds and the Portfolio Fund Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Portfolio Funds or direct investments. If the Fund were required to make payments (or return distributions received from such Portfolio Funds or direct investments) in respect of any such indemnity, the Fund could be materially adversely affected.

Termination of the Fund’s interest in a Portfolio Fund. A Portfolio Fund may, among other things, terminate the Fund’s interest in that Portfolio Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Portfolio Fund or if the continued participation of the Fund in the Portfolio Fund would have a material adverse effect on the Portfolio Fund or its assets.

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11. Risks Specific to Secondary Investments

General risks of secondary investments. The overall performance of the Fund’s secondary investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Certain secondary investments may be purchased as a portfolio, and in such cases the Fund may not be able to exclude from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive. Where the Fund acquires a Portfolio Fund interest as a secondary investment, the Fund will generally not have the ability to modify or amend such Portfolio Fund’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

Contingent liabilities associated with secondary investments. Where the Fund acquires a Portfolio Fund interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant Portfolio Fund and, subsequently, that Portfolio Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Portfolio Fund. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Portfolio Fund, there can be no assurance that the Fund would have such right or prevail in any such claim.

Risks relating to secondary investments involving syndicates. The Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member and (iv) execution risk.

Risks relating to continuation funds and stapled secondary transactions. The Fund may invest in continuation funds which are Portfolio Funds acquiring one or more assets from an existing vehicle with the same general partner being on both sides of the transaction. Although safeguards are typically established to ensure that the purchase price of the asset(s) being sold is fair and reasonable (such as third-party valuations, advisory committee approvals or fairness opinions), the acquisition of secondary market interests may present additional risks such as difficulty of valuing the relevant asset(s) being sold. Any inaccurate valuation may diminish the potential return of the involved Portfolio Funds. The Fund may also make stapled primary investments which are transactions whereby a general partner leads the sale of interests in an existing Portfolio Fund to a buyer concurrently with a primary capital commitment by the buyer to a new Portfolio Fund raised by the same general partner. Conflicts of interests may arise in relation to stapled primaries as there can be a tension between (i) a general partner’s fiduciary duties owed to investors in the existing Portfolio Fund to maximize value through the sale of interests in the existing Portfolio Fund to a buyer, and (ii) the general partner’s desire to obtain capital from the buyer for an investment in the new Portfolio Fund.

There can be no assurance that the resolution of any inherent conflict resulting from a continuation fund transaction or a stapled primary transaction will result in circumstances that favor the Fund.

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12. Limits of Risk Disclosure

The above discussions and the discussions in the SAI relating to various risks associated with the Fund, Fund Investments, and Units are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Memorandum, the SAI, and the LLC Agreement and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund or any Portfolio Fund will be successful, that the various Portfolio Funds or Fund Investments selected will produce positive returns or that the Fund will achieve its investment objective.

13. Management of the Fund

The Board of Managers. The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Members. A majority of Managers of the Board are and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Managers”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, service providers or the Adviser. See “Board of Managers and officers” in the Fund’s SAI for the identities of the Managers and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

The Adviser. Pursuant to the Investment Management Agreement, Partners Group (USA) Inc., an investment adviser registered under the Advisers Act, serves as the Fund’s Adviser. The Adviser’s principal address is 1114 Avenue of the Americas, 37th Floor, New York, NY 10036.

The Adviser and its affiliates serve as investment advisers to other funds that have investment programs which are similar to the investment program of the Fund and the Adviser and/or its affiliates may in the future serve as an investment adviser or otherwise manage or direct the investment activities of other registered and/or private investment companies and/or private funds with investment programs similar to the investment program of the Fund. See “Conflicts of interest.”

Partners Group. The Adviser is an affiliate of Partners Group AG (“Partners Group”), a global private markets investment manager. The parent company of the Adviser and Partners Group, Partners Group Holding AG, is listed on the SIX Swiss Exchange (ticker: PGHN) and has a public market capitalization of approximately 27.6 billion Swiss Francs (approximately 34.6 billion U.S. Dollars) as of June 30, 2025.

As of June 30, 2025, Partners Group and its affiliates manage over 174 billion U.S. Dollars in assets under management across direct, secondary and primary private market assets for a wide variety of more than 800 institutional investors worldwide. As of June 30, 2025, the firm employs a broad team of more than 1,800 people, representing approximately 50 nationalities and collectively speaking around 30 languages. The team is represented through offices in Denver, Houston, New York, Toronto, São Paulo, Guernsey, London, Paris, Luxembourg, Milan, Munich, Dubai, Mumbai, Singapore, Manila, Shanghai, Seoul, Tokyo, Sydney, and Hong Kong, along with Partners Group’s headquarters in Zug, Switzerland. Through various investment programs and customized separate account mandates, Partners Group and its affiliates have made commitments of 234 billion U.S. Dollars, invested in more than 2,300 funds and companies across over 900 investment partners on a direct, primary and secondary basis and are currently represented on 350 partnership advisory boards across private markets, as of June 30, 2025. These activities have fostered relationships with leading private markets managers around the globe. The Adviser believes that the Fund will benefit from the experience and resources available through its affiliation with Partners Group.

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Adviser management team

The personnel who currently have primary responsibility for the day-to-day management of the Fund are:

Todd Bright, Partner, Co-Head of Private Infrastructure Americas

Todd Bright is Co-Head of Private Infrastructure in the Americas. He is a member of Partners Group’s private infrastructure investment committee and valuation committee. He has over 32 years of industry experience. Prior to joining Partners Group in 2014, he worked at Denham Capital, Conectiv Energy, Equinor (f/k/a Statoil), and Enron. He holds a BS in Business Administration from the University of Richmond and an MBA from George Washington University.

Robert M. Collins, Partner, Head of U.S. Private Wealth

Robert Collins is Head of Private Wealth US and a member of the Global Executive Board. He leads Partners Group’s U.S. private wealth and defined contribution practice and is President, Portfolio Manager and Member of the Board of Managers of Partners Group Private Equity (Master Fund), LLC. He also chairs the Adviser’s Investment Committee. Robert joined the firm in 2005 as a member of the Private Equity investment team and has over 25 years of industry experience. Prior to joining Partners Group, he worked at UBS Warburg and Salomon Smith Barney. Robert holds an MBA from the Johnson School at Cornell University, where he was a Roy H. Park Leadership Fellow, and a BA from Tulane University, where he majored in economics and history. He is a CFA charterholder.

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Robin Shelley, Managing Director, Private Equity Partnership Investments

Robin Shelley is a Managing Director on the Private Equity Partnership Investments team of Partners Group in New York. He is a member of the PG USA, Private Equity secondaries, and Private Equity co-investments investment committees and serves on the Board of Directors of the firm’s impact foundation. He has been with Partners Group since 2012 and has over 16 years of industry experience. Prior to joining the firm, he worked in private equity at a family office in Geneva and in M&A at Hawkpoint Partners in London. He holds a BSc in Economics from the University of Bristol.

Thomas Stein, Partner, Head Private Credit Americas

Thomas Stein is Head of Private Credit in the Americas, based in New York. He is a member of the Global Investment Committee and Co-Chairman of the Global Private Credit Investment Committee. He has over 30 years of industry experience. Prior to joining Partners Group in 2018, he worked at Guggenheim, Goldman Sachs, Wells Fargo, and Bank of America. He holds an MBA from the University of Chicago Booth School of Business in Illinois, USA and a bachelor’s degree in economics from the University of Santa Clara, California, USA.

Adam Howarth, Partner, Portfolio Management Americas

Adam Howarth is Regional Head of Portfolio Management for the Americas, based in Denver. He was previously the Co-Head Private Equity Integrated Investments Americas. He is also a member of Partners Group’s private equity integrated investment committee. He has been with Partners Group since 2007 and has over 20 years of industry experience. Prior to joining Partners Group, he worked at HarbourVest Partners, LLC. He holds a BA from Trinity College and an MBA from the New York University Stern School of Business.

Ron Lamontagne, Managing Director, Co-Head Private Real Estate Americas

Ron Lamontagne is Regional Head of the Private Real Estate Americas business unit, based in New York. He is a member of Partners Group’s private real estate directs investment committee. He has over 30 years of industry experience. Prior to joining Partners Group in 2015, he worked at GE Capital Real Estate where he had numerous roles including equity and debt originations, asset management, loan modifications, property dispositions and risk management. He holds an MBA in finance and marketing from the New York University Stern School of Business.

Sujit John, Managing Director, Private Equity Health & Life

Sujit John is part of the Private Equity Health and Life business unit, based in New York. He is a member of the Adviser's Investment Committee and the Health and Life Vertical Investment Committee. He is also a member of the Board of Directors of the firm's portfolio companies Axia Women’s Health, LLC, Blue River PetCare and PCI Pharma Services. He has been with Partners Group since 2012 and has 20 years of industry experience. Prior to joining Partners Group, he worked at WestView Capital Partners, Arlington Capital Partners and Citigroup Global Markets. He holds a bachelor’s degree in management from Boston College, Massachusetts, USA.

Anthony Shontz, Partner, Global Head Private Equity Partnership Investments

Anthony Shontz is Global Head of Private Equity Partnership Investments. He is a member of Partners Group’s private equity partnership investment committee as well as the global investment committee. He has been with Partners Group since 2007 and has over 20 years of industry experience. Prior to joining Partners Group, he worked at Pacific Private Capital and Prudential Capital Group. He holds an MBA from the Kellogg School of Management at Northwestern University and an undergraduate degree from Brigham Young University.

For additional information regarding these individuals’ compensation, other accounts managed by them and their holdings in the Fund, see the SAI.

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Listed private equity investment committee

The personnel who currently have primary responsibility for managing the listed private equity portion of the Fund’s portfolio are:

Benjamin Lorenz, Senior Portfolio Manager, Liquid Private Markets

Benjamin Lorenz is Benjamin Lorenz is a voting member of the Liquid Private Markets investment committee, based in Zug, Switzerland. He has been with Partners Group since 2011. He holds a master’s degree in business administration from the University of Mannheim, Germany.

Lorenzo Papi, Portfolio Manager, Liquid Private Markets

Lorenzo Papi is a voting member of the Liquid Private Markets investment committee, based in Zug, Switzerland. He has been with Partners Group since 2018. Prior to joining Partners Group, he worked at Duff & Phelps. He holds a Master’s degree from the University of Cambridge, Cambridge (UK).

Investment Management Agreement. The Investment Management Agreement became effective as of December 31, 2023 and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board, and (ii) the vote of a majority of the Independent Managers of the Fund, cast in person at a meeting called for the purpose of voting on such approval. See “Voting.” The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act) and is terminable at any time without penalty by vote of a majority of members of the Fund’s Board or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on sixty (60) days written notice to the Fund. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first annual or semi-annual report to Members.

The Investment Management Agreement provides that, in the absence of willful misfeasance or gross negligence of its obligations to the Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance or gross negligence of its obligations to the Fund. Such indemnification includes losses sustained by the Adviser or its affiliates as an indemnitor under any sub-servicing or other agreement entered into by the Adviser for the benefit of the Fund to the extent that such losses relate to the Fund and the indemnity giving rise to the losses is not broader than that granted by the Fund to the Adviser or its affiliates pursuant to the Investment Management Agreement. The Fund has the right to consent before the Adviser settles or consents to the settlement of a claim involving such indemnitor losses (but such consent right will not affect the Adviser’s entitlement to indemnification).

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14. Investment Management Fee

The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Adviser to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Adviser a monthly Investment Management Fee equal to 1.25% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. For purposes of calculating the Investment Management Fee, a commitment is defined as a contractual obligation to acquire an interest in, or provide the total commitment amount over time to, a Portfolio Fund, when called by the Portfolio Fund. The Investment Management Fee is paid to the Adviser out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. “Net asset value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that, for purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. The Investment Management Fee will be computed as of the last day of each month, and will be due and payable in arrears within fifteen business days after the end of the month.

The Adviser has entered into a fee waiver agreement with the Fund, effective July 1, 2025 through June 30, 2026, whereby any Investment Management Fee under the Investment Management Agreement payable by the Fund to the Adviser shall be waived or reduced by 0.25% per annum ("Fee Waiver Agreement").

During the current fiscal year, the basis for the Investment Management Fee could be larger than the Fund’s net asset value due to unfunded commitments to invest in Fund Investments. Investors are advised that the actual amount of unfunded commitments will be disclosed in the Fund’s published financial statements.

A portion of the Investment Management Fee may be paid to brokers or dealers that assist in the distribution of Units, including brokers or dealers that may be affiliated with the Adviser.

In addition, at the end of each calendar quarter (and at certain other times), the Adviser will be entitled to receive an amount (the “Incentive Fee”) equal to 15% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For the purposes of the Incentive Fee, the term “net profits” shall mean the amount by which the net asset value of the Fund on the last day of the relevant period exceeds the net asset value of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses). The Fund will maintain a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Because the Loss Recovery Account is calculated at the Fund level, Members will benefit from the Loss Recovery Account in proportion to their holdings of Units, although such benefit may vary depending on when a Member purchases or redeems Units and the balance in the Loss Recovery Account at such time.

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The Adviser does not return to the Fund amounts paid to it on net profits that the Fund has not yet received in cash if such amounts are not ultimately received by the Fund in cash. If the Fund does not ultimately receive amounts in cash, a loss would be recognized, which would increase the amount of the Loss Recovery Account and reduce future Incentive Fee payments.

The following is a graphical representation of the calculation of the Incentive Fee:

Examples of Quarterly Incentive Fee Calculations

Example - Incentive Fee Calculation

Assumptions

Quarter 1: Opening net asset value is $1,000 and opening Loss Recovery Account is $0. During the quarter, there is $500 of unrealized appreciation. Ending net asset value is $1,500. Net profits for the quarter are $500. Loss Recovery Account is $0

Quarter 2: Opening net asset value is $1,425. During the quarter there is $225 of unrealized depreciation. Ending net asset value is $1,200. Net losses for the quarter are $225. Loss Recovery Account is $225.

Quarter 3: Opening net asset value is $1,200. During the quarter there is $625 of unrealized appreciation. Ending net asset value is $1,825. Net profits for the quarter are $625. Loss Recovery Account is $0.

Quarter 1 Incentive Fee :	= 15% x (Net Profits - Loss Recovery Account)
= 15% x ($500 -$0)
= $75

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Quarter 2 Incentive Fee:	= 15% x (Net Profits - Loss Recovery Account)
= 15% x ($0 -$225)
= $0
= No Incentive Fee for the quarter

Quarter 3 Incentive Fee :	= 15% x (Net Profits - Loss Recovery Account)
= 15% x ($625 -$225)
= $60

15. Placement Agent

Foreside Fund Services, LLC (the “Placement Agent”), whose principal business address is Three Canal Plaza, Portland, Maine 04101, acts as Placement Agent to the Fund on a best-efforts basis, subject to various conditions, pursuant to a Private Placement Agency Agreement (the “Placement Agency Agreement”) between the Fund and the Placement Agent.

Neither the Placement Agent nor any other party is obligated to purchase any Units from the Fund. There is no minimum aggregate number of Units required to be purchased.

The Placement Agent may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of units of the Fund. The Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into sub-distribution agreements with the Placement Agent) from time to time in connection with the sale of Units and/or the services provided to Members. These payments will be made out of the Adviser’s and/or its affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Units over other investment options.

Investors who purchase units through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase units, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase units. Investors purchasing units of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Memorandum in conjunction with any materials and information provided by their financial intermediary. The Placement Agent does not receive compensation from the Fund for its distribution services, but may receive compensation for its distribution services from the Adviser.

Pursuant to the Placement Agency Agreement, the Placement Agent is solely responsible for the costs and expenses incurred in connection with (i) its qualification as a broker-dealer under state or federal laws and (ii) the promotion of the offering of Units. The Placement Agency Agreement also provides that the Fund will indemnify the Placement Agent and its affiliates and certain other persons against certain liabilities.

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16. Placement Fee

Class A Units and Class S Units are offered subject to a Placement Fee of up to 3.50% and 1.50%, respectively, of the subscription amount. The Placement Fee payable by each investor with respect to Class A Units and Class S Units depends upon the amount invested but may range from 0.00% to 3.50% of the subscription amount for Class A Units or from 0.00% to 1.50% of the subscription amount for Class S Units.

The Placement Fee for Class A Units and Class S Units will be deducted out of the investor’s subscription amount, and will not constitute part of an investor’s capital contribution to the Fund or part of the assets of the Fund. No Placement Fee may be charged without the consent of the Placement Agent. The Placement Agent may elect to reduce, otherwise modify or waive the Placement Fee with respect to any Member on behalf of: (i) purchasers for whom the Placement Agent, the Adviser, or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees and retired employees (including spouses, children, and parents of employees and retired employees) of the Placement Agent, the Adviser, and any affiliates of the Placement Agent or the Adviser; (iii) Managers and retired Managers of the Fund (including spouses, children, and parents of Managers and retired Managers); (iv) purchasers who use proceeds from an account for which the Placement Agent, the Adviser, or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Units; (v) clients of brokers, dealers, investment advisers, financial planners or other financial services firms with which the Fund has a special arrangement; (vi) participants in an investment advisory or agency commission program under which such participant pays a fee to an investment adviser or other firm for portfolio management or brokerage services; (vii) orders placed on behalf of other investment companies that the Placement Agent or an affiliated company distributes; and (viii) orders placed on behalf of purchasers who have previously invested in the Fund or other funds advised or distributed (as applicable) by the Adviser, the Placement Agent, and any affiliates of the Adviser or the Placement Agent in amounts that, if combined with the new order for Units of the Fund, may qualify the purchaser for a lesser Placement Fee (or a complete waiver of the Placement Fee). To receive a Placement Fee waiver in conjunction with any of the above categories, an investor must, prior to the time of purchase, inform the Fund about the investor’s eligibility for the waiver of the Placement Fee and give the Fund sufficient information to permit the Placement Agent to confirm that the investor qualifies for such a waiver. Notwithstanding any waiver, investors remain subject to eligibility requirements set forth in this Memorandum.

17. Distribution Plan

The Fund has adopted a Distribution and/or Service Plan (the “Distribution Plan”) which allows the Fund to pay distribution and/or service fees for the sale and distribution of its Class A Units and Class S Units. Under the Distribution Plan, the Fund may pay as compensation up to 0.85% on an annualized basis of the Fund’s net asset value attributable to Class A Units and up to 0.25% on an annualized basis of the Fund’s net asset value attributable to Class S Units (the “Distribution and/or Service Fee”) to the Fund’s Placement Agent or other qualified recipients. Payment of the Distribution and/or Service Fee is governed by the Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units and Class S Units in compliance with Rule 12b-1 under the Investment Company Act. The Distribution and/or Service Fee is paid out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to Class A Units and Class S Units. Class I Units and Class M Units are not subject to the Distribution and/or Service Fee and do not bear any expenses associated therewith.

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The Adviser may pay additional compensation out of its own resources (i.e., not Fund assets) to certain other intermediaries and qualified recipients, including the Placement Agent, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information, and support services. The amount of such payments may differ for different intermediaries and qualified recipients. Payments made by the Adviser may be one-time payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Units may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.

18. Administration

The Fund has retained the Administrator, State Street Bank and Trust Company, whose principal business address is One Summer Street, Boston, MA 02116, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to the Fund, as applicable: (1) maintaining a list of Members and generally performing all actions related to the issuance and repurchase of Units, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the net asset value of the Fund in accordance with U.S. GAAP and procedures defined in consultation with the Adviser; (5) overseeing the preparation of semi-annual and annual financial statements of the Fund in accordance with U.S. GAAP, quarterly reports of the operations of the Fund and information required for U.S. federal and applicable state and local income tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time-to-time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Adviser.

In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asset value of the Fund, subject to a minimum monthly fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator is also reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund, and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

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The Administration Agreement provides that the Administrator’s cumulative liability to the Fund for a calendar year will be limited in relation to the fees and expenses charged by the Administrator in the relevant calendar year. In addition, the Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties unless solely caused by or resulting from the willful misconduct or gross negligence of the Administrator, its officers or employees. In addition, the Administrator will not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of the Administration Agreement or for any such damages arising out of any act or failure to act thereunder.

The Administration Agreement also provides that the Fund shall indemnify and hold the Administrator and its directors, officers, agents, and employees harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of the Administration Agreement, any action or omission by the Administrator in the performance of its duties as administrator of the Fund, or as a result of acting upon instructions reasonably believed by it to have been duly authorized by the Fund or upon reasonable reliance on information or records given or made by the Fund or the Adviser. The indemnification will not apply to actions of the Administrator, its officers, or employees in cases of their own willful misconduct or gross negligence.

19. Custodian

State Street Bank and Trust Company (the “Custodian”) serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 100 Summer Street, Boston, MA 02116.

20. Fund Expenses

The Fund will pay all of its expenses and/or reimburse the Adviser or its affiliates to the extent they have previously paid such expenses on behalf of the Fund and have not waived such reimbursement, in the sole discretion of the Adviser. The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the offering and issuance of Units; all fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate actions, travel associated with due diligence and monitoring activities and enforcing the Fund’s rights in respect of the Fund Investments; quotation or valuation expenses; the Investment Management Fee, the Distribution and/or Service Fee (Class A Units and Class S Units only), the Incentive Fee and the Administration Fee; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside tax or legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, sub-custodian, transfer agent, and registrar, and any other agent of the Fund, including any fees paid pursuant to the distribution and/or services plan adopted by the Fund in compliance with Rule 12b-1 under the Investment Company Act; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund, as applicable; bank service fees; costs and expenses relating to any amendment of the LLC Agreement or other organizational documents of the Fund; expenses of preparing, amending, printing, and distributing Memoranda, SAIs, and any other sales material (and any supplements or amendments thereto), reports, notices, websites, other communications to Members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; Member recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board who are not employees of the Adviser or its affiliates; expenses (including travel or lodging) incurred by Fund officers for attending Board meetings or conducting the Fund’s business; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund. The Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

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The Fund’s method for accounting for organizational and offering expenses is consistent with FASB ASC 946-20-25-6. The Fund’s organizational and offering expenses consist of costs incurred to establish the Fund and enable it to legally do business, including, among other things, organizational fees; SEC and state registration fees; legal services pertaining to the organization and offering of the Fund; costs of printing prospectuses for sales purposes; and audit fees relating to the initial registration statement and auditing the initial seed capital statement of assets and liabilities. Pursuant to FASB ASC 946-20-25-6, as a closed-end fund with a continuous offering period, the Fund’s offering costs shall be recognized as a deferred charge.

“Extraordinary Expenses” means all expenses incurred by the Fund, as applicable, outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity (including, without limitation, pursuant to the indemnification obligations described under “Summary of the LLC Agreement—Limitation of liability; indemnification”); expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of Members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

The Adviser will bear all of its own routine overhead expenses, including rent, utilities, salaries, office equipment and communications expenses. In addition, the Adviser is responsible for the payment of the compensation and expenses of those members of the Board and officers of the Fund affiliated with the Adviser, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law. Notwithstanding the foregoing, the Fund may bear expenses incurred by any officer, including those affiliated with the Adviser, in connection with attending Board meetings or conducting other Fund business, to the extent such expenses are incurred in the course of fulfilling their duties on behalf. The Adviser may, in its sole discretion, bear certain expenses of the Fund.

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The Adviser and its affiliates may be entitled to receive topping, break-up, monitoring, directors’ organizational, set-up, advisory, investment banking, syndication and other similar fees in connection with the purchase, monitoring or disposition of Fund Investments or from unconsummated transactions. Any such fees earned in respect of the Fund Investments shall be for the benefit of the Fund.

The Adviser has entered into the Expense Limitation and Reimbursement Agreement with the Fund, whereby, for at least one-year from the effective date of this Memorandum, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction related expenses arising out of investments made by the Fund, extraordinary expenses, the Incentive Fee, and any acquired fund fees and expenses) do not exceed 3.15% on an annualized basis with respect to Class A Units, 2.55% with respect to Class S Units and 2.30% on an annualized basis with respect to Class I Units and Class M Units (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation and Reimbursement Agreement automatically renews for consecutive one-year terms so long as the Adviser or an affiliate of the Adviser serves as the Fund’s investment manager. The Expense Limitation and Reimbursement Agreement may be terminated by the Adviser or the Fund upon thirty days’ written notice to the other party.

The Portfolio Funds will bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Fund. In addition, the Portfolio Funds will pay asset-based fees to their Portfolio Fund Managers and generally may pay performance-based fees or allocations to their Portfolio Fund Managers, which effectively reduce the investment returns of the Portfolio Funds. These expenses, fees, and allocations are in addition to those incurred by the Fund directly. As an investor in the Portfolio Funds, the Fund will bear a portion of the expenses and fees of the Portfolio Funds. Such indirect fees and expenses are borne by the Fund and allocated to Class A Units, Class S Units, Class M Units and Class I Units on a pro rata basis.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to or debited against each Member’s account.

21. Voting

Each Member will have the right to cast a number of votes, based on the value of such Member’s Units, at any meeting of Members called by the (i) Board or (ii) Members holding at least a majority of the total number of votes eligible to be cast by all Members. Except for the exercise of such voting privileges, Members will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

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22. Conflicts of Interest

The Fund may be subject to a number of actual and potential conflicts of interest, including, but not limited to, those set forth in further detail below.

Affiliates. The Adviser and its affiliates engage in financial advisory activities that are independent from, and may from time-to-time conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Adviser and its affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; which may compete with the Fund for investment opportunities; and which may, subject to applicable law, co-invest with the Fund in certain transactions. The Fund has been granted exemptive relief by the SEC that permits the Fund to participate in certain negotiated co-investments alongside other funds managed by the Adviser or certain of its affiliates, subject to certain conditions. A copy of the Fund’s application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at http://www.sec.gov. In addition, the Adviser, its affiliates and their respective clients may themselves invest in securities that would be appropriate for the Fund or the Portfolio Funds and may compete with the Portfolio Funds for investment opportunities. By acquiring Units of the Fund, each Member will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Although the Adviser and its affiliates will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Adviser or its affiliates will be appropriate for the Fund or will be referred to the Fund. The Adviser and its affiliates are not obligated to refer any investment opportunity to the Fund.

The directors, partners, trustees, managers, members, officers and employees of the Adviser and their affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Adviser or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund and the Adviser have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee or by email at publicinfo@sec.gov.

Expenses incurred with respect to the Fund Investments are generally allocated among the Fund and the Adviser’s and its affiliates’ other clients participating in such investments. With respect to each Fund Investment in which any co-investor of the Adviser or its affiliates co-invests with one or more funds (including the Fund) or separate accounts managed by the Adviser or its affiliates, investment expenses or indemnification obligations related to such investments are generally borne by such funds (including the Fund) or separate accounts and such co-investor(s) in proportion to the capital committed by each to such investment.

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Broken deal expenses are generally allocated entirely to funds (including the Fund) or separate accounts discretionarily managed by the Adviser or its affiliates that would be allocated the relevant potential, but ultimately unconsummated, investment and not to any co-investor of the Adviser or its affiliates allocated to such proposed investment. Discretionarily managed funds (including the Fund) or separate accounts managed by the Adviser or its affiliates typically have priority allocation rights to investments while co-investors have no such rights but typically participate to enable a transaction considered beneficial for the discretionarily managed funds (including the Fund) or separate accounts managed by the Adviser or its affiliates participating therein as such funds’ and separate accounts’ collective appetite alone is typically insufficient to consummate such transactions. Accordingly, amongst such discretionarily managed funds (including the Fund) or separate accounts managed by the Adviser or its affiliates, each shall bear the entire amount of broken deal expenses incurred, in proportion to the capital they would have committed to the contemplated unconsummated investment, save for certain initial stage broken deal expenses which may be allocated to funds (including the Fund) and separate accounts managed by the Adviser or its affiliates (and not to co-investors of the Adviser and its affiliates) based on such funds’ and accounts’ investment objectives rather than a planned allocation to an investment.

Notwithstanding the above, the Adviser or its affiliates may enter into separate arrangements with clients and co-investors in connection with the payment of investment related expenses (including broken deal expenses); such arrangements shall not disadvantage any discretionarily managed funds or separate accounts managed by the Adviser or its affiliates.

Allocation of the Adviser’s and its affiliates’ time. The Fund substantially relies on the Adviser to manage the day-to-day activities of the Fund and to implement the Fund’s investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to the Fund. For example, the Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the Adviser, its affiliates and each of their officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the assets of other advisees of the Adviser and its affiliates. The Adviser and its employees will devote only as much of their time to the Fund’s business as the Adviser and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Adviser, its employees and certain affiliates may experience conflicts of interest in allocating management time, services and functions among the Fund and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to the Fund.

Nevertheless, the Fund believes that the members of the Adviser’s senior management and the other key professionals have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved. The Fund believes that its affiliates and executive officers will devote the time required to manage the business and expect that the amount of time a particular executive officer or affiliate devotes to the Fund will vary during the course of the year and depend on the Fund’s business activities at the given time.

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Compensation arrangements. The Adviser will receive fees from the Fund in return for its services, and these fees could influence the advice provided by the Adviser. Among other matters, the compensation arrangements could affect the Adviser’s judgment with respect to offerings of equity by the Fund, which allow the Adviser to earn increased Investment Management Fees.

Reduced Rates for Employees. Subject to applicable law and the conditions of the Fund’s co-investment exemptive relief, Partners Group offers reduced fee rates to knowledgeable employees as defined in Rule 3c-5 under the Investment Company Act or “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act and the rules and regulations promulgated thereunder who wish to invest in investment vehicles alongside investors; Partners Group does not offer employee-only investment vehicles, but employees may establish separate accounts advised by an affiliate of the Adviser. Additionally, Partners Group employees may receive discounts from portfolio companies of investment vehicles when such discounts are approved by Partners Group. Partners Group also offers reduced fee rates to eligible operating directors and certain senior employees of portfolio companies.

Subject to the Adviser’s policies and procedures and only where permissible by applicable law, certain specified senior employees or partners of Partners Group are permitted to co-invest alongside other clients subject to certain parameters outlined in the policies and procedures governing the scope of such co-investments, including that: (i) prior to any co-investment by a Partners Group senior employee or partner, Partners Group clients have fully satisfied their demand for the applicable investment and (2) any relevant employees that are also members of an investment committee are not involved, directly or indirectly, in allocation decisions with respect to transactions in which they or their client mandate may invest or their associated exits (if not pro-rata across all Partners Group invested vehicles). Additionally, all investments made in accordance with the policies and procedures summarized in this paragraph by Partners Group employees or partners who are designated as “Access Persons” under the Adviser's code of ethics must have all of their private investments preapproved by the Adviser's chief compliance officer, or his or her designee, in accordance with the Adviser's code of ethics.

23. Distributions

The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. From time to time, the Fund may also pay special interim distributions in the form of cash or Units at the discretion of the Board. Unless Members elect to receive distributions in the form of cash, the Fund intends to make its ordinary distributions in the form of additional Units under the DRIP. Any distributions reinvested under the DRIP will nevertheless remain subject to U.S. federal (and applicable state and local) taxation to Members. The Fund may finance its cash distributions to Members from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including Fund Investments), non-capital gains proceeds from the sale of assets (including Fund Investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or Portfolio Companies and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.

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Each year a statement on IRS Form 1099-DIV (or successor form) identifying the character (e.g., as ordinary income, qualified dividend income or long-term capital gain) of the distributions will be mailed to certain Members. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal tax purposes. A return of capital generally is a return of a Member’s investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. See “Certain U.S federal income tax considerations.” There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

The Fund has elected to be treated as a corporation for federal income tax purposes, and beginning with the tax year ended October 31, 2025, it further intends to elect to be treated, and expects each year to qualify, as a RIC for U.S. federal income tax purposes. To qualify for and maintain RIC tax treatment, the Fund must, among other things, annually distribute at least 90% of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. A RIC may satisfy the 90% distribution requirement by distributing dividends (other than capital gain dividends) during the taxable year (including dividends declared in October, November or December of a taxable year that, if paid in the following January, are treated as paid by a RIC and received by its shareholders in the prior taxable year). In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of the Code. If a RIC makes a “spillover dividend” the amounts will be included in IRS Form 1099-DIV for the year the spillover distribution is paid.

The Fund can offer no assurance that it will achieve results that will permit the Fund to pay any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes the Fund to fail to maintain the asset coverage ratios stipulated by the Investment Company Act or if distributions are limited by the terms of any of the Fund’s borrowings. See “Certain U.S. federal income tax considerations.”

The Fund has adopted an “opt out” dividend reinvestment plan for Members. As a result, if the Fund makes a distribution, then Members have their distributions reinvested in additional Units unless they specifically “opt out” of the DRIP so as to have their distributions paid in cash. See “Certain U.S. federal income tax considerations.”

24. Dividend Reinvestment Plan

The Fund has adopted an “opt-out” dividend reinvestment plan (or “DRIP”) pursuant to which all Members will have the full amount of their cash distributions reinvested in additional Units unless a Member elects otherwise. Any distributions of the Fund’s Units pursuant to the DRIP are dependent on the continued registration of the Fund’s securities or the availability of an exemption from registration in the recipient’s home state. Participants in the DRIP are free to elect to participate or terminate participation in the DRIP within a reasonable time as specified below.

If you elect not to participate in the DRIP, you will receive any distributions the Fund declares in cash. For example, if the Board authorizes, and the Fund declares, a distribution, then unless you have “opted-out” of the DRIP, you will have your cash distributions reinvested in additional Units, rather than receiving the cash distributions. The Fund expects to coordinate distribution payment dates so that the same net asset value that is used for the monthly closing date immediately preceding such distribution payment date will be used to calculate the purchase net asset value for purchasers under the DRIP. Units issued pursuant to the DRIP will have the same voting rights as the Fund’s Units acquired by subscription to the Fund.

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If you wish to participate in the DRIP and receive your distribution in additional Units, no action will be required on your part to do so. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s application or by notifying the Administrator in writing (i) via overnight mail or USPS mail, Attn: Partners Group Member Services, c/o State Street Corporation, 1776 Heritage Drive, North Quincy, MA 02171, Mailstop: JAB0340, or (ii) via email to PartnersGroupTA_INQ@statestreet.com with DLPGPEOperations@PartnersGroup.com in copy. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution or the Member will receive such distribution in Units through the DRIP. If Units are held by a broker or other financial intermediary, in some circumstances a Member may “opt out” of the DRIP by notifying its broker or other financial intermediary of such election. Please check with your broker or other financial intermediary for more details.

There are no selling commissions, dealer manager fees or other sales charges to you as a result of your participation in the DRIP. The Fund pays the Administrator’s fees under the DRIP. If you receive your ordinary cash distributions in the form of Units as part of the DRIP, you generally are subject to the same U.S. federal, state and local tax consequences as you would be had you elected to receive your distributions in cash.

Your basis for determining gain or loss upon the sale of Units received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable in cash. Any Units received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the Units are credited to your account. The Fund reserves the right to amend, suspend or terminate the DRIP. If you wish to no longer participate in the DRIP, you may begin receiving your distributions in cash by notifying the Administrator in writing (i) via overnight mail, Attn: Partners Group Member services, c/o State Street Corporation, 1 Heritage Drive, North Quincy, MA 02171, (ii) via USPS mail, Attn: Partners Group Member services, c/o State Street Corporation, P.O. Box 5493, Boston, MA 02206 or (iii) via fax to (617) 937-3051.

All correspondence concerning the DRIP should be directed to the Administrator in writing (i) via overnight mail, Attn: Partners Group Member services, c/o State Street Corporation, 1 Heritage Drive, North Quincy, MA 02171, (ii) via USPS mail, Attn: Partners Group Member services, c/o State Street Corporation, P.O. Box 5493, Boston, MA 02206 or (iii) via fax to (617) 937-3051.

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25. Outstanding Units

As of September 30, 2025, the following table shows the outstanding Units of each class of Units of the Fund.

CLASS	OUTSTANDING UNITS
Class A	572,278.8150
Class S	1,319,818.0410
Class I	89,534,685.4760
Class M*	0

*	Class M Units were not offered to investors prior to the date of this Memorandum.

26. Repurchases of Units

No right of redemption. The Fund is not a liquid investment. No Member (or other person holding Units acquired from a Member) will have the right to require the Fund to redeem or repurchase its Units. No public market exists for Units, and none is expected to develop. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.

Periodic repurchases. The Board, from time to time and in its sole discretion, may determine to cause the Fund to offer to repurchase Units from Members, including the Adviser and its affiliates, pursuant to written tenders by Members.

The Adviser anticipates recommending to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s net assets quarterly on or about each January 1, April 1, July 1 and October 1.

The Fund will make repurchase offers, if any, to all holders of Units.

Subject to the considerations described above, the aggregate value of Units to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Units. Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Fund normally conducts a repurchase offer. The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased. If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member.

In determining whether the Fund should offer to repurchase Units from its Members pursuant to written requests, the Board will consider the recommendation of the Adviser. The Board also may consider the following factors, among others, in determining whether to repurchase Units and the amount of Units to be repurchased:

●	whether any Members of the Fund have requested to tender Units to the Fund;
●	the working capital and liquidity requirements of the Fund;
●	the relative sizes of the repurchase requests and the Fund;
●	the past practice of the Fund in repurchasing Units;
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●	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs;
●	the anticipated U.S. federal income tax consequences of any proposed repurchases of Units; and
●	the Fund’s investment plans, the liquidity of its assets (including fees and costs associated with liquidating Fund Investments), and the availability of information as to the value of its interests in underlying Portfolio Companies, Portfolio Funds and other Fund Investments.

As described above, in certain circumstances the Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund’s net assets. In particular, during periods of financial market stress, the Board may determine that some or all of the Fund Investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.

As an alternative, during such periods the Board may offer to repurchase Units at a discount to their prevailing net asset value that appropriately reflects market conditions, subject to applicable law (a “Discount Repurchase Offer”). The benefit of any Units repurchased at a discount will be for the account of the Fund.

Procedures for repurchase of Units. The following is a summary of the procedures expected to be employed by the Fund in connection with the repurchase of Units.

The Board will determine that the Fund will offer to repurchase Units pursuant to written tenders only on terms that the Board determines to be fair to the Fund and Members. The amount due to any Member whose Units are repurchased will be equal to the value of the Member’s Units being repurchased, based on the Fund’s net asset value, as of the Valuation Date (as defined below), after reduction for all fees and expenses of the Fund for all periods through the Valuation Date (including, without limitation, the Investment Management Fee, any Distribution and/or Service Fee, Administration Fee, any Incentive Fee and any Early Repurchase Fee (as defined below)), any required U.S. federal tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Units being repurchased (including pursuant to a Discount Repurchase Offer, if applicable). If the Board determines that the Fund will offer to repurchase Units, written notice will be provided to Members that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other terms and information Members should consider in deciding whether and how to participate in such repurchase opportunity. The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

Payment by the Fund upon a repurchase of Units will be made in the form of the Promissory Note (as defined below). The Fund does not generally expect to distribute securities (other than the Promissory Note) as payment for repurchased Units except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Members, or if the Fund has received distributions from Portfolio Funds and/or Portfolio Companies in the form of securities that are transferable to the Fund’s Members. Securities which are distributed in-kind in connection with a repurchase of Units may be illiquid. Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis. See “Calculation of net asset value; valuation.”

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In light of liquidity constraints associated with many of the Fund Investments and the fact that the Fund may have to liquidate interests in such investments to fund the repurchase of Units and due to other considerations applicable to the Fund, the Fund expects to employ the following additional repurchase procedures:

●	The value of Units being repurchased will be determined as of a date, determined by the Board, in its sole discretion, which is approximately 35 days, after the Expiration Date (the “Valuation Date”), and any such repurchase will be effected as of the day after the Valuation Date (the “Repurchase Date”). As discussed above, and subject to the considerations described above, it is expected that there will be a Repurchase Date on or about each January 1, April 1, July 1 and October 1.
●	As promptly as practicable after the Expiration Date, the Fund will give to each Member whose Units have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date in the manner specified above, of the repurchased Units. The Promissory Notes will be held by the Administrator on behalf of each such Member. The determination of the value of Units as of the Valuation Date is subject to adjustment based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which such Valuation Date occurred.
●	The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for, among other things, the following payments. The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 95% of the estimated aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above. The Initial Payment will generally be made on or before the 20th business day after the Repurchase Date. IN NO EVENT WILL THE INITIAL PAYMENT BE MADE LATER THAN THE 65TH DAY FOLLOWING THE EXPIRATION DATE.
●	The second and final payment in respect of the Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (i) the aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, over (ii) the Initial Payment. It is anticipated that the annual audit of the financial statements of the Fund will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.
●	Notwithstanding anything in the foregoing to the contrary, if a Member, after giving effect to the repurchase, would continue to hold at least 5% of the aggregate value of its Units as of the Valuation Date, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Repurchase Date. Such payment shall be in an amount equal to the excess, if any, of (i) the aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above, based upon information known to the Fund as of the date of the Final Payment, over (ii) the Initial Payment. If, based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall decrease such Member’s account balance by the amount of any overpayment and redeem for no additional consideration a number of Units having a value equal to such amount, or increase such Member’s account balance by the amount of any underpayment and issue for no additional consideration a number of Units having an aggregate value equal to such amount, as applicable, in each case as promptly as practicable following the completion of such audits.
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The repurchase of Units is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Following the commencement of an offer to repurchase Units, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Managers, that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine its net asset value, and other unusual circumstances.

Each Member whose Units have been accepted for repurchase will continue to be a Member of the Fund until the Repurchase Date (and thereafter if the Member retains Units following such repurchase) and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date. Moreover, the account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Member’s account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

Upon its acceptance of tendered Units for repurchase, the Fund will maintain daily on its books a segregated account consisting of cash, liquid securities or, to the extent applicable, interests in Portfolio Funds that the Fund (i) has requested be withdrawn or (ii) is in the process of liquidating, (or any combination of them) in an amount equal to the aggregate estimated unpaid U.S. Dollar amount of the Promissory Notes issued to Members tendering Units.

Payments for repurchased Units may require the Fund to liquidate Fund Investments earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover; provided, however, that where the Board determines to make Discount Repurchase Offers as described above, the consequences of such premature liquidation may be wholly or partially mitigated. The Fund reserves the right to modify the procedures for the repurchase of Units for a Discount Repurchase Offer, including to comply with the requirements of the Exchange Act, the rules promulgated thereunder, and any other applicable law. The Fund may, but need not, maintain cash or borrow money to meet repurchase requests. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.

A 2.00% early repurchase fee (“Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units. For this purpose, Units tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis. Therefore, Units repurchased will be deemed to have been taken from the earliest purchase of Units by such Member (adjusted for subsequent net profits and net losses) until all such Units have been repurchased, and then from each subsequent purchase of Units by such Member (adjusted for subsequent net profits and net losses) until such Units are repurchased. An Early Repurchase Fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an early repurchase fee, it will do so consistently with the requirements of Rule 22d-1 under the Investment Company Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the early repurchase fee will apply uniformly to all Members regardless of Unit class.

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A Member who tenders some but not all of its Units for repurchase will be required to maintain a minimum account balance of $25,000 with respect to Class A Units and Class S Units and $100,000 with respect to Class I Units and Class M Units. Such minimum account balance requirement with respect to Class A Units, Class S Units, Class M Units and Class I Units may be waived by the Fund, in its sole discretion. In addition, investors subscribing through a given broker/dealer or registered investment adviser may have interests aggregated to meet these minimum account balances. Subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the Fund reserves the right to reduce the number of Units to be repurchased from a Member so that the required account balance is maintained.

In the event that the Adviser or any of its affiliates holds Units in its capacity as a Member, such Units may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Members.

Minimum Repurchase Threshold. The Fund has agreed to provide Members with a minimum repurchase threshold (the “Minimum Repurchase Threshold”) which shall be tested on a quarterly basis and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:

(1)	the Fund offers one quarterly repurchase of its Units in which all Units that were tendered by Members are repurchased by the Fund; or

(2)	an amount of Units equal to at least 10% of the Fund’s average number of outstanding Units not subject to an early repurchase fee over the period has been repurchased by the Fund.

The Minimum Repurchase Threshold does not guarantee that the Fund will offer to repurchase Units in any given quarter. When the Fund does make an offer to repurchase Units, a Member may not be able to liquidate all of their Units either in response to that repurchase offer, or over the course of several repurchase offers.

If neither condition of the Minimum Repurchase Threshold has been satisfied over the most recent four fiscal quarters, or a repurchase offer period ends with more than 50% of the Fund’s outstanding Units having been tendered in response to that repurchase offer, the Board will call a special meeting of Members at which Members will be asked to vote on whether to liquidate the Fund. The Fund will be liquidated and dissolved if Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members vote in favor of such liquidation. If Members do not vote to liquidate the Fund, testing of the Minimum Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter end following such vote. If Members do vote to liquidate the Fund, the Adviser will seek to liquidate the Fund’s assets over a five-year period, after which the Adviser will waive all Investment Management Fees otherwise payable by the Fund.

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Mandatory redemption by the Fund. In accordance with the terms and conditions of the LLC Agreement, the Fund may cause a mandatory redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, at net asset value in accordance with the LLC Agreement and Section 23 of the Investment Company Act and Rule 23c-2 thereunder.

27. Transfer of Units

No person shall become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Units held by Members may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “Eligible investors.” Notice of a proposed transfer of Units must also be accompanied by a properly completed subscription document in respect of the proposed transferee. In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Units by a Member (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Units, each of the transferee and transferor own less than $25,000 worth of Units in the case of Class A Units or Class S Units or $100,000 in worth of Units in the case of Class I Units and Class M Units. Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member, will be entitled to the allocations and distributions allocable to the Units so acquired, to transfer the Units in accordance with the terms of the LLC Agreement and to tender the Units for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement. If a Member transfers Units with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.

By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Adviser, and each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the LLC Agreement or any misrepresentation made by that Member in connection with any such transfer.

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28. Anti-Money Laundering

If the Fund, the Adviser or any governmental agency believes that the Fund has sold Units to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of U.S., international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Adviser or such governmental agency may freeze the assets of such person or entity invested in the Fund or suspend the repurchase of Units. The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

29. Credit Facility

The Fund may enter into one or more credit agreements or other similar agreements negotiated on market terms (each, a “Borrowing Transaction”) with one or more banks or other financial institutions (each, a “Financial Institution”) as chosen by the Adviser and approved by the Board. The Fund may borrow under a credit facility for a number of reasons, including without limitation, to pay fees and expenses, to make annual income distributions and to satisfy certain repurchase offers in a timely manner to ensure liquidity for the investors. To facilitate such Borrowing Transactions, the Fund may pledge its assets to the Financial Institution.

On September 30, 2025 ("Closing Date"), the Fund, together with certain of its subsidiaries (collectively, the "Borrowers"), entered into a Credit agreement (“Credit Agreement”) with JPMorgan Chase Bank, N.A., London Branch ("Lender"), with a maximum commitment of $50,000,000 ("Lender's Commitment"), maturing on October 2, 2028 ("Maturity Date"). The Fund anticipates that borrowings under the Credit Agreement will be used primarily for working capital requirements and for financing investments and funding associated costs and expenses. Advances under the Credit Agreement bear interest at a per annum rate equal to, with respect to any Term Benchmark loan denominated in USD, the Adjusted Term SOFR Rate (Term SOFR Rate plus 0%) plus an applicable margin of 2.70%, with respect to any Term Benchmark loan denominated in EUR, the Adjusted EURIBOR Rate (EURIBOR Rate multiplied by the Statutory Reserve Rate) plus an applicable margin of 2.70%, with respect to any RFR loan denominated in USD, the Adjusted Daily Simple RFR (Daily Simple SOFR plus 0%) plus an applicable margin of 2.70%, with respect to any RFR loan denominated in Sterling, the Adjusted Daily Simple RFR (SONIA plus 0%) plus an applicable margin of 2.70%, and with respect to any Alternate Base Rate loans, an amount equal to the highest of the Prime Rate, the NYFRB Rate (New York Federal Reserve Bank Rate) plus 0.50%, or the one-month Adjusted Term SOFR Rate plus 1.00%, plus an applicable margin of 2.70%. The Borrowers pay an unused commitment fee on the aggregate Lender's Commitment minus aggregate outstanding principal ("Total Outstanding Amount") for each day from the Closing Date to the Maturity Date at the commitment fee rate. The commitment fee rate is (a) 1.20% per annum when the Total Outstanding Amount is less than 30% of Lender's Commitment, (b) 1.00% per annum when the Total Outstanding Amount is between 30% and 70% of Lender's Commitment, and (c) 0.80% per annum when the Total Outstanding Amount is greater than 70% of Lender's Commitment. The fee is calculated on the basis of actual days elapsed and a 360-day year, accrues daily, and is payable quarterly in arrears.

The Fund complies with Section 8 and Section 18 of the Investment Company Act, governing investment policies and capital structure and leverage.

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30. Calculation of Net Asset Value; Valuation

The Fund will calculate the net asset value of each class of Units as of the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”). In determining its net asset value, the Fund will value its investments as of the relevant Determination Date. The net asset value of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund (including the net asset value of each class of Units), less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date. The net asset values of Class A Units, Class S Units, Class M Units and of Class I Units will be calculated separately based on the fees and expenses applicable to each class. It is expected that the net asset value of Class A Units, Class S Units, Class M Units and Class I Units will vary over time as a result of the differing fees and expenses applicable to each class.

The Board has approved valuation procedures for the Fund (the “Valuation Procedures”) and has approved the delegation of the day-to-day valuation and pricing responsibility for the Fund to the Valuation Designee, subject to the oversight of the Board. The Fund may also retain, subject to Board oversight, one or more valuation assurance service providers to provide the Fund reasonable assurance on the fair value determinations by the Valuation Designee. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 - Fair Value Measurements and Disclosures.

The Valuation Procedures provide that the Fund will value its Fund Investments at fair value.

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued based on their respective market price adjusted for potential restrictions on the transfer or sale of such securities.

Debt instruments for which market quotations are readily available are typically valued based on such market quotations. In validating market quotations the Valuation Designee considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value. The Valuation Designee makes use of reputable financial information providers in order to obtain the relevant quotations.

For debt and equity securities which are not publicly traded or for which market prices are not readily available (unquoted investments) the fair value is determined in good faith. In determining the fair values of these investments, the Valuation Designee will typically apply widely recognized market and income valuation methodologies including, but not limited to, earnings and multiple analysis, discounted cash flow method and third-party valuations. In order to determine a fair value, these methods are applied to the latest information provided by the underlying Portfolio Companies or other business counterparties (e.g., debt agents) such as last twelve months or forecast / budgeted EBITDA, sales, net income figures or forecast cash flows.

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available the fair values of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

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Assets and liabilities initially expressed in foreign currencies will be converted into U.S. Dollars using foreign exchange rates provided by a recognized pricing service.

The Valuation Designee and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Valuation Designee or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Investment Management Fee, are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Fund’s net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net asset value and the Fund if the judgments of the Board or the Valuation Designee regarding appropriate valuations should prove incorrect.

Portfolio Funds are generally valued based on the latest net asset value reported by the Portfolio Fund Manager through capital account statements, financial statements, or other statements. Such statements may be provided by the third-party fund manager monthly, quarterly, or at another frequency. For primary and secondary investments where NAV as a practical expedient is not available to be utilized, the Fund will follow established procedures related to valuing Level 3 investments. Any cash flows since the reference date of the last net asset value for a Portfolio Fund received by the Fund from a Portfolio Fund Manager until the Determination Date are recognized by (i) adding the nominal amount of the investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the Portfolio Fund Manager.

In addition to tracking the net asset value plus related cash flows of such Portfolio Funds, the Valuation Designee also intends to track valuation relevant information relating to the assets held by each Portfolio Fund which is reasonably available at the time the Fund values its investments. The Valuation Designee will consider such information and may conclude in certain circumstances that the information provided by the Portfolio Fund Manager does not represent the fair value of a particular asset held by a Portfolio Fund. If the Valuation Designee concludes in good faith that the latest net asset value reported by a Portfolio Fund Manager does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes its fair value) the Valuation Designee will make a corresponding adjustment to reflect the current fair value of such asset within such Portfolio Fund. In determining the fair value of assets held Portfolio Funds, the Valuation Designee applies valuation methodologies as outlined above in “Calculation of Net Asset Value; Valuation.” If the Fund’s NAV is adjusted after a Member has received their Units upon purchase or received repurchase proceeds in a repurchase offer, for example as a result of the Fund’s next annual audit following such purchase or repurchase, the adjustment will not, in most cases, result in an adjustment to the number of Units received by the Member in a purchase, or a Member's repurchase proceeds in a repurchase offer.

Notwithstanding the above, Portfolio Fund Managers may adopt a variety of valuation bases and provide differing levels of information concerning Portfolio Funds and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. Neither the Board nor the Valuation Designee will be able to confirm independently the accuracy of valuations provided by the Portfolio Fund Managers (which are generally unaudited).

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Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

31. Certain U.S. Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax consequences applicable to the Fund and to an investment in Units by a Member. This summary does not discuss all of the tax consequences that may be relevant to a particular investor, including an investor who holds Units as part of a hedging, straddle, conversion, constructive sale or other integrated transaction, or to certain investors (e.g., investors subject to the alternative minimum tax, tax-exempt organizations, dealers in securities, pension plans and trusts, financial institutions, certain foreign investors and insurance companies) subject to special treatment under U.S. federal income tax laws. In addition, this summary does not specifically address the special tax consequences that may be applicable to persons who hold interests in partnerships, grantor trusts and other pass-through entities that hold Units. This summary assumes that investors hold Units as capital assets (generally, property held for investment).

THIS SUMMARY IS NECESSARILY GENERAL, AND EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSAL OF UNITS, INCLUDING APPLICABLE TAX REPORTING REQUIREMENTS.

This summary is based on the Code as in effect on the date of this Memorandum, the Treasury Regulations, rulings of the IRS, and court decisions in existence on the date hereof, all of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the IRS or any other U.S. federal, state or local agency with respect to any of the tax issues affecting the Fund. This summary does not discuss any aspects of the U.S. federal estate or gift tax or any state or local or non-U.S. tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invested in tax-exempt securities or certain other investment assets.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner in the partnership with respect to the Units generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships considering an acquisition of Units should consult their tax advisers with respect to the partnership’s purchase, ownership and disposition of Units.

Election of the Fund to be taxed as a RIC. Beginning with the tax year ended October 31, 2025, the Fund intends to elect to be treated, and to qualify each year, a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not have to pay corporate-level U.S. federal income taxes on any net taxable income that it distributes to its Members from the Fund’s tax earnings and profits. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below).

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Taxation as a RIC. As a RIC, in any taxable year with respect to which the Fund distributes at least 90% of the sum of the Fund’s: (i) “investment company taxable income,” which includes, among other items, dividends, interest, the excess of any net realized short-term capital gains over net realized long-term capital losses, and other taxable income (other than any net capital gain), reduced by deductible expenses, determined without regard to the deduction for dividends and distributions paid and (ii) net tax exempt interest income (which is the excess of the Fund’s gross tax exempt interest income over certain disallowed deductions), the Fund generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gains that the Fund distributes to its Members (the “Annual Distribution Requirement”). The Fund intends to distribute, annually, all or substantially all of such income. To the extent that the Fund retains its net capital gains for investment or any investment company taxable income, the Fund will be subject to U.S. federal income tax. The Fund may choose to retain its net capital gains for investment or any investment company taxable income, and pay the associated U.S. federal corporate income tax, including the U.S. federal excise tax (described below).

The Fund will be subject to a 4% nondeductible U.S. federal excise tax (the “Excise Tax”) on certain undistributed income unless the Fund distributes in a timely manner an amount at least equal to the sum of (i) 98% of the Fund’s net ordinary income for each calendar year, (ii) 98.2% of the Fund’s capital gain net income for the one-year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years and on which the Fund paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While the Fund intends to distribute any income and capital gains in the manner necessary to minimize imposition of the Excise Tax, it may not be possible to distribute sufficient amounts of the Fund’s taxable income and capital gains to avoid entirely the imposition of the Excise Tax. In that event, the Fund will be liable for the Excise Tax only on the amount by which the Fund does not meet the Excise Tax Avoidance Requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, the Fund must, among other things:

●	derive in each taxable year at least 90% of the Fund’s gross income from dividends, interest, payments with respect to certain securities, debt, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the Fund’s business of investing in such stock or securities (the “Source of Income Test”);
●	diversify the Fund’s holdings so that at the end of each quarter of the taxable year:
o	at least 50% of the value of the Fund’s assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer; and
o	no more than 25% of the value of the Fund’s assets are invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships,” (the “Diversification Tests”); and
●	meet the Annual Distribution Requirement detailed above.

For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. This can result from the Fund’s investments in certain partnerships, foreign corporations, and certain debt obligations, as discussed below. Because such income will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to its Members in order to satisfy the Annual Distribution Requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the Annual Distribution Requirement necessary to qualify for and maintain RIC tax treatment under the Code. The Fund may need to sell some of the Fund Investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities to meet its Annual Distribution Requirements. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and/or be subject to corporate-level U.S. federal income tax.

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Fund Investments.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may: (i) disallow, suspend, or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify for purposes of the 90% annual gross income requirement described above. The Fund will monitor its transactions and may decide to make certain tax elections, may be required to borrow money, or may be required to dispose of securities to mitigate the effect of these rules and prevent disqualification of the Fund as a RIC.

The Fund may make investments in securities that are issued at a discount or providing for deferred interest or paid-in-kind interest and are subject to special tax rules that will affect the amount, timing, and character of distributions to the Fund’s Members. For example, with respect to securities issued at a discount, the Fund will generally be required to accrue daily, as income, a portion of the discount and to distribute such income each year to maintain the Fund’s qualification as a RIC and to avoid U.S. federal income and the Excise Tax. Since in certain circumstances the Fund may recognize income before or without receiving cash representing such income, the Fund may have difficulty making distributions in the amounts necessary to satisfy the Annual Distribution Requirement and for avoiding U.S. federal income and the Excise Tax. Accordingly, the Fund may have to sell some of its investments at times the Fund would not consider advantageous, raise additional debt or equity capital, or reduce new investments to meet these distribution requirements. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

In the event the Fund invests in foreign securities, the Fund may be subject to withholding and other foreign taxes with respect to those securities. The Fund does not expect to satisfy the requirement to pass through to the Fund’s Members their share of the foreign taxes paid by the Fund.

The Fund may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes). Thus, it is possible that one or more such entities in which the Fund invests could be treated under the Code and Treasury Regulations as a “passive foreign investment company” or a “controlled foreign corporation.” The rules relating to investments in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require the Fund to recognize income where the Fund does not receive a corresponding payment in cash and make distributions with respect to such income in order to maintain the Fund’s qualification as a RIC. Under such circumstances, the Fund may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. Under certain circumstances, an investment in a passive foreign investment company could result in a tax to the Fund and/or an increase in the amount of taxable distributions by the Fund.

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If the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. The Fund may also be required to include in income other amounts that the Fund has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. The Fund anticipates that a portion of its income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.

Section 451(b) of the Code requires certain accrual method taxpayers to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. This rule may thus require the Fund to accrue income earlier than otherwise would be the case under general tax rules.

In the event the Fund owns equity interests in operating businesses conducted in “pass-through” form (e.g., as a partnership for U.S. federal income tax purposes), income from such equity interests may not qualify for purposes of the Source of Income Test and, as a result, the Fund may be required to hold such interests through a taxable subsidiary corporation. In such a case, any income from such equity interests should not adversely affect the Fund’s ability to meet the Source of Income Test, although such income generally would be subject to U.S. federal income tax, which the Fund would indirectly bear through its ownership of such subsidiary corporation.

The Fund is authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the Investment Company Act, the Fund is not permitted to make distributions to its Members while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, the Fund’s ability to dispose of assets to meet the Fund’s distribution requirements may be limited by (i) the illiquid nature of the Fund’s portfolio and/or (ii) other requirements relating to the Fund’s qualification as a RIC, including the Diversification Tests. If the Fund disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

Failure to qualify as a RIC. If the Fund failed to satisfy the annual Source of Income Test or the Diversification Tests for any quarter of a taxable year, the Fund might nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code applied (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund failed to qualify for treatment as a RIC and such relief provisions did not apply, the Fund would be subject to U.S. federal income tax on all of its net taxable income at regular corporate U.S. federal income tax rates (and the Fund also would be subject to any applicable state and local taxes), regardless of whether the Fund made any distributions to Members. The Fund would not be able to deduct distributions to its Members, nor would the Fund be required to make distributions to its Members for U.S. federal income tax purposes. Any distributions the Fund made generally would be taxable to its U.S. Members as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum U.S. federal income tax rate applicable to individuals and other non-corporate U.S. Members, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Members that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction, with respect to such amounts. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Member’s adjusted tax basis in its Units, and any remaining distributions would be treated as a capital gain.

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Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that re-qualify as a RIC no later than the second year following the non-qualifying year, the Fund could be subject to U.S. federal income tax on any net built-in gains in the assets held by it at the time of its re-qualification as a RIC that are recognized during the 5-year period after such requalification, unless it made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of its requalification. The Fund may decide to be taxed as a regular corporation (thereby becoming subject to U.S. federal income and other taxes as set forth above) even if it would otherwise qualify as a RIC if it determines that treatment as a corporation for a particular year would be in its best interests.

Taxation of U.S. Members. A “U.S. Member” generally is a beneficial owner of Units which is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;
●	a trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all decisions of the trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions by the Fund generally are taxable to U.S. Members as ordinary income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Members to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Units. To the extent such distributions paid by the Fund to non-corporate U.S. Members (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such “qualifying dividends” may be eligible for a reduced rate of U.S. federal income tax. In this regard, it is anticipated that distributions paid by the Fund will generally not be attributable to dividends and, therefore, generally will not qualify for the reduced rate applicable to “qualifying dividends.” Distributions of the Fund’s net capital gains (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by the Fund as “capital gain dividends” will be taxable to a U.S. Member as long-term capital gains, which are currently taxable at a maximum U.S. federal income tax rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. Member’s holding period for its Units and regardless of whether paid in cash or reinvested in additional Units. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Member’s adjusted tax basis in such Member’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Member.

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The Fund may retain some or all of its realized net long-term capital gains in excess of realized net short-term capital losses and designate the retained net capital gains as a “deemed distribution.” In that case, among other consequences, the Fund will pay tax on the retained amount and each Member will be required to include its share of the deemed distribution in income as if it had been actually distributed to the Member, and such Member will be entitled to claim a credit equal to its allocable share of the tax paid thereon by the Fund for U.S. federal income tax purposes. A Member that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would only be able to claim a refund with respect to their allocable share of the taxes that the Fund has paid by filing a U.S. federal income tax return on the appropriate form. For U.S. federal income tax purposes, the tax basis of Units owned by a Member will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Member’s gross income over the tax deemed paid by the Member as described in this paragraph. To utilize the deemed distribution approach, the Fund must provide written notice to Members prior to the expiration of 60 days after the close of the relevant taxable year. The Fund may also make actual distributions to its Members of some or all of realized net long-term capital gains in excess of realized net short-term capital losses.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of distributions paid for that year, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, the U.S. Member will still be treated as receiving the distribution in the taxable year in which the distribution is made. However, any distribution declared by the Fund in October, November or December of any calendar year, payable to Members of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been paid by the Fund and received by the Fund’s U.S. Members on December 31 of the year in which the distribution was declared.

A U.S. Member participating in the DRIP will be taxed on the amount of such distribution in the same manner as if such Member had received such distribution in cash. Any stock received in a purchase under the DRIP will have a holding period for tax purposes commencing on the day following the day on which Units are credited to a U.S. Member’s account.

A U.S. Member generally will recognize taxable gain or loss if the U.S. Member sells or otherwise disposes of its Units. The amount of gain or loss will be measured by the difference between such U.S. Member’s adjusted tax basis in the Units sold and the amount of the proceeds received in such sale or other disposition. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Member has held its Units for more than one year. Otherwise, such gain will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Units held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Units. In addition, all or a portion of any loss recognized upon a sale or other disposition of Units may be disallowed if other Units are purchased (whether through reinvestment of distributions or otherwise) within 30 days before such sale or disposition. A Member that tenders less than all of its Units for repurchase by the Fund may be treated for U.S. federal income tax purposes as receiving a distribution (which may be treated as a dividend under the rules described above) in lieu of a payment in exchange for its Units if the Member’s receipt of proceeds from us is treated as essentially equivalent to a dividend under Section 302 of the Code. For purposes of these rules, a Member will generally be treated as owning the Units that it owns directly, indirectly, and constructively as a result of certain attribution rules under the Code. Members should discuss the tax consequences of tendering Units for repurchase by the Fund under their circumstances with their tax advisers.

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In general, individual U.S. Members currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Units. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Members currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Members with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Member in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Members generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

A Member that tenders Units for repurchase by the Fund is generally treated for U.S. federal income tax purposes as having disposed of its Units at the time of the repurchase. However, due to the Fund’s issuance of notes to tendering Members, a U.S. Member for whom a repurchase is treated as a sale or exchange may be eligible to report gain for U.S. federal income tax purposes on the installment method, wherein payments received on the note in subsequent taxable years are taxed when received, and the basis in the redeemed Units is recovered ratably over the term of the note. A portion of each payment under the installment method would be recharacterized as interest. Additionally, Members who receive installment notes exceeding certain thresholds may be required to pay an interest charge to the IRS in connection with the resulting deferred payment of taxes. Tendering Members may also wish to elect out of the installment method and report gain at the time of repurchase. Members should discuss the tax consequences of their receipt of notes in exchange for Units under their circumstances with their tax advisers.

For Members that tender a portion, but not all, of their Units, the Fund may retroactively adjust the number of Units that are treated as tendered based on the final determination of the Fund’s net asset value if the net asset value at which the Units were repurchased is incorrect. An adjustment in the number of Units treated as repurchased will affect the amount of a Member’s Unit basis that offsets the amount realized on a repurchase that is treated as an exchange (and may require the Fund to issue an amended Form 1099). Accordingly, such an adjustment to Units repurchased may increase or decrease the amount of gain or loss recognized by a Member on the repurchase and may increase or decrease the amount of basis that a Member has in the Units retained.

The Code requires the Fund to report certain U.S. Members’ cost basis, gain/loss, and holding period to the IRS on IRS Form 1099s when “covered” securities are sold. For purposes of these reporting requirements, all of the Fund’s Units acquired by non-tax-exempt Members, including those acquired through DRIP, will be considered “covered” securities. The Fund uses the average cost method as the default cost basis reporting method for all Members. The Fund will use this default method to report “covered” securities on certain U.S. Member’s IRS Form 1099 if such U.S. Member does not select an alternate method. Prior to a U.S. Member’s first disposition of Units, such U.S. Member may choose a method different than the Fund’s default method with respect to all Units it holds. Once a U.S. Member has disposed of any Units reported on the Fund’s default (average cost) method, such U.S. Member may only choose a different method with respect to Units that it subsequently acquires. For those securities defined as “covered” under current IRS cost basis tax reporting regulations, the Fund is responsible for maintaining accurate cost basis and tax lot information for tax reporting purposes. The Fund is not responsible for the reliability or accuracy of the information for those securities that are not “covered.” U.S. Members are encouraged to refer to the appropriate Treasury Regulations and consult their tax adviser with regard to their personal circumstances and any decisions they may make with respect to choosing a cost basis reporting method. U.S. Members should consult their tax adviser with respect to any basis, holding period, or other adjustments that may be required. Additionally, if a U.S. Member’s account is held through a broker or other financial adviser, it may select a different cost basis method. In these cases, such U.S. Member may contact their broker or other financial adviser to obtain information with respect to the available methods and elections for their account.

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The Fund will send to each of its U.S. Members, as promptly as possible after the end of each calendar year, a notice detailing, on a per unit and per distribution basis, the amounts includible in such U.S. Member’s taxable income for such year as ordinary income, qualified dividend income and long-term capital gain. In addition, the U.S. federal income tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for preferential rates). Distributions paid by the Fund generally will not be eligible for the dividends received deduction or the preferential tax rate applicable to “qualifying dividends” because the Fund’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Member’s particular situation.

It is possible that the Fund will not be treated as a “publicly offered regulated investment company,” as defined in the Code. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. If the Fund is not treated as a publicly offered regulated investment company for any calendar year, each Member that is an individual, trust or estate will be treated as having received a dividend in the amount of such Member’s allocable share of the Investment Management Fee and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such Member. Miscellaneous itemized deductions are no longer deductible for non-corporate taxpayers.

The Fund may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 24%, from all distributions to any non-corporate U.S. Member (i) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such Member is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund that such Member has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Member’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

A U.S. Member that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. Member’s “net investment income” for a taxable year and (ii) the excess of the U.S. Member’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to the Units, and net gain attributable to the disposition Units (in each case, unless such Units are held in connection with certain trades or businesses).

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Under applicable Treasury Regulations, if a U.S. Member recognizes a loss with respect to its Units of $2,000,000 or more for a non-corporate U.S. Member or $10,000,000 or more for a corporate U.S. Member in any single taxable year (or a greater loss over a combination of years), the U.S. Member must file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. Members of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Members of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Members should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

U.S. Members should consult their tax advisers with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Units, including applicable tax reporting obligations.

Taxation of tax-exempt Members. Under current law, an investment in the Fund generally should not give rise to unrelated business taxable income (“UBTI”) by tax-exempt Members (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt Member could realize UBTI by virtue of its investment in Units if such tax-exempt Member borrows to acquire its Units. Certain tax-exempt Members are subject to differing rules under the Code and may recognize UBTI from an investment in the Fund.

Tax-exempt Members should consult their tax advisers with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Units, including applicable tax reporting obligations.

Taxation of non-U.S. Members. A “Non-U.S. Member” generally is a beneficial owner of Units that is not a U.S. Member or an entity treated as a partnership for U.S. federal income tax purposes. This includes nonresident alien individuals, foreign trusts or estates and foreign corporations. Whether an investment in Units is appropriate for a Non-U.S. Member will depend upon that person’s particular circumstances. An investment in Units may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest. Non-U.S. Members should consult their tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Units, including applicable tax reporting requirements.

Distributions of “investment company taxable income” to Non-U.S. Members (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Members directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty, if eligibility is established on IRS Form W-8BEN or IRS Form W-8BEN-E) to the extent of the Fund’s current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Member. If the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Member, and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States, the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. Members, and the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Member complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Member that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers. A Non-U.S. Member participating in the DRIP will be subject to U.S. federal income tax (including withholding) on the amount of such distribution in the same manner as if such member had received such distribution in cash.

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Properly designated dividends received by a Non-U.S. Member are generally exempt from U.S. federal withholding tax when they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income), or (ii) are paid in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year). In order to qualify for this exemption from withholding, a Non-U.S. Member must comply with applicable certification requirements relating to its Non-U.S. status (including, in general, furnishing an IRS Form W-8BEN (for individuals), IRS Form W-8BEN-E (for entities) or an acceptable substitute or successor form). In the case of Units held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Members should contact their intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Member, and gains realized by a Non-U.S. Member upon the sale or redemption of Units, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Member (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Member in the United States,) or, in the case of an individual, the Non-U.S. Member was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Member will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Member’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Member must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Member would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Member, distributions (both cash and in Units), and gains realized upon the sale or redemption of Units that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A Non-U.S. Member that tenders less than all of its Units for repurchase by the Fund may be treated for U.S. federal income tax purposes as receiving a distribution (which may be treated as a dividend and subject to 30% dividend withholding under the rules described above) in lieu of a payment in exchange for its Units if the Member’s receipt of proceeds from us is treated as essentially equivalent to a dividend under Section 302 of the Code. For purposes of these rules, a Member will generally be treated as owning the Units that it owns directly, indirectly and constructively as a result of certain attribution rules under the Code. Non-U.S. Members should discuss the tax consequences of tendering Units for repurchase by the Fund under their circumstances with their tax advisers.

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A Non-U.S. Member who is a non-resident alien individual may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. Member provides the Fund or the Administrator with an IRS Form W-8BEN or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Member or otherwise establishes an exemption from backup withholding.

Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments of most types of income from sources within the United States (as determined under applicable U.S. federal income tax principles), such as interest and dividends, in each case, to a foreign financial institution, investment funds and other non-U.S. persons generally will be subject to a 30% U.S. federal withholding tax, unless certain information reporting and other applicable requirements are satisfied. Any Non-U.S. Member that either does not provide the relevant information or is otherwise not compliant with FATCA may be subject to this withholding tax on certain distributions from the Fund. Any taxes required to be withheld under these rules must be withheld even if the relevant income is otherwise exempt (in whole or in part) from withholding of U.S. federal income tax, including under an income tax treaty between the United States and the beneficial owner’s country of tax residence. Each Non-U.S. Member should consult its tax advisers regarding the possible implications of this withholding tax (and the reporting obligations that will apply to such Non-U.S. Member, which may include providing certain information in respect of such Non-U.S. Member’s beneficial owners).

* * * * *

THE TAX AND OTHER MATTERS DESCRIBED IN THIS MEMORANDUM DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISER AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF UNITS, AND THE FUND’S ELECTION TO BE SUBJECT TO U.S. FEDERAL INCOME TAX AS A RIC, INCLUDING APPLICABLE TAX REPORTING OBLIGATIONS.

32. ERISA Considerations

ERISA and the Code impose certain requirements on employee benefit plans to which ERISA applies, and on those persons who are fiduciaries with respect to such plans. The Code imposes certain requirements on certain other plans (such as individual retirement accounts and Keogh plans (and their fiduciaries)) that, although not subject to ERISA, are subject to certain similar rules of the Code (such employee benefit plans subject to ERISA and such other plans, collectively, “Plans”). In accordance with ERISA’s general fiduciary standards, before investing in the Fund, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plan fiduciaries should understand the Fund’s limitations on liquidity, which are discussed on page 14 before making an investment decision for a Plan. Moreover, ERISA and the Code require that certain reporting and disclosure be made with respect to Plan assets, that Plan assets generally be held in trust, and that the indicia of ownership of Plan assets be maintained within the jurisdiction of district courts of the United States. Thus, a Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs.

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Unless statutory or administrative exemptions are available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons who have certain specified relationships to a Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Plan fiduciaries. These prohibitions also apply with respect to any entity whose assets consist of Plan assets by reason of Plans’ investment in the entity. Certain prospective Plan investors may currently maintain relationships with the Adviser and/or entities that are affiliated with the Fund, and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such prospective Plan investor.

Because the Fund is registered as an investment company under the Investment Company Act, the assets of the Fund will not be deemed to constitute Plan assets.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF UNITS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE UNITS, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

33. Eligible Investors

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. The criteria for qualifying as a “qualified client” and “accredited investor” are set forth in the subscription document that must be completed by each prospective investor.

In addition, Units are generally being offered only to investors that are either (i) U.S. persons for U.S. federal income tax purposes or (ii) non-U.S. persons that meet additional eligibility standards as defined by the Fund in its sole discretion. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor. Existing Members who request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to any additional purchase.

Prospective investors that are non-U.S. persons under the Securities Act or for U.S. federal income tax purposes must request a copy of supplemental offering materials without charge by writing to Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, electronically mailing the Fund at DLPGPEOperations@partnersgroup.com, or by calling the Fund at 1-877-748-7209. See “Certain U.S. federal income tax considerations—Taxation of non-U.S. Members.”

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34. Description of Units

The Fund is authorized to issue four separate classes of Units designated as Class A Units, Class S Units, Class M Units and Class I Units. While the Fund presently offers four classes of Units, it may offer other classes of Units in the future. From time to time, the Board may create and offer additional classes of Units, or may vary the characteristics of the Class A Units, Class S Units, Class M Units and Class I Units described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Units; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) the addition of sales loads; (7) any conversion features, as permitted under the Investment Company Act.

35. Purchase of Units

Purchase terms. The minimum initial investment in the Fund by any investor is $50,000 with respect to Class A Units and Class S Units and $1,000,000 with respect to Class I Units and Class M Units, and the minimum additional investment in the Fund by any Member is $10,000 with respect to Class A Units and Class S Units and $100,000 with respect to Class I Units and Class M Units, except for additional purchases pursuant to the DRIP. However, the Fund, in its sole discretion, may accept investments below these minimums in certain circumstances. For example, (i) Units may be purchased by employees, officers and Managers of the Fund, the Adviser or their affiliates, and their immediate family members, without being subject to the minimum investment requirements, and (ii) investors subscribing through a given broker/dealer or registered investment adviser may have interests aggregated to meet these minimums, or have lower investment minimums. Please note that certain intermediaries, such as broker-dealers or investment platforms, may impose higher minimum investment requirements. . The purchase price of the Units is based on the net asset value per Unit as of the date such Units are purchased. Fractions of Units will be issued to one one-thousandth of a Unit.

Units will generally be offered for purchase as of the first day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate offerings of Units at any time.

The Fund has authorized one or more brokers to receive on its behalf purchase orders. Such brokers are authorized to designate other intermediaries to receive purchase orders on the Fund’s behalf. The Fund will be deemed to have received a purchase order when an authorized broker, or if applicable, a broker’s authorized designee, receives the order. Customer orders will be priced at the Fund’s net asset value (“NAV”) next computed after they are received by an authorized broker or the broker’s authorized designee.

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Except as otherwise permitted by the Board, initial and subsequent purchases of Units will be payable in cash. Each initial or subsequent purchase of Units will be payable in one installment which will generally be due four business days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar month (the “Acceptance Date”), where funds are remitted by wire transfer. A prospective investor must also submit a completed subscription document (including investor certifications) at least five business days before the Acceptance Date. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Units in the Fund at any time. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Member until cleared funds have been received. In the event that cleared funds and/or a properly completed subscription document (including investor certifications) are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and subscription document for processing in the next offering.

Pending any offering, funds received from prospective investors will be placed in an account with the Transfer Agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned with respect to such account will be paid to the Fund and allocated pro rata among Members.

36. Control persons and principal Members

As of September 30, 2025, the following persons were the only persons who were record owners (or, to the knowledge of the Fund, beneficial owners) of 5% or more of any Class of Units of the Fund.

NAME AND ADDRESS	PERCENTAGE OF OWNERSHIP
Partners Group Finance (USD) AG	82.3%

37. Additional Information

Futures transactions. The Adviser, on behalf of the Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and, therefore, is not subject to registration or regulation as a commodity pool operator (“CPO”) under the CEA. In February 2012, the Commodity Futures Trading Commission (the “CFTC”) adopted certain regulatory changes that will subject the adviser of an investment company to registration as a CPO if the investment company is unable to comply with certain trading and marketing limitations.

With respect to investments in swap transactions, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, an investment company must meet one of the following tests under the amended regulations in order to claim an exemption from being considered a “commodity pool” or a CPO. First, the aggregate initial margin and premiums required to establish an investment company’s position in such investments may not exceed five percent (5%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of these positions, as determined at the time the most recent position was established, may not exceed one hundred percent (100%) of the NAV of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that the Adviser was required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop. A related CFTC proposal to harmonize applicable CFTC and SEC regulations could, if adopted, mitigate certain disclosure and operational burdens if CPO registration were required.

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Subsidiaries. The Fund may make investments through wholly-owned Subsidiaries. Such Subsidiaries will not be registered under the Investment Company Act; however, the Fund will wholly own and control any Subsidiaries. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole member or shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.

If a Subsidiary has an investment adviser, then the Adviser will serve as the investment adviser to any such Subsidiary and will comply with Section 15 of the Investment Company Act with respect to advisory contract approval. The Fund complies with Section 8 and Section 18 of the Investment Company Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any Subsidiary. Any Subsidiary also complies with Section 17 of the Investment Company Act relating to affiliated transactions and custody. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

38. Summary of the LLC Agreement

An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the LLC Agreement. A prospective investor and his or her advisors should carefully review the LLC Agreement as each Member will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the LLC Agreement that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement.

Members; additional classes of Units. Persons who purchase Units will be Members of the Fund. The Adviser may invest in the Fund as a Member.

The Fund currently offers four separate classes of Units designated as Class A Units, Class S Units, Class M Units and Class I Units. While the Fund presently intends to offer four classes of Units, it may offer other classes of Units as well in the future. Each class of Units will have differing characteristics, particularly in terms of the sales charges that Members in that class may bear, and the distribution and service fees that each class may be charged.

Liability of Unit holders. Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Fund only to the extent of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Member, or the Board may reduce any amount payable by the Fund to a Member in respect of a repurchase of Units, in accordance with the LLC Agreement in certain circumstances. See “Repurchases of Units— Periodic repurchases.”

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Limitation of liability; indemnification. The LLC Agreement provides that the members and former members of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance or gross negligence of the duties involved in the conduct of their office or as otherwise required by applicable law. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Member for the repayment of any positive balance in the Member’s capital account or for contributions by the Member to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

Amendment of the LLC Agreement. The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Managers, if required by the Investment Company Act) and without the approval of the Members unless the approval of Members is required under the Investment Company Act. However, certain amendments to the LLC Agreement involving capital accounts and allocations thereto may not be made without the written consent of each Member materially adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by the Fund.

Term, dissolution, and liquidation. The Fund shall be dissolved:

(1)	upon the affirmative vote to dissolve the Fund by either (i) a majority of the members of the Board, or (ii) Members holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Members; or
(2)	as required by operation of law.

Upon the occurrence of any event of dissolution, one or more members of the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more members of the Board or the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets. Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund’s assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Members; and (iii) finally to the Members (including the Adviser) proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

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The Board may, in its sole discretion, and if determined to be in the best interests of the Members, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Members.

39. Reports to Members

The Fund will furnish to Members as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.

40. Fiscal Year

The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on October 31.

41. Independent Registered Public Accounting Firm; Legal Counsel

The Board has selected PricewaterhouseCoopers LLP, 2121 North Pearl Street, Dallas, TX, 75201, as the independent registered public accountants of the Fund.

Clifford Chance US LLP, of 31 West 52nd, New York, NY 10019, serves as counsel to the Adviser and Faegre Drinker Biddle & Reath LLP, of One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and Independent Managers.

42. Inquiries

Inquiries concerning the Fund and the Units (including procedures for purchasing Units) should be directed to: Partners Group (USA) Inc. at DLPGPEOperations@partnersgroup.com or at 1-877-748-7209.

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STATEMENT OF ADDITIONAL INFORMATION

Partners Group Next Generation Infrastructure, LLC

Dated December 23, 2025

c/o Partners Group (USA) Inc.

1114 Avenue of the Americas

37th Floor

New York, NY 10036

Limited Liability Company Units

1-877-748-7209

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Confidential Private Placement Memorandum (the “Memorandum”) of Partners Group Next Generation Infrastructure, LLC (the “Fund”) dated December 23, 2025, as it may be further amended or supplemented from time to time. A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell units of limited liability company interests in the Fund (“Units”) and is not soliciting an offer to buy the Units in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

TABLE OF CONTENTS

INVESTMENT POLICIES AND PRACTICES	3
FUNDAMENTAL POLICIES	3
ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE FUND AND RELATED RISKS	5
BOARD OF MANAGERS AND OFFICERS	13
CODE OF ETHICS	20
INVESTMENT MANAGEMENT AND OTHER SERVICES	20
BROKERAGE	28
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL	28
CUSTODIAN, ADMINISTRATOR AND PLACEMENT AGENT	29
CALCULATION OF NET ASSET VALUE	29
PROXY VOTING POLICIES AND PROCEDURES	29
CONTROL PERSONS AND PRINCIPAL MEMBERS	31
FINANCIAL STATEMENTS	31
APPENDIX A – FINANCIAL STATEMENTS	34

INVESTMENT POLICIES AND PRACTICES

The investment objective and the principal investment strategies of the Fund, as well as the principal risks associated with such investment strategies, are set forth in the Memorandum. Certain additional information regarding the investment program of the Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. At the present time the Units are the only outstanding voting securities of the Fund. As defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of persons admitted as members of the Fund (the “Members”) duly called, (i) of 67% or more of the Units represented at such meeting, if the holders of more than 50% of the outstanding Units are present in person or represented by proxy or (ii) of more than 50% of the outstanding Units, whichever is less. No other policy is a fundamental policy of the Fund, except as expressly stated. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action. The Fund may not:

(1)	Issue any senior security, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the Securities and Exchange Commission (the “SEC”) or any other applicable authority.

(2)	Borrow money, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the SEC or any other applicable authority. This investment restriction does not apply to borrowings from affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

(3)	Underwrite securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities.

(4)	Make loans, except through purchasing fixed-income securities (including whole loans, whether senior or subordinated, “Payment-In-Kind” or “PIK” securities, other mezzanine securities or participations in any of the foregoing), lending portfolio securities, or entering into repurchase agreements in a manner consistent with the investment policies of the Fund, or as otherwise permitted under the Investment Company Act. This investment restriction does not apply to loans to affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

(5)	Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, including, without limitation, mortgage-related securities, or that are issued by companies or partnerships that invest or deal in real estate or real estate investment trusts, and may hold and dispose of real estate acquired by the Fund as a result of the ownership of securities or other permitted investments.

(6)	Invest in commodities and commodity contracts, except that the Fund (i) may purchase and sell non-U.S. currencies, options, swaps, futures and forward contracts, including those related to indexes, options and options on indexes, as well as other financial instruments and contracts that are commodities or commodity contracts, (ii) may also purchase or sell commodities if acquired as a result of ownership of securities or other instruments, (iii) may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts, and (iv) may make such investments as otherwise permitted by the Investment Company Act.

(7)	Invest 25% or more of the value of its total assets in the securities of issuers, other than U.S. government securities and repurchase agreements collateralized by U.S. government securities, that the Adviser determines are engaged in any single industry; provided, however, that the Fund will, under normal circumstances, invest more than 25% of the value of its total assets at the time of purchase in the infrastructure industry.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund’s investment policies and restrictions do not apply to the activities and the transactions of the Portfolio Funds, but will apply to investments made by the Fund directly (or any account consisting solely of the Fund’s assets).

Unless otherwise indicated in the Memorandum or this SAI, the investment objective and investment policies of the Fund are not considered fundamental policies and may be changed by the Board of Managers of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units. However, the Fund’s investment objective and its policy of investing at least 80% of its net assets, plus borrowings for investment purposes, in Infrastructure Assets may only be changed upon 60 days’ prior written notice to the Members.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE FUND AND RELATED RISKS

As discussed in the Memorandum, the Fund intends to pursue its investment objective by investing its assets in (i) direct investments in the equity, debt and/or related investments of operating companies; (ii) primary and secondary investments in Portfolio Funds managed by Portfolio Fund Managers; and (iii) liquid investments, including, but not limited to, listed private equity investments, business development companies, broadly syndicated loans (“BSLs”), collateralized loan obligations (“CLOs”) and other listed investments. The Fund will seek to invest in global infrastructure businesses supported by long-term thematic growth trends for which the Adviser has high conviction that it can utilize those investments to create sustainable value creation. This section provides additional information about various types of investments and investment techniques that may be employed by the Fund or by Portfolio Funds in which the Fund invests. Many of the investments and techniques described in this section may be based in part on the existence of a public market for the relevant securities. To that extent, such investments and techniques are not expected to represent the principal investments or techniques of the majority of the Fund or of the Portfolio Funds; however, there is no limit on the types of investments the Portfolio Funds may make and certain Portfolio Funds may use such investments or techniques extensively. Similarly, there are few limits on the types of investments the Fund may make. Accordingly, the descriptions in this section cannot be comprehensive. Any decision to invest in the Fund should take into account (i) the possibility that the Portfolio Funds may make virtually any kind of investment, (ii) that the Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above) and (iii) that all such investments will be subject to related risks, which can be substantial.

Equity securities

The Fund’s and/or a Portfolio Fund’s portfolio may include investments in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers. The Fund and/or a Portfolio Fund also may invest in depositary receipts relating to foreign securities. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Given the private equity focus of the Fund, there is expected to be no liquid market for a majority of such investments.

Common stock

Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred stock

Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible securities

Convertible securities are bonds, debentures, notes, preferred stock, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or different issuer within a specified period of time at a specified price or based on a specified formula. In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. The Fund’s and/or the Portfolio Funds’ investments in convertible securities are expected to primarily be in private convertible securities, but may be in public convertible securities.

The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value. If the conversion value is low relative to the investment value, the convertible security is valued principally by reference to its investment value. To the extent the value of the underlying common stock approaches or exceeds the conversion value, the convertible security will be valued increasingly by reference to its conversion value. Generally, the conversion value decreases as the convertible security approaches maturity. Where no market exists for a convertible security and/or the underlying common stock, such investments may be difficult to value. A public convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security is called for redemption, the holder will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party. Any of these actions could have a material adverse effect and result in losses to the Fund.

Derivative instruments

Although not a principal investment strategy, the Fund or the Portfolio Funds may use financial instruments known as derivatives. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity or other asset. Following are descriptions of certain derivatives that the Portfolio Funds may use. The same descriptions apply to the Fund, mutatis mutandis, to the extent that it engages in derivatives transactions. Certain risks associated with derivatives are described under “Investment related risks—Derivative Instruments” in the Memorandum.

Options and futures

The Fund or a Portfolio Fund may utilize options contracts, futures contracts, and options on futures contracts. It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund’s or Portfolio Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, a Portfolio Fund may have difficulty closing out its position. Over-the-counter options purchased and sold by the Fund or Portfolio Fund also may include options on baskets of specific securities.

The Fund or a Portfolio Fund may purchase call and put options on specific securities or currencies, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

A covered call option is a call option with respect to which the Fund or a Portfolio Fund owns the underlying security. The sale of such an option exposes the Fund or a Portfolio Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security and to the possibility that it might hold the underlying security in order to protect against depreciation in the market price of the security during a period when it might have otherwise sold the security. The seller of a covered call option assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

A covered put option is a put option with respect to which the seller has a short position in the underlying security. The seller of a covered put option assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option. If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is “fully hedged” if the option owned expires at the same time or later than the option written. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option. The seller of a put option may also be required to place cash or liquid securities in a segregated account to ensure compliance with its obligation to purchase the underlying security. The sale of such an option exposes the Portfolio Fund during the term of the option to a decline in price of the underlying security while depriving the Portfolio Fund of the opportunity to invest the segregated assets.

The Fund or Portfolio Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Fund or Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Fund or Portfolio Fund would generally make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased. However, if deemed advantageous, the Fund or Portfolio Fund would be entitled to exercise the option.

The Fund or a Portfolio Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. Transactions on foreign exchanges may include both commodities that are traded on domestic exchanges and those that are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Therefore, the CFTC does not have the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country. Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs. For these reasons, the Portfolio Funds may not be afforded certain of the protections that apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures. In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transaction on domestic exchanges. In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting from that contract, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

In addition to futures contracts traded on U.S. domestic markets or exchanges that are regulated by the CFTC or on foreign exchanges, the Fund or Portfolio Funds may also trade certain futures either over-the-counter or on trading facilities such as derivatives transaction execution facilities, exempt boards of trade or electronic trading facilities that are licensed and/or regulated to varying degrees by the CFTC. In addition, certain single stock futures and narrow based security index futures may be traded over-the-counter or on trading facilities such as contract markets, derivatives transaction execution facilities and electronic trading facilities that are licensed and/or regulated to varying degrees by both the CFTC and the SEC or on foreign exchanges.

Trading in futures involves risk of loss to the Fund or Portfolio Fund that could materially adversely affect the net asset value of the Fund. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Fund to substantial losses, which may result in losses to the Fund. In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that each Portfolio Fund may indirectly hold or control in certain particular futures or options contracts. Many of the major U.S. exchanges have eliminated speculative position limits and have substituted position accountability rules that would permit the Fund or Portfolio Funds to trade without restriction as long as the Fund or such Portfolio Funds can demonstrate the positions acquired were not acquired for the purpose of manipulating the market.

Successful use of futures by the Fund or a Portfolio Fund depends on its ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The prices of all derivative instruments, including futures and options prices, are highly volatile. Price movements of forward contracts, futures contracts, and other derivative contracts in which the Fund or a Portfolio Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. The Fund and Portfolio Funds are also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

A stock index future obligates the Fund or a Portfolio Fund to pay, or entitles it to receive, an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day. An interest rate future obligates a Portfolio Fund to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates a Portfolio Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

Call and put options on securities indexes

The Fund or a Portfolio Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by the Fund or a Portfolio Fund of options on stock indexes will be subject the ability to correctly predict movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Yield curve options

The Fund or a Portfolio Fund may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Rights and warrants

The Fund or a Portfolio Fund may invest in rights and warrants. Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities that the Fund or a Portfolio Fund has purchased. Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period. Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms. At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant. This effect would enable the Fund or a Portfolio Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Fund’s or Portfolio Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant. In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Fund. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

Swaps

The Fund or a Portfolio Fund may enter into equity, interest rate, index, currency rate, total return and/or other types of swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Fund or a Portfolio Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).

Interest rate, mortgage and credit swaps

The Fund or a Portfolio Fund may enter into interest rate swaps. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity index swaps

The Fund or a Portfolio Fund may enter into equity index swaps. Equity index swaps involve the exchange by the Fund or a Portfolio Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends. The Fund or a Portfolio Fund may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency swaps

The Fund or a Portfolio Fund may enter into currency swaps for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity that involves special investment techniques and risks. Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Fund or Portfolio Fund’s performance. If there is a default by the other party to such a transaction, the Portfolio Fund will have contractual remedies pursuant to the agreements related to the transaction.

Total return swaps

The Fund or a Portfolio Fund may enter into total return swaps. In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment. For example, if the Fund or a Portfolio Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

Swaptions

The Fund or a Portfolio Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as “swaptions.” A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed upon terms.

Certain swap agreements into which the Fund or a Portfolio Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, the Fund’s or Portfolio Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “Net Amount”). The risk of loss with respect to swaps consists of the Net Amount of the payments that the Fund or Portfolio Fund is contractually obligated to make. If the other party to a swap defaults, the Fund’s or Portfolio Fund’s risk of loss consists of the Net Amount of the payments that the Fund or Portfolio Fund contractually is entitled to receive.

Distressed securities

The Fund or a Portfolio Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Fund of the security in respect to which such distribution was made.

Additional methods of investing in Portfolio Funds

The Fund will typically invest directly in a Portfolio Fund by purchasing an interest in such Portfolio Fund. There may be situations, however, where a Portfolio Fund is not open or available for direct investment by the Fund or where the Adviser elects for other reasons to invest indirectly in a Portfolio Fund (including, without limitation, restrictions of the Investment Company Act). On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to a Portfolio Fund, the Fund may invest in a Portfolio Fund indirectly, such as by purchasing a structured note or entering into a swap or other contract paying a return tied to the return of a Portfolio Fund. In the case of a structured note or a swap, a counterparty would agree to pay to the Fund a return based on the return of the Portfolio Fund, in exchange for consideration paid by the Fund equivalent to the cost of purchasing an ownership interest in the Portfolio Fund. Indirect investment through a swap or similar contract in a Portfolio Fund carries with it the credit risk associated with the counterparty. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Fund’s investment. There can be no assurance that the Fund’s indirect investment in a Portfolio Fund will have the same or similar results as a direct investment in the Portfolio Fund, and the Fund’s value may decrease as a result of such indirect investment. When the Fund makes an indirect investment in a Portfolio Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Portfolio Fund, such investment by the Fund may be subject to additional regulations.

Cybersecurity risk

The Fund and its service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Fund, the Adviser, financial intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber security breaches may interfere with the processing of Member transactions, impact the Fund’s ability to calculate its net asset value, cause the release of private Member information or confidential business information, impede investment activities, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for Portfolio Funds and for the issuers of securities in which the Fund or a Portfolio Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund to lose value.

BOARD OF MANAGERS AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s amended and restated limited liability company agreement (“LLC Agreement”). The Board has overall responsibility for the management and supervision of the business affairs of the Fund on behalf of its Members, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The members of the Board (each, a “Manager”) are not required to contribute to the capital of the Fund or to hold interests therein. A majority of Managers of the Board are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Managers”).

The identity of Managers and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Managers serve on the Board for terms of indefinite duration. A Manager’s position in that capacity will terminate if the Manager is removed or resigns or, among other events, upon the Manager’s death, incapacity, retirement or bankruptcy. A Manager may resign upon written notice to the other Managers, and may be removed either by (i) the vote of at least two-thirds of the Managers not subject to the removal vote or (ii) the vote of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members of the Fund. In the event of any vacancy in the position of a Manager, the remaining Managers of the Fund may appoint an individual to serve as a Manager so long as immediately after the appointment at least two-thirds of the Managers of the Fund then serving have been elected by the Members of the Fund. The Board may call a meeting of the Members to fill any vacancy in the position of a Manager of the Fund, and must do so if the Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board.

The Board believes that each of the Managers’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Managers lead to the conclusion that each Manager should serve in such capacity. Among the attributes common to all Managers is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Managers, the Adviser, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Managers. A Manager’s ability to perform his or her duties effectively may have been attained through the Manager’s business, consulting, and public service work; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Manager. Specific details regarding each Manager’s principal occupations during the past five years are included in the tables below. See “Board of Managers and officers—Independent Managers” and “Board of Managers and Officers—Interested Managers and Officers.”

James F. Munsell

Mr. Munsell has been a Manager since the Fund’s inception. Mr. Munsell has more than 40 years of legal and business experience.

L. Randolph Hood

Mr. Hood has been a Manager since the Fund’s inception. Mr. Hood has more than 40 years of business experience.

Stephen G. Ryan

Mr. Ryan has been a Manager since the Fund’s inception. Mr. Ryan has more than 35 years of business, accounting and academic experience.

Thomas M. Fortin

Mr. Fortin has been a Manager since October 2024. Mr. Fortin has more than 35 years of business experience.

Robert M. Collins

Mr. Collins has been a Manager since the Fund’s inception. Mr. Collins has over 23 years of industry experience.

Independent Managers

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS** HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER***
James F. Munsell Year of Birth: 1941 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chairman and Manager	Since inception	Senior Counsel, Cleary Gottlieb Steen & Hamilton LLP (2001-Present); Senior Managing Director, Brock Capital Group LLC (2008-2023).	3
L. Randolph Hood Year of Birth: 1956 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Manager	Since inception	Retired; Managing Director and Chief Investment Officer (CIO Emeritus from 2014), ERISA Plans, Prudential Insurance Company of America (2002-2015).	3
Stephen G. Ryan Year of Birth: 1959 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Manager	Since inception	Professor of Accounting, Stern School of Business, New York University (1995-Present).	3
Thomas M. Fortin Year of Birth: 1963 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Manager	Since 2024	Retired; Managing Partner and Chief Operating Officer (2017 – 2021), Managing Partner and Chief Information Officer (2021 – 2024), of iCapital, Inc. (2017 – 2024).	3

*	Each Manager serves an indefinite term, until his or her successor is elected.

**	Includes any company with a class of securities registered pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered under the Investment Company Act.

***	The Fund Complex consists of the Fund, Partners Group Growth, LLC and Partners Group Private Equity (Master Fund), LLC.

Interested Managers and Officers

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS** HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER OR OFFICER***
Robert Collins(1) Year of Birth: 1976 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Manager; President	Indefinite length—since inception	Partner, Partners Group (2021-Present); Partners Group (2005-Present).	3
Brian J. Igoe Year of Birth: 1986 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chief Financial Officer	Indefinite length—since inception	Partners Group (2015-Present).	3
Daniel Whitcomb Year of Birth: 1972 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chief Compliance Officer	Indefinite length—since 2025	Manager, DJ Whitcomb LLC (2015-Present).	3
Vilma DeVooght Year of Birth: 1977 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Secretary	Indefinite length—since inception	Senior Compliance Officer, Partners Group (USA) Inc. (2021 - Present); Senior Counsel, ALPS Fund Services, Inc. (2014-2021).	3
Helen Flood Year of Birth: 1983 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chief Operating Officer	Indefinite length—since inception	Partners Group (2014-Present)	3

*	Each Manager serves an indefinite term, until his or her successor is elected.

**	Includes any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered under the Investment Company Act.

***	The Fund Complex consists of the Fund, Partners Group Growth, LLC and Partners Group Private Equity (Master Fund), LLC.

(1)	Mr. Collins is deemed an “interested person” of the Fund due to his position as a Partner of the Adviser.

Leadership structure and oversight responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the LLC Agreement. The Board is currently composed of four Managers, three of whom are Independent Managers. The Board will meet in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person, virtual or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Managers have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Managers will meet with their independent legal counsel in-person prior to and during each quarterly in-person board meeting. As described below, the Board has established an audit committee (the “Audit Committee”), and a nominating committee (the “Nominating Committee”) and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed James F. Munsell, an Independent Manager, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, other service providers, counsel and other Managers generally between meetings. The Chairman serves as a key point person for dealings between management and the Managers. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Managers and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board will require senior officers of the Fund, including the President, Chief Financial Officer and Chief Compliance Officer, and the Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee will also receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s distributor, sub-administrator and securities lending counterparty. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Board of Managers

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. The Audit Committee has selected Stephen G. Ryan, an Independent Manager, to serve in the role of Chairman of the Audit Committee. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Managers. The Audit Committee met three times during the fiscal year ended March 31, 2025.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Managers of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Members for election. The Nominating Committee has selected L. Randolph Hood, an Independent Manager, to serve in the role of Chairman of the Nominating Committee. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Members and evaluate them both in a similar manner, as long as the recommendation submitted by a Member includes at a minimum: the name, address and telephone number of the recommending Member and information concerning the Member’s interests in the Fund in sufficient detail to establish that the Member held Units on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a manager. The Nominating Committee may solicit candidates to serve as managers from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Managers. The Nominating Committee met three times during the fiscal year ended March 31, 2025.

Manager ownership of securities

For each Manager, the dollar range of equity securities beneficially owned by the Manager in the Fund and in the family of investment companies (including all of the registered investment companies advised by the Adviser) as of March 31, 2025, is set forth in the table below.

NAME OF MANAGER	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY MANAGER IN FAMILY OF INVESTMENT COMPANIES(1)
Independent:
James F. Munsell	N/A	Over $ 100,000
L. Randolph Hood	Over $ 100,000	Over $ 100,000
Stephen G. Ryan	N/A	Over $ 100,000
Thomas M. Fortin	N/A	Over $ 100,000
Interested:
Robert M. Collins	Over $ 100,000	Over $ 100,000

(1)	Consists of the Fund, Partners Group Growth, LLC and Partners Group Private Equity (Master Fund), LLC

As of September 30, 2025, the Managers and officers of the Fund, as a group, owned less than 1% of the Unites of the Fund.

Independent Manager ownership of securities of the Adviser

As of the date of this SAI, none of the Independent Managers (or their immediate family members) owned securities of the Adviser or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Adviser.

Manager compensation

In consideration of the services rendered by the Independent Managers, the Fund will pay each Independent Manager an annual fee of $30,000. In addition, the Fund will pay an additional fee of $10,000 per year to (i) the Chairman of the Board (Mr. Munsell), (ii) the Chairman of the Audit Committee (Mr. Ryan) and (iii) the Chairman of the Nominating Committee (Mr. Hood). The Managers do not receive any pension or retirement benefits. Interested Managers are not compensated by the Fund.

The following table sets forth certain information regarding the compensation of the Funds’ Managers for the relevant fiscal year.

NAME OF MANAGER	AGGREGATE COMPENSATION FROM THE FUND		TOTAL COMPENSATION FROM FUNDS AND FUND COMPLEX PAID TO MANAGERS[1]
James F. Munsell		$40,000		$242,500
Lewis R. Hood, Jr.		$40,000		$242,500
Stephen G. Ryan		$40,000		$242,500
Thomas M. Fortin		$$17,500		$115,000
Robert M. Collins[2]	$	N/A	$	N/A

[1]	The total estimated compensation for a full calendar year to be paid by the Fund Complex for services provided by each Independent Manager.
[2]	Mr. Collins is an Interested Manager.

CODE OF ETHICS

The Fund and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund and the Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC. The codes of ethics are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Adviser

Partners Group (USA) Inc. (the “Adviser”), a Delaware corporation, serves as the investment adviser to the Fund. The Adviser is registered with the SEC under the Investment Advisers Act of 1940 (the “Advisers Act”). Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, the Adviser is responsible for the management and operation of the Fund and the investment of the Fund’s assets. The Adviser provides such services to the Fund pursuant to the investment management agreement (the “Investment Management Agreement”). In rendering investment advisory services to the Fund, the Adviser uses certain personnel (“Shared Personnel”) of Partners Group AG and certain services of Partners Group AG, including research, trading and other administrative services (“Other Services”). Partners Group AG is a foreign (non-U.S.) affiliate of the Adviser that is an exempt reporting adviser under the Advisers Act. The Shared Personnel and Other Services are provided through a “participating affiliate” arrangement, as that term is used in relief granted by the staff of the SEC allowing U.S. registered investment advisers to use portfolio management or research resources of advisory affiliates subject to the regulatory supervision of the registered investment adviser. Under the participating affiliate arrangement, Partners Group AG is considered a “participating affiliate” of the Adviser, and certain employees of Partners Group AG are considered “associated persons” of the Adviser (as that term is defined in the Advisers Act).

The Investment Management Agreement became effective as of December 31, 2023 and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board, and (ii) the vote of a majority of the Independent Managers of the Fund, cast in person at a meeting called for the purpose of voting on such approval. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement is available in the Fund’s annual report to Members for the period ended March 31, 2025.

The Investment Management Agreement provides that, in the absence of willful misfeasance or gross negligence of its obligations to the Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance or gross negligence of its obligations to the Fund. Such indemnification includes losses sustained by the Adviser or its affiliates as an indemnitor under any sub-servicing or other agreement entered into by the Adviser for the benefit of the Fund to the extent that such losses relate to the Fund and the indemnity giving rise to the losses is not broader than that granted by the Fund to the Adviser or its affiliates pursuant to the Investment Management Agreement. The Fund has the right to consent before the Adviser settles or consents to the settlement of a claim involving such indemnitor losses (but such consent right will not affect the Adviser’s entitlement to indemnification).

The Fund pays the Investment Management Fee to the Adviser in consideration of the advisory and other services provided by the Adviser to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Adviser a monthly Investment Management Fee equal to 1.25% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. For purposes of calculating the Investment Management Fee, a commitment is defined as a contractual obligation to acquire an interest in, or provide the total commitment amount over time to, a Portfolio Fund, when called by the Portfolio Fund. The Investment Management Fee is paid to the Adviser out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. “Net asset value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that, for purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. The Investment Management Fee will be computed as of the last day of each month, and will be due and payable in arrears within fifteen business days after the end of the month.

In addition, at the end of each calendar quarter (and at certain other times), the Adviser will be entitled to receive an amount (the “Incentive Fee”) equal to 15% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). The Fund maintains a memorandum account (the “Loss Recovery Account”), which had an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Members in the Fund will benefit from the Loss Recovery Account in proportion to their holdings of Units. For the fiscal years ended March 31, 2024 and March 31, 2025, the Fund incurred $317,605, and $2,249,234, respectively, in Incentive Fees.

The Adviser, at its expense, pays the Placement Agent a fee for certain distribution-related services, including licensing employees of the Adviser as registered representatives of the Placement Agent to facilitate marketing of Units to financial intermediaries.

The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses (excluding taxes, interest, brokerage commissions, certain transaction related expenses, extraordinary expenses, the Incentive Fee, and any acquired fund fees and expenses) do not exceed 3.15% on an annualized basis with respect to Class A Units, 2.55% on an annualized basis with respect to Class S Units and 2.30% on an annualized basis with respect to Class I Units, 2.30% on an annualized basis with respect to Class M (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit. The Expense Limitation and Reimbursement Agreement automatically renews for consecutive one-year terms so long as the Adviser or an affiliate of the Adviser serves as the Fund’s investment manager. The Expense Limitation and Reimbursement Agreement may be terminated by the Adviser or the Fund upon thirty days’ written notice to the other party.

The Portfolio Management Team

The personnel of the Adviser who currently have primary responsibility for the day-to-day management of the Fund’s portfolio (the “Portfolio Management Team”) are:

Todd Bright, Partner, Co-Head of Private Infrastructure Americas

Todd Bright is Co-Head of Private Infrastructure in the Americas. He is a member of Partners Group’s private infrastructure investment committee and valuation committee. He has over 32 years of industry experience. Prior to joining Partners Group in 2014, he worked at Denham Capital, Conectiv Energy, Equinor (f/k/a Statoil), and Enron. He holds a BS in Business Administration from the University of Richmond and an MBA from George Washington University.

Robert M. Collins, Partner, Head of U.S. Private Wealth

Robert Collins is Head of Private Wealth US and a member of the Global Executive Board. He leads Partners Group’s U.S. private wealth and defined contribution practice and is President, Portfolio Manager and Member of the Board of Managers of Partners Group Private Equity (Master Fund), LLC. He also chairs the Adviser’s Investment Committee. Robert joined the firm in 2005 as a member of the Private Equity investment team and has over 25 years of industry experience. Prior to joining Partners Group, he worked at UBS Warburg and Salomon Smith Barney. Robert holds an MBA from the Johnson School at Cornell University, where he was a Roy H. Park Leadership Fellow, and a BA from Tulane University, where he majored in economics and history. He is a CFA charterholder.

Robin Shelley, Managing Director, Private Equity Partnership Investments

Robin Shelley is a Managing Director on the Private Equity Partnership Investments team of Partners Group in New York. He is a member of the PG USA, Private Equity secondaries, and Private Equity co-investments investment committees and serves on the Board of Directors of the firm’s impact foundation. He has been with Partners Group since 2012 and has over 16 years of industry experience. Prior to joining the firm, he worked in private equity at a family office in Geneva and in M&A at Hawkpoint Partners in London. He holds a BSc in Economics from the University of Bristol.

Thomas Stein, Partner, Head Private Credit Americas

Thomas Stein is Head of Private Credit in the Americas, based in New York. He is a member of the Global Investment Committee and Co-Chairman of the Global Private Credit Investment Committee. He has over 30 years of industry experience. Prior to joining Partners Group in 2018, he worked at Guggenheim, Goldman Sachs, Wells Fargo, and Bank of America. He holds an MBA from the University of Chicago Booth School of Business in Illinois, USA and a bachelor’s degree in economics from the University of Santa Clara, California, USA.

Adam Howarth, Partner, Portfolio Management Americas

Adam Howarth is Regional Head of Portfolio Management for the Americas, based in Denver. He was previously the Co-Head Private Equity Integrated Investments Americas. He is also a member of Partners Group’s private equity integrated investment committee. He has been with Partners Group since 2007 and has over 20 years of industry experience. Prior to joining Partners Group, he worked at HarbourVest Partners, LLC. He holds a BA from Trinity College and an MBA from the New York University Stern School of Business.

Ron Lamontagne, Managing Director, Co-Head Private Real Estate Americas

Ron Lamontagne is Regional Head of the Private Real Estate Americas business unit, based in New York. He is a member of Partners Group’s private real estate directs investment committee. He has over 30 years of industry experience. Prior to joining Partners Group in 2015, he worked at GE Capital Real Estate where he had numerous roles including equity and debt originations, asset management, loan modifications, property dispositions and risk management. He holds an MBA in finance and marketing from the New York University Stern School of Business.

Sujit John, Managing Director, Private Equity Health & Life

Sujit John is part of the Private Equity Health and Life business unit, based in New York. He is a member of the Adviser's Investment Committee and the Health and Life Vertical Investment Committee. He is also a member of the Board of Directors of the firm's portfolio companies Axia Women’s Health, LLC, Blue River PetCare and PCI Pharma Services. He has been with Partners Group since 2012 and has 20 years of industry experience. Prior to joining Partners Group, he worked at WestView Capital Partners, Arlington Capital Partners and Citigroup Global Markets. He holds a bachelor’s degree in management from Boston College, Massachusetts, USA.

Anthony Shontz, Partner, Global Head Private Equity Partnership Investments

Anthony Shontz is Global Head of Private Equity Partnership Investments. He is a member of Partners Group’s private equity partnership investment committee as well as the global investment committee. He has been with Partners Group since 2007 and has over 20 years of industry experience. Prior to joining Partners Group, he worked at Pacific Private Capital and Prudential Capital Group. He holds an MBA from the Kellogg School of Management at Northwestern University and an undergraduate degree from Brigham Young University.

Benjamin Lorenz, Senior Portfolio Manager, Liquid Private Markets

Benjamin Lorenz is Benjamin Lorenz is a voting member of the Liquid Private Markets investment committee, based in Zug, Switzerland. He has been with Partners Group since 2011. He holds a master’s degree in business administration from the University of Mannheim, Germany.

Lorenzo Papi, Portfolio Manager, Liquid Private Markets

Lorenzo Papi is a voting member of the Liquid Private Markets investment committee, based in Zug, Switzerland. He has been with Partners Group since 2018. Prior to joining Partners Group, he worked at Duff & Phelps. He holds a Master’s degree from the University of Cambridge, Cambridge (UK).

Other accounts managed by the Portfolio Management Team

The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s Portfolio Management Team and assets under management in those accounts as of March 31, 2025.

NAME OF PORTFOLIO MANAGEMENT TEAM MEMBER	NUMBER OF OTHER ACCOUNTS MANAGED AND TOTAL VALUE OF ASSETS BY ACCOUNT TYPE FOR WHICH THERE IS NO PERFORMANCE-BASED FEE:			NUMBER OF OTHER ACCOUNTS AND TOTAL VALUE OF ASSETS FOR WHICH ADVISORY FEE IS PERFORMANCE-BASED:
	Registered investment companies	Other pooled investment vehicles	Other accounts	Registered investment companies	Other pooled investment vehicles	Other accounts
Robert M. Collins	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.	16 pooled investment vehicles with a value of $5.5 billion.	41 accounts with a value of $5.5 billion.
Tom Stein	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.	16 pooled investment vehicles with a value of $5.5 billion.	41 accounts with a value of $5.5 billion.
Adam Howarth	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.	16 pooled investment vehicles with a value of $5.5 billion.	41 accounts with a value of $5.5 billion.
Robin Shelley	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.	16 pooled investment vehicles with a value of $5.5 billion.	41 accounts with a value of $5.5 billion.
Sujit John	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.	16 pooled investment vehicles with a value of $5.5 billion.	41 accounts with a value of $5.5 billion.
Anthony Shontz	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.	16 pooled investment vehicles with a value of $5.5 billion.	41 accounts with a value of $5.5 billion.

NAME OF PORTFOLIO MANAGEMENT TEAM MEMBER	NUMBER OF OTHER ACCOUNTS MANAGED AND TOTAL VALUE OF ASSETS BY ACCOUNT TYPE FOR WHICH THERE IS NO PERFORMANCE-BASED FEE:			NUMBER OF OTHER ACCOUNTS AND TOTAL VALUE OF ASSETS FOR WHICH ADVISORY FEE IS PERFORMANCE-BASED:
	Registered investment companies	Other pooled investment vehicles	Other accounts	Registered investment companies	Other pooled investment vehicles	Other accounts
Todd Bright	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.	16 pooled investment vehicles with a value of $5.5 billion.	41 accounts with a value of $5.5 billion.
Ron Lamontagne	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.	16 pooled investment vehicles with a value of $5.5 billion.	41 accounts with a value of $5.5 billion.
Benjamin Lorenz	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.*	16 pooled investment vehicles with a value of $5.5 billion.*	0 accounts
Lorenzo Papi	0 accounts	0 accounts	0 accounts	2 Registered investment companies with a value of $16.5 billion.*	16 pooled investment vehicles with a value of $5.5 billion.*	0 accounts

*	Only the listed portions of the relevant registered investment company’s or pooled investment vehicle’s portfolios are managed by this member.

Conflicts of interest

Members of the Portfolio Management Team are involved in the management of other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles. Members of the Portfolio Management Team may manage separate accounts or other pooled investment vehicles that may have materially higher or different fee arrangements than the Fund and may also be subject to performance-based fees. The side-by-side management of these separate accounts and pooled investment vehicles may raise potential conflicts of interest relating to cross trading and the allocation of investment opportunities.

The Adviser has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. The Adviser seeks to provide best execution of all securities transactions and to allocate investments to client accounts in a fair and reasonable manner. To this end, the Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Compensation of the Portfolio Management Team

The Adviser is a wholly-owned subsidiary of Partners Group Holding AG (“Partners Group Holding”) and an affiliate of Partners Group AG, the principal operating subsidiary of Partners Group Holding. Partners Group Holding is a listed company with major ownership by its employees. The ownership structure is designed to motivate and retain employees.

The Portfolio Management Team and other employees of the Adviser are compensated with a fixed annual salary, which is typically supplemented by an annual bonus based on individual and team-based performance. Key professionals, including the Portfolio Management Team, are additionally compensated through equity participation in Partners Group Holding.

This equity ownership is structured in a manner designed to provide for long-term continuity. Accordingly, the vesting parameters of equity incentives are rather stringent. Any equity or option holder intending to leave the firm has the obligation to render his or her unvested interest back to the company, either in the form of equity shares or options depending upon the extent of ownership interest. As a result, the Adviser believes that members of the Portfolio Management Team have a strong interest to remain with the firm over the long term.

Portfolio Management Team’s ownership of Units of the Fund

NAME OF MEMBER	DOLLAR RANGE OF UNITS BENEFICIALLY OWNED BY PORTFOLIO MANAGEMENT TEAM MEMBER[1]
Robert M. Collins	$100,001 to $500,000
Tom Stein	None
Adam Howarth	None
Robin Shelley	None
Sujit John	None
Anthony Shontz	None
Todd Bright	None
Ron Lamontagne	None
Benjamin Lorenz	None
Lorenzo Papi	None

[1]	As of the date of this SAI.

BROKERAGE

It is the policy of the Fund to obtain the best results in connection with effecting its portfolio transactions taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. In most instances, the Fund will purchase interests in a Portfolio Fund directly from the Portfolio Fund, and such purchases by the Fund may be, but are generally not, subject to transaction expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions (including investments in Portfolio Funds by the Fund) may be subject to expenses. The Fund contemplates that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Fund may be conducted through affiliates of the Adviser as permitted under the Investment Company Act. The Fund will have no direct or indirect control over the brokerage or portfolio trading policies employed by the Portfolio Fund Managers.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

PricewaterhouseCoopers LLP, of 2121 North Pearl Street, Dallas, TX, 75201 has been selected as independent registered public accountants for the Fund and in such capacity will audit the Fund’s annual financial statements and financial highlights.

Clifford Chance US LLP, of 31 West 52nd Street, New York, New York 10019, serves as counsel to the Adviser and Faegre Drinker Biddle & Reath LLP, of One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and Independent Managers.

CUSTODIAN, ADMINISTRATOR AND PLACEMENT AGENT

State Street Bank and Trust Company (the “Custodian”) serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act. Assets of the Fund and Portfolio Funds are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 100 Summer Street, Boston, MA 02116. The Custodian also serves as the Fund’s administrator.

Foreside Fund Services, LLC (the “Placement Agent”) acts as Placement Agent to the Fund on a best-efforts basis, subject to various conditions, pursuant to a Private Placement Agency Agreement between the Fund and the Placement Agent. The Placement Agent’s principal business address is Three Canal Plaza, Portland, Maine 04101.

CALCULATION OF NET ASSET VALUE

The Fund will calculate the net asset value of each class of Units as of the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”). In determining its net asset value, the Fund will value its investments as of the relevant Determination Date. The net asset value of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund (including the net asset value of each class of Units), less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date. The net asset values of Class A Units, Class S Units and of Class I Units and Class M Units will be calculated separately based on the fees and expenses applicable to each class. It is expected that the net asset value of Class A Units, Class S Units, Class I Units and Class M Units will vary over time as a result of the differing fees and expenses applicable to each class.

PROXY VOTING POLICIES AND PROCEDURES

The Fund invests substantially all of its investable assets in (i) direct investments in the equity, debt and/or related investments of operating companies, (ii) primary and secondary investments in Portfolio Funds managed by Portfolio Fund Managers and (iii) liquid investments, including, but not limited to, listed private equity investments, business development companies, BSLs, CLOs and other listed investments. The Fund’s investments do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is expected to be substantially less than that encountered in connection with registered equity securities. To the extent that the Fund receives notices or proxies from Portfolio Funds (or receives proxy statements or similar notices in connection with any other portfolio securities), the Fund has delegated proxy voting responsibilities with respect to the Fund’s portfolio securities to the Adviser.

In accordance with the proxy voting policy, the Adviser generally handles proxy proposals as set forth below, provided that the Adviser may deviate from such general guidelines if it reasonably determines that doing so is in the best interest of shareholders/interest holders in a particular case.

The Adviser will generally vote in support of management’s nominees for the board of directors, and in favor of proposals that support board independence. Similarly, the Adviser will generally support the recommendation of the relevant board of directors. The Adviser generally supports proposals designed to maintain or enhance shareholder/interest holder rights and/or value, such as (i) management proposals for approval of stock/interest repurchase programs or stock splits (including reverse splits) and (ii) proposals supporting shareholder/interest holders rights (a) to vote on shareholder/interest holder rights plans (poison pills), (b) to remove supermajority voting provisions and/or (c) to call special meetings and to act by written consent.

The Adviser generally does not support obstacles erected by corporations to prevent mergers or takeovers, as it considers that such actions may depress the corporation’s marketplace value. Accordingly, the Adviser generally votes against management on proposals such as (i) anti-takeover and related provisions that serve to prevent the majority of shareholder/interest holders from exercising their rights or effectively deter appropriate tender offers and other offers, (ii) shareholder/interest holder rights plans (poison pills) that allow the board of directors to block appropriate offers to shareholder/interest holders or which trigger provisions preventing legitimate offers from proceeding, (iii) reincorporation in a jurisdiction which has more stringent anti-takeover and related provisions, (iv) change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements which benefit management and would be costly to shareholder/interest holders if triggered and (v) establishment of classified boards of directors.

In addition, the Adviser generally votes against management on proposals such as the following, which have potentially substantial financial or best interest impact:(i) capitalization changes that add “blank check” classes of stock or classes that dilute the voting interests of existing shareholder/interest holders, (ii) amendments to bylaws which would require super-majority shareholder/interest holder votes to pass or repeal certain provisions, (iii) elimination of shareholder/interest holders’ right to call special meetings, (iv) excessive compensation, (v) “other business as properly comes before the meeting” proposals which extend “blank check” powers to those acting as proxy and (vi) proposals requesting re-election of insiders or affiliated directors who serve on audit, compensation, and nominating committees.

The Adviser evaluates mergers and acquisitions on a case-by-case basis, and will use its discretion to vote in a manner that it believes will maximize shareholder/interest holder value.

The Adviser is generally in favor of properly constructed equity-based compensation arrangements. The Adviser will support proposals that provide management with the ability to implement compensation arrangements that are both fair and competitive. However, the Adviser may oppose management proposals that could potentially significantly dilute shareholder/interest holders’ ownership interests in the corporation, or which it considers unreasonable.

With respect to the wide variety of corporate and social policy issues for which voting may be required, the Adviser generally supports proposals that are designed to enhance the economic value of the issuer, provided such policies are not inconsistent with the principles of socially responsible investing adopted by the Adviser.

Matters arising in respect of Portfolio Fund investments or direct investments (such as proposed changes in partnership agreements, loan agreements, etc.), will be considered on a case-by-case basis. The Adviser will vote on such matters in a manner that is consistent with general policy and principles outlined above. The basis for the voting decision, including the basis for the determination that the decision is in the best interests of the Adviser’s clients, shall be formalized in writing.

The Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filings, once available, will be available: (i) without charge, upon request, by calling the Fund at 1-877-591-4656 or (ii) by visiting the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL MEMBERS

As of September 30, 2025, Partners Group Finance (USD) AG owned 82.3% of the outstanding interests of the Fund. The address of Partners Group Finance (USD) AG is c/o Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th floor, New York, NY 10036.

FINANCIAL STATEMENTS

The Fund’s audited financial statements for the annual period ended March 31, 2025, have been audited by the Fund’s independent public accounting firm and are incorporated by reference to the Fund’s annual report (the “Annual Report”) filed electronically with the SEC on Form N-CSR on June 9, 2025 and amended on June 13, 2025. The Fund’s unaudited financial statements for the semi-annual period ended September 30, 2025 are also incorporated by reference to the Fund’s semi-annual report (the “Semi-Annual Report”) filed electronically with the SEC on Form N-CSR on December 9, 2025. No other parts of the Annual Report or Semi-Annual Report are incorporated herein. The Annual Report and Semi-Annual Report are available upon request and without charge by writing to the Fund, c/o Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, or by calling 1-877-748-7209.

PART C:

OTHER INFORMATION

Partners Group Next Generation Infrastructure, LLC (the “Registrant”)

Item 25. Financial Statements and Exhibits

(1)	Financial Statements:

The audited financial statements for the fiscal year ended March 31, 2025, and related Report of the Independent Registered Public Accounting Firm, and unaudited financial statement for the semi-annual period ended September 30, 2025, are incorporated by reference to the Fund’s Annual Report and Semi-Annual Report, respectively.

(2)	Exhibits

(a)(1)	Limited Liability Company Agreement is incorporated by reference to Exhibit (a)(1) of the Registrant’s registration statement previously filed on February 14, 2024.

(a)(2)	Amended and Restated Limited Liability Company Agreement is incorporated by reference to Exhibit (a)(2) of the Registrant’s registration statement previously filed on February 14, 2024.

(a)(3)	Certificate of Formation is incorporated by reference to Exhibit (a)(3) of the Registrant’s registration statement previously filed on February 14, 2024.

(b)	Not applicable.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(2).

(e)	Dividend Reinvestment Plan is incorporated by reference to Exhibit (e) of the Registrant’s registration statement previously filed on February 14, 2024.

(f)	Not applicable.

(g)	Investment Management Agreement is incorporated by reference to Exhibit (g) of the Registrant’s registration statement previously filed on February 14, 2024.

(g)(1)	Investment Management Fee Waiver Agreement is filed herewith.

(h)(1)	Placement Agency Agreement is incorporated by reference to Exhibit (h)(1) of the Registrant’s registration statement previously filed on June 21, 2024.

(h)(2)	Amended and Restated Distribution and Services Plan is filed herewith.

(i)	Not applicable.

(j)	Master Custodian Agreement is incorporated by reference to Exhibit (j) of the Registrant’s registration statement previously filed on February 14, 2024.

(k)(1)	Master Administration Agreement is incorporated by reference to Exhibit (k)(1) of the Registrant’s registration statement previously filed on February 14, 2024.

(k)(1)(i)	Form of Amendment to Master Administration Agreement is filed herewith.

(k)(2)	Transfer Agency and Service Agreement is incorporated by reference to Exhibit (k)(2) of the Registrant’s registration statement previously filed on February 14, 2024.

(k)(2)(i)	Form of Amendment to Transfer Agency and Service Agreement is filed herewith.

(k)(3)	Amended and Restated Expense Limitation and Reimbursement Agreement is filed herewith.

(k)(4)	Amended and Restated Rule 18f-3 Plan is filed herewith.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Subscription Agreement is incorporated by reference to Exhibit (p) of the Registrant’s registration statement previously filed on February 14, 2024.

(q)	Not applicable.

(r)(1)	Code of Ethics of the Registrant is incorporated by reference to Exhibit (r)(1) of the Registrant’s registration statement previously filed on February 14, 2024.

(r)(2)	Code of Ethics of Partners Group (USA) Inc. is filed herewith.

(s)	Not applicable.

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$408,000
Printing fees	$25,000
Blue Sky fees	$18,500
Accounting fees	$109,050
Total	$560,550

Item 28. Persons Controlled by or Under Common Control With Registrant

The Board of Managers of the Fund is identical or substantially identical to the board of managers of certain other pooled investment vehicles (“Other Funds”). In addition, the officers of the Other Funds are substantially identical. Nonetheless, the Fund takes the position that it is not under common control with the Other Funds since the power residing in the respective boards and officers arises as a result of an official position with the respective funds.

Item 29. Number of Holders of Securities

Title of Class	Number of Record Holders*
Shares of Limited Liability Company Interests
Class A	6
Class S	15
Class I	70
Class M**	0

*	As of September 30, 2025.
**	Class M Units were not offered to investors prior to the date of the Memorandum.

Item 30. Indemnification

Section 3.7 of the LLC Agreement states:

Indemnification.

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law. Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b) Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(d) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(e) In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(g) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h) To the extent permitted by applicable law, the Adviser, the Placement Agent and the Administrator, and any other party serving as the investment adviser, the placement agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Investment Management Agreement, the Placement Agent Agreement, the Administration Agreement or any agreement between any such party and the Fund.

In addition, the Fund’s various agreements with its service providers provide for indemnification.

Item 31. Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Fund’s adviser, Partners Group (USA) Inc. (the “Adviser”) together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-68463), and is incorporated herein by reference.

Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant, (2) the Registrant’s Administrator, and (3) the Registrant’s counsel. The address of each is as follows:

1.	Partners Group Next Generation Infrastructure, LLC c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036

2.	State Street Bank and Trust Company 100 Summer Street Boston, MA 02111

3.	Faegre Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 23rd day of December, 2025.

Partners Group Next Generation Infrastructure, LLC

By:	/s/ Robert Collins
Name: Robert Collins
Title: President

By:	/s/ Brian Igoe
Name: Brian Igoe
Title: Chief Financial Officer

Exhibit Index

(g)(1)	Investment Management Fee Waiver Agreement
(h)(2)	Amended and Restated Distribution and Services Plan
(k)(1)(i)	Form of Amendment to Master Administration Agreement
(k)(2)(i)	Form of Amendment to Transfer Agency and Service Agreement
(k)(3)	Expense Limitation and Reimbursement Agreement
(k)(4)	Amended and Restated Rule 18f-3 Plan
(r)(2)	Code of Ethics of Partners Group (USA) Inc.